Exhibit 10.1

Execution Version

COMMITMENT AGREEMENT AND FIFTH AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS COMMITMENT AGREEMENT AND FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) is entered into as of October 3, 2017 (the “Closing Date”) but effective as of the Effective Date (as hereinafter defined in Section 6), by and among Ensco plc, an English public limited company (the “Parent”), Pride International LLC, a Delaware limited liability company and indirect wholly-owned Subsidiary of the Parent (collectively, the “Borrowers”), the Guarantor party hereto, the Existing Banks (as defined below), the New Banks (as defined below), Citibank, N.A., as administrative agent (the “Administrative Agent”), and the Issuing Banks.

PRELIMINARY STATEMENTS

WHEREAS, the Borrowers, the Banks, the Administrative Agent and the Issuing Banks are parties to that certain Fourth Amended and Restated Credit Agreement dated as of May 7, 2013 (as amended by the First Amendment dated as of September 30, 2014, the Second Amendment dated as of March 9, 2015, the Third Amendment dated as of July 1, 2016, the Extension Agreement dated as of October 4, 2016, and the Fourth Amendment dated as of December 15, 2016, and as the same may be further amended, restated, increased and extended, the “Credit Agreement”; capitalized terms used herein that are not defined herein and are defined in the Credit Agreement are used herein as defined in the Credit Agreement); and

WHEREAS, the Borrowers intend to, pursuant to Section 2.15(a) of the Credit Agreement and subject to the terms and conditions thereof, decrease the aggregate Commitments of the Banks that are party to the Credit Agreement immediately prior to this Fifth Amendment (each an “Existing Bank” and, collectively, the “Existing Banks”) on a pro rata basis in an aggregate amount equal to 15% of such aggregate Commitments; and

WHEREAS, immediately after giving effect to such reduction of Commitments pursuant to Section 2.15(a) of the Credit Agreement, the Borrowers intend to, pursuant to Section 2.19 of the Credit Agreement and subject to the terms and conditions thereof, increase the aggregate Commitments in an amount equal to $90,000,000, and in connection therewith, each of NIBC Bank N.V. and Skandinaviska Enskilda Banken AB (publ) (each, a “New Bank”, and, collectively, the “New Banks”), will become a Bank under the Credit Agreement such that after giving effect to the increase of the aggregate Commitments, the amounts of the Commitments of the Existing Banks and each New Bank shall be as set forth on the Commitment Schedule in Annex I attached hereto; and

WHEREAS, the Borrowers have requested that the Banks, the Administrative Agent and the Issuing Banks, immediately after giving effect to the reduction of Commitments pursuant to Section 2.15(a) of the Credit Agreement and the increase to Commitments pursuant to Section 2.19 of the Credit Agreement, each as set forth herein, modify the Credit Agreement, change certain terms thereof, and extend the maturity of certain Commitments thereunder, and the Administrative Agent, the Issuing Banks, and the Banks party hereto, which constitute the Majority Banks (after giving effect to the reduction of Commitments in Section 1 below and the increase of Commitments in Section 2 below), have agreed to do so subject to the terms and conditions of this Fifth Amendment; and

WHEREAS, the Borrowers, the Administrative Agent, the Banks party hereto, and the Issuing Banks wish to execute this Fifth Amendment to evidence such agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers, the Administrative Agent, the Banks, and the Issuing Banks party hereto hereby agree as follows:

Section 1.                                           Commitment Reduction for Existing Banks.

(a)                                 Pursuant to Section 2.15(a) of the Credit Agreement and upon the effectiveness of this Fifth Amendment pursuant to Section 6 below, the Parent hereby ratably and permanently reduces the aggregate Commitments of the Existing Banks from $2,250,000,000 to $1,912,500,000.

(b)                                 The parties to this Fifth Amendment hereby waive all notices required in connection with such partial, ratable reduction of Commitments of the Existing Banks pursuant to Section 2.15(a) of the Credit Agreement as described in this Section 1.

Section 2.                                           Commitment Increase; New Banks.

(a)                                 Pursuant to Section 2.19 of the Credit Agreement and upon the effectiveness of this Fifth Amendment (but after giving effect to Section 1 above), the aggregate Commitments of the Banks are hereby increased from $1,912,500,000 to $2,002,500,000, and such incremental Commitments shall be allocated entirely to the New Banks.  Each New Bank agrees and acknowledges that its Commitment shall, automatically and without further action, upon satisfaction of the conditions precedent set forth in Section 6, be in the amount set forth next to its name on the Commitment Schedule included in Annex I attached hereto.

(b)                                 The parties to this Fifth Amendment hereby waive all notices required in connection with such increase to the aggregate Commitments pursuant to Section 2.19 of the Credit Agreement as described in this Section 2.

(c)                                  Each New Bank is hereby added to the Credit Agreement as a Bank, and it agrees to be bound by all the terms and provisions of the Credit Agreement binding on a Bank.  Each New Bank (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 4.04 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fifth Amendment and become party to the Credit Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Issuing Banks, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any of the other Loan Documents or any other instrument or document; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion

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under the Loan Documents under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.  By their execution of this Fifth Amendment, the Parent, the Issuing Banks, and the Administrative Agent hereby consent to the addition of each New Bank, as and to the extent required under the Credit Agreement, including without limitation Section 2.19(a) of the Credit Agreement.

Section 3.                                           Amendments to Credit Agreement.  Upon the effectiveness of this Fifth Amendment (but after giving effect to Sections 1 and 2 above), each of (i) the Credit Agreement, (ii) the Pricing Schedule thereto, (iii) the Commitment Schedule thereto, (iv) Schedule 4.17 (Rigs) thereto, (v) Schedule 4.20 (Subsidiaries) thereto, (vi) Exhibit A (Notice of Borrowing), and (vii) Exhibit D (Compliance Certificate) thereto is hereby amended and restated in its entirety as set forth in Annex I attached hereto.  In addition, the Schedule II (Closing Date Rigs) that is included in Annex I attached hereto is hereby added as a Schedule to the Credit Agreement.

Section 4.                                           Reaffirmation of Guaranty.  The Guarantor hereby ratifies, confirms, acknowledges and agrees that its Obligations under the Guaranty to which it is a party are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (as such term may have been amended by this Fifth Amendment) in accordance with the terms of such Guaranty, and its execution and delivery of this Fifth Amendment does not indicate or establish an approval or consent requirement by the Guarantor under such Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 5.                                           Representations True; No Default.  Each of the Loan Parties represents and warrants that:

(a)                                 this Fifth Amendment has been duly authorized, executed and delivered on its behalf, and the Credit Agreement, as amended by this Fifth Amendment, and the other Loan Documents to which it is a party, constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity;

(b)                                 the representations and warranties of such Loan Party contained in Article IV of the Credit Agreement and in the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than (i) those representations and warranties that expressly relate to a specific earlier date, which representations and warranties were true and correct in all material respects as of such earlier date and (ii) those representations and warranties that are by their terms subject to a materiality qualifier, which representations and warranties are true and correct in all respects); and

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(c)                                  after giving effect to this Fifth Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

Section 6.                                           Effectiveness.  Subject to the last paragraph of this Section 6, this Fifth Amendment shall become effective, the Commitments shall be reduced as set forth in Section 1 above, the Commitments shall be increased as set forth in Section 2 above, and the Credit Agreement shall be amended as provided in Section 3 above, in each case on the date upon which all of the following conditions precedent have been satisfied:

(a)                                 the Administrative Agent (or its counsel) has received the following:

(i)                                     counterparts of this Fifth Amendment duly and validly executed and delivered by duly authorized officers of:

A.                                    each Loan Party;

B.                                    the Administrative Agent;

C.                                    each Issuing Bank;

D.                                    the Majority Banks (before giving effect to the reduction of Commitments in Section 1 above and the increase of Commitments in Section 2 above);

E.                                     the Majority Banks (after giving effect to the reduction of Commitments in Section 1 above and the increase of Commitments in Section 2 above); and

F.                                      Extending Banks (as defined in the Credit Agreement, after giving effect to this Fifth Amendment) holding at least $1,150,000,000 of aggregate Commitments (after giving effect to the reduction of Commitments in Section 1 above and the increase of Commitments in Section 2 above);

(ii)                                  favorable legal opinions from (i) Baker Botts L.L.P., as U.S. and U.K. counsel to the Loan Parties, and (ii) Mourant Ozannes, as Jersey counsel to Jersey FinCo, in each case, in such form and covering such matters as the Administrative  Agent may reasonably request;

(iii)                               a Note (or in the case of any Existing Bank, an amended and restated Note) payable to each requesting Bank in the amount of its Commitment (after giving effect to the reduction of Commitments in Section 1 above and the increase of Commitments in Section 2 above);

(iv)                              a certificate of each Loan Party dated as of the Closing Date signed by a director or Responsible Person of such Loan Party certifying (A)  resolutions adopted by the governing body of such Loan Party attached thereto approving or consenting to this Fifth Amendment and the transactions contemplated hereby, in each case evidencing any necessary company action, (B) the name and true signature of an agent or agents of such Loan Party authorized to sign each Loan Document to which such

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Loan Party is a party and any other documents to be delivered under the Loan Documents, (C) attached true, correct and complete copies of the Bylaws and Articles of Incorporation (or corresponding organizational documents) of such Loan Party and (D) copies of all governmental approvals, if any, necessary for each Borrower to enter into this Fifth Amendment;

(v)                                 a certificate of the Parent dated as of the Closing Date signed by a Responsible Person of the Parent certifying that, before and after giving effect to this Fifth Amendment, (A) the representations and warranties contained in Article IV of the Credit Agreement and the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) as of such earlier date, and except that, for purposes of this Fifth Amendment, the representations and warranties contained in clauses (a) and (b) of Section 4.04 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (b) and (a), respectively, of Section 5.01 of the Credit Agreement, (B) there has been no Material Adverse Effect since December 31, 2016, and (C) no Default or Event of Default exists;

(vi)                              if the Effective Date occurs on a different date from the Closing Date, a certificate of each Loan Party dated as of the Effective Date signed by a director or Responsible Person of such Loan Party certifying (A)  resolutions adopted by the governing body of such Loan Party attached thereto approving or consenting to this Fifth Amendment and the transactions contemplated hereby, in each case evidencing any necessary company action, (B) the name and true signature of an agent or agents of such Loan Party authorized to sign each Loan Document to which such Loan Party is a party and any other documents to be delivered under the Loan Documents, (C) attached true, correct and complete copies of the Bylaws and Articles of Incorporation (or corresponding organizational documents) of such Loan Party and (D) copies of all governmental approvals, if any, necessary for each Borrower to enter into this Fifth Amendment;

(vii)                           if the Effective Date occurs on a different date from the Closing Date, a certificate of the Parent dated as of the Effective Date signed by a Responsible Person of the Parent certifying that, before and after giving effect to this Fifth Amendment, (A) the representations and warranties contained in Article IV of the Credit Agreement and the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) as of such earlier date, and except that, for purposes of this Fifth Amendment, the representations and warranties contained in clauses (a) and (b)

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of Section 4.04 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (b) and (a), respectively, of Section 5.01 of the Credit Agreement, (B) there has been no Material Adverse Effect since December 31, 2016, and (C) no Default or Event of Default exists;

(viii)                        evidence reasonably satisfactory to the Administrative Agent that the payoff and termination of the Amended and Restated Credit Agreement dated as of April 10, 2014, among Atwood Oceanics, Inc., Atwood Oceanics Worldwide Limited, the lenders party thereto and Nordea Bank AB, London Branch, as administrative agent, has been consummated such that all amounts outstanding thereunder have been paid, all commitments thereunder have been terminated, all letters of credit issued thereunder have been terminated, expired, cash collateralized or other arrangements acceptable to the applicable issuing bank with respect thereto have been made, as applicable, and all liens granted in connection therewith have been released;

(ix)                              evidence reasonably satisfactory to the Administrative Agent that all bonds, debentures, notes or similar instruments issued by Atwood Oceanics, Inc. have been fully redeemed, paid, or otherwise retired;

(x)                                 evidence reasonably satisfactory to the Administrative Agent that the acquisition of Atwood Oceanics, Inc. by the Parent has been consummated in accordance with the terms of the Agreement and Plan of Merger by and among Parent, Echo Merger Sub LLC and Atwood Oceanics, Inc., dated as of May 29, 2017; and

(xi)                              certificates of existence, good standing and qualification from appropriate state officials, or corresponding certificates or other documents from relevant officials or agencies, as the Administrative Agent reasonably requests with respect to each Loan Party;

(b)                                 the Borrowers shall have paid all fees, costs and expenses which are payable pursuant to Section 9.04 of the Credit Agreement or any other provision of a Loan Document to the extent invoiced prior to the Effective Date, or any fee letter or other written agreement executed in connection with this Fifth Amendment.

The “Effective Date” shall be the date on which all of the conditions precedent set forth in this Section 6 have been satisfied, but only to the extent such conditions have been satisfied by 5:00 p.m. (Eastern Time) on October 20, 2017 (the “Termination Date”).  If the Effective Date has not occurred by the Termination Date, then on the Termination Date, each of (a) the amendments to the Credit Agreement set forth in Section 3 above, (b) the reduction of Commitments in Section 1 above, (c) the increase in Commitments in Section 2 above, and (d) all other provisions of this Fifth Amendment shall be null and void and of no force and effect.

Section 7.                                           Miscellaneous Provisions.

(a)                                 From and after the execution, delivery, and effectiveness of this Fifth Amendment as set forth in Section 6 above, the Credit Agreement shall be deemed to be amended and modified as herein provided, and except as so amended and modified the Credit Agreement shall

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continue in full force and effect.  Each Loan Party hereby agrees and acknowledges that the Administrative Agent, the Issuing Banks, and the Banks require and will require strict performance by such Loan Party of all of its respective obligations, agreements and covenants contained in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party (including any action or circumstance which is prohibited or limited during the existence of a Default or Event of Default), and no inaction or action by the Administrative Agent, any Issuing Bank, or any Bank regarding any Default or Event of Default is intended to be or shall be a waiver thereof.  Each Loan Party hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to the Administrative Agent, any Issuing Bank, or any Bank in the Credit Agreement or in any other Loan Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

(b)                                 The Administrative Agent, the Issuing Banks, and the Banks hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Fifth Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, any Issuing Bank, or any Bank with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Bank, or any Bank to collect the full amounts owing to them under the Loan Documents.

(c)                                  The Credit Agreement and this Fifth Amendment shall be read and construed as one and the same instrument; provided that no provision of this Fifth Amendment may be waived or modified without the consent of all parties hereto.

(d)                                 Any reference in any of the Loan Documents to the Credit Agreement shall be a reference to the Credit Agreement as amended by this Fifth Amendment.

(e)                                  This Fifth Amendment is a Loan Document for purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of the representations, warranties, and covenants under this Fifth Amendment may be a Default or an Event of Default under the Loan Documents.

(f)                                   This Fifth Amendment shall be construed in accordance with and governed by the laws of the State of New York.

(g)                                  This Fifth Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(h)                                 The headings herein shall be accorded no significance in interpreting this Fifth Amendment.

Section 8.                                           Binding Effect.  This Fifth Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Banks, the Issuing Banks and the Administrative Agent and

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their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

ENSCO PLC

By:	/s/ Melissa Cougle
Name:	Melissa Cougle
Title:	Vice President and Treasurer

PRIDE INTERNATIONAL LLC

By:	/s/ Melissa Cougle
Name:	Melissa Cougle
Title:	President

GUARANTOR:

ENSCO JERSEY FINANCE LIMITED

By:	/s/ Jon Baksht
Name:	Jon Baksht
Title:	Director

Signature Page to Fifth Amendment (Ensco)

ADMINISTRATIVE AGENT:

CITIBANK, N.A., as Administrative Agent

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Vice President

BANKS AND ISSUING BANKS:

CITIBANK, N.A., as an Extending Bank and an Issuing Bank

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Vice President

Signature Page to Fifth Amendment (Ensco)

DNB CAPITAL LLC, as an Extending Bank

By:	/s/ Philippe Wulfers
Name:	Philippe Wulfers
Title:	Vice President

By:	/s/ Cathleen Buckley
Name:	Cathleen Buckley
Title:	Senior Vice President

DNB BANK ASA, NEW YORK BRANCH, as an Issuing Bank

By:	/s/ Philippe Wulfers
Name:	Philippe Wulfers
Title:	Vice President

By:	/s/ Cathleen Buckley
Name:	Cathleen Buckley
Title:	Senior Vice President

Signature Page to Fifth Amendment (Ensco)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank

By:	/s/ Daniel M. Smith
Name:	Daniel M. Smith
Title:	Vice President

Signature Page to Fifth Amendment (Ensco)

DEUTSCHE BANK AG NEW YORK BRANCH, as an Extending Bank and an Issuing Bank

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

Signature Page to Fifth Amendment (Ensco)

HSBC BANK USA, N.A., as an Extending Bank and an Issuing Bank

By:	/s/ Balaji Rajgopal
Name:	Balaji Rajgopal
Title:	Vice President

Signature Page to Fifth Amendment (Ensco)

BANK OF AMERICA, N.A., as an Extending Bank

By:	/s/ Michael Clayborne
Name:	Michael Clayborne
Title:	Director

Signature Page to Fifth Amendment (Ensco)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:
Name:
Title:

Signature Page to Fifth Amendment (Ensco)

MIZUHO BANK, LTD., as a Bank

By:
Name:
Title:

Signature Page to Fifth Amendment (Ensco)

BNP PARIBAS, as an Extending Bank

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

By:	/s/ Ann Rhoads
Name:	Ann Rhoads
Title:	Managing Director

Signature Page to Fifth Amendment (Ensco)

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Chris Lam
Name:	Chris Lam
Title:	Authorized Signatory

Signature Page to Fifth Amendment (Ensco)

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank

By:
Name:
Title:

Signature Page to Fifth Amendment (Ensco)

MORGAN STANLEY BANK, N.A., as a Bank

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as an Extending Bank

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

Signature Page to Fifth Amendment (Ensco)

STANDARD CHARTERED BANK, as a Bank

By:
Name:
Title:

Signature Page to Fifth Amendment (Ensco)

BANK OF CHINA, NEW YORK BRANCH, as a Bank

By:
Name:
Title:

Signature Page to Fifth Amendment (Ensco)

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as an Extending Bank

By:	/s/ Per Olav Bucher-Johannessen
Name:	Per Olav Bucher-Johannessen
Title:

By:	/s/ Erling Amundsen
Name:	Erling Amundsen
Title:

Signature Page to Fifth Amendment (Ensco)

NIBC BANK N.V., as an Extending Bank

By:	/s/ Sven de Veij
Name:	Sven de Veij
Title:	Head of Oil & Gas Services

Signature Page to Fifth Amendment (Ensco)

ANNEX I TO

FIFTH AMENDMENT AND MASTER ASSIGNMENT AND ACCEPTANCE TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

U.S. $2,002,500,000

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF

MAY 7, 2013

AMONG

ENSCO PLC

AND

PRIDE INTERNATIONAL, INC.,

AS BORROWERS,

THE BANKS NAMED HEREIN,

AS BANKS,

CITIBANK, N.A.,

AS ADMINISTRATIVE AGENT,

DNB BANK ASA,

AS SYNDICATION AGENT,

AND

DEUTSCHE BANK SECURITIES INC. AND HSBC BANK USA, N.A.

AS CO-DOCUMENTATION AGENTS

JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS:

CITIGROUP GLOBAL MARKETS INC.,

DNB MARKETS, INC.,

DEUTSCHE BANK SECURITIES INC., AND

HSBC SECURITIES (USA) INC.

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(continued)

(continued)

(continued)

(continued)

			Page
SECTION 9.16.		Waiver of Immunity	106
SECTION 9.17.		Waiver of Consequential Damages	107
SECTION 9.18.		Posting of Approved Electronic Communications	107
SECTION 9.19.		Margin Stock	108
SECTION 9.20.		Execution in Counterparts	108
SECTION 9.21.		Domicile of Loans	108
SECTION 9.22.		Binding Effect	108
SECTION 9.23.		Amendment and Restatement	108
SECTION 9.24.		Departing Loan Parties	108
SECTION 9.25.		Acknowledgement and Consent to Bail-In of EEA Financial Institutions	109

Pricing Schedule
Commitment Schedule

Schedule I	—	Existing Liens
Schedule II	—	Closing Date Rigs
Schedule 4.17	—	Rigs
Schedule 4.20	—	Subsidiaries

Exhibit A	—	Notice of Borrowing
Exhibit B	—	Form of Note
Exhibit C	—	Form of Notice of Letter of Credit
Exhibit D	—	Compliance Certificate
Exhibit E	—	Form of Assignment and Acceptance
Exhibit F	—	Borrower Counterpart
Exhibit G	—	Form of Guaranty
Exhibit H-1	—	Form of U.S. Tax Compliance Certificate (Lender; Not Partnership)
Exhibit H-2	—	Form of U.S. Tax Compliance Certificate (Participant; Not Partnership)
Exhibit H-3	—	Form of U.S. Tax Compliance Certificate (Participant; Partnership)
Exhibit H-4	—	Form of U.S. Tax Compliance Certificate (Lender; Partnership)
Exhibit I	—	Form of Ratification Agreement

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 7, 2013

ENSCO PLC, an English public limited company (the “Parent”), PRIDE INTERNATIONAL, INC., a Delaware corporation and an indirect wholly-owned Subsidiary of the Parent (“Pride”), any Subsidiary of the Parent that becomes a Borrower in accordance with Section 5.11, the BANKS party hereto, CITIBANK, N.A., as Administrative Agent, DNB BANK ASA, as Syndication Agent, DEUTSCHE BANK SECURITIES INC., and HSBC BANK USA, N.A., as Co-Documentation Agents, and CITIBANK, N.A., DNB BANK ASA, NEW YORK BRANCH, DEUTSCHE BANK AG NEW YORK BRANCH, HSBC BANK USA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, each as an Issuing Bank, agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.     Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

“2016 Extension Agreement” means that certain Extension Agreement dated effective as of October 4, 2016, by and among the Borrowers, the Banks party thereto, the Administrative Agent, and the Issuing Banks party thereto.

“Administrative Agent” means Citibank, N.A., in its capacity as Administrative Agent pursuant to Article VIII, and such term shall include any successor to such entity in such capacity pursuant to Section 8.09.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means an advance by a Bank to a Borrower pursuant to Section 2.01 (as divided or combined from time to time as contemplated in the definition herein of Borrowing) and refers to a Base Rate Advance or a LIBOR Advance (each of which shall be a “Type” of Advance).

“Affected Bank” has the meaning specified in Section 2.11.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  A Person shall be deemed to “control” another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of capital stock, securities, partnership interests or other ownership interests, by contract or otherwise.

“Agent’s Group” has the meaning specified in Section 8.02(b).

“Agreement” means this Fourth Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance and such Bank’s Eurodollar Lending Office in the case of a LIBOR Advance.

“Applicable Margin” means, (a) for any Interest Period for any LIBOR Advance, the percentage per annum set forth in the Pricing Schedule under the heading “Applicable Margin for LIBOR Advances” for the relevant Rating Category applicable from time to time and (b) for any Base Rate Advance, the percentage per annum set forth in the Pricing Schedule under the heading “Applicable Margin for Base Rate Advances” for the relevant Rating Category applicable from time to time.  Any Applicable Margin determined pursuant to this definition shall change when and as the applicable Rating Category changes.

“Approved Electronic Communications” means each Communication that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Loan Party to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (a) any notice of borrowing, letter of credit request, swing loan request, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (b) any notice pursuant to Section 2.09 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (c) all notices of any Default or Event of Default and (d) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning specified in Section 9.18(a).

“Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent and the Issuing Banks, in substantially the form of Exhibit E or any other form approved by the Administrative Agent that complies with Section 9.06, including without limitation the Fifth Amendment.

“Atwood Rig Debt” means obligations of Parent or any of its Restricted Subsidiaries owing to Daewoo Shipbuilding and Marine Engineering Co., Ltd., any Affiliate thereof, or any successors or assigns of the foregoing, in connection with the construction and acquisition of the Atwood Archer and the Atwood Admiral, in an aggregate amount not to exceed $300 million at any time outstanding.

“Available Cash” means, as of any date, the aggregate of all unrestricted cash (excluding, for the avoidance of doubt, Cash Collateral) and Liquid Investments held on the balance sheet of, or controlled by, or held for the benefit of, any Loan Party or any of its Subsidiaries other than (a) any cash set aside to pay in the ordinary course of business amounts then due and owing by such Loan Party or such Subsidiary to unaffiliated third parties and for which such Loan Party or such Subsidiary has issued checks or has initiated wires or ACH transfers in order to pay such amounts, (b) any cash of any Loan Party or any such Subsidiary constituting purchase price deposits or other contractual or legal requirements to deposit money held by an unaffiliated third party, (c) deposits of cash or Liquid Investments from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties, (d) net cash proceeds of issuances of Equity Interests of the Parent (other than Disqualified Capital Stock) set aside and segregated to be used to consummate one or more acquisitions or Redemptions of Debt permitted hereunder, to fund a dividend or distribution pursuant to Section 6.12(a)(ii) or to fund capital expenditures, in each case, within 90 days of receipt of such proceeds; provided that any such net cash proceeds which are not so used within such 90 day period shall cease to be excluded from the definition of “Available Cash” pursuant to this clause (d) at such time, and (e) cash and Liquid Investments in Excluded Accounts.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

“Banks” means the lenders listed on the Commitment Schedule attached hereto and each Eligible Assignee that becomes a Bank party hereto pursuant to Section 2.16, Section 2.19(a) or Section 9.06(a), other than any such Person that ceases to be a party hereto pursuant to Section 2.16 or 9.06(a).

“Bank Hedging Obligations” means all obligations of the Parent or any of its Subsidiaries arising from time to time under any Hedge Contract that (a) was entered into between the Parent or any of its Subsidiaries and a Hedge Counterparty who was a Bank or Affiliate of a Bank at the time such Hedge Contract was entered into or (b) was entered into between the Parent or any of its Subsidiaries and any Hedge Counterparty that, after such Hedge Contract was entered into, became a Bank or an Affiliate of a Bank hereunder, provided, however, that the obligations under any such Hedge Contract described in clauses (a) or (b) above shall cease to constitute Bank Hedging Obligations if the rights of the Hedge Counterparty under such Hedge Contract are at any time assigned or otherwise transferred to any Person that is not a Bank or an Affiliate of a Bank hereunder at the time of such assignment or transfer; and provided further that “Bank Hedging Obligations” shall exclude any Excluded Swap Obligations.

“Banking Services” means each and any of the following bank services provided to the Parent or any of its Subsidiaries by any Banking Services Provider: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Parent or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services; provided that, if any such Banking Services Provider ceases to be a Bank or an Affiliate of a Bank hereunder, the Banking Services Obligations owed to such Banking Services Provider shall cease to be Banking Services Obligations and shall no longer be guaranteed under any Loan Document.

“Banking Services Provider” means any Bank (other than a Defaulting Lender) or Affiliate of a Bank (other than a Defaulting Lender) that provides Banking Services to the Parent or any of its Subsidiaries.

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)                                 the rate of interest announced publicly by the Administrative Agent in New York, New York, from time to time, as its base rate;

(b)                                 the sum of ½ of one percent per annum plus the Federal Funds Rate in effect from time to time; and

(c)                                  1% plus the rate per annum equal to (i) the ICE Benchmark Administration LIBOR Rate (“ICE LIBOR”) (or any successor thereto), as published by Reuters (or if such publication is unavailable, such other commercially available source providing quotations of ICE LIBOR (or any successor thereto) as designated by the Administrative Agent from time to time) determined daily on each Business Day at approximately 11:00 a.m., London time, for Dollar deposits with a term of one month; or (ii) if such rate is not available at such time for any reason, the rate per annum at which deposits in Dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market determined daily on each Business Day at approximately 11:00 A.M. (London time), in an amount substantially equal to the amount in question for a term of one month;

provided that, if such rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Advance” means an Advance which bears interest as provided in Section 2.05(a).

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Advances.

“Borrower Counterpart” means the Borrower Counterpart to this Agreement substantially in the form of Exhibit F hereto.

“Borrowers” means, collectively, the Parent and Pride and each other Affiliate of the Parent that becomes a Borrower in accordance with Section 5.11 or that otherwise executes a Borrower Counterpart.

“Borrowing” means a borrowing hereunder consisting of Advances of the same Type to the same Borrower made on the same day by the Banks and, in the case of LIBOR Advances, having the same Interest Period; provided that (a) all Base Rate Advances outstanding at any time shall thereafter be deemed to be one Borrowing, and (b) subject to the limitations in Section 2.02(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.07, 2.08 and 2.11, on the last day of an Interest Period for a Borrowing comprised of LIBOR Advances, such Borrowing may be divided ratably to form multiple Borrowings comprised of LIBOR Advances (with the result that each Bank’s Advance as a part of each such multiple Borrowing is proportionately the same as its Advance as a part of such divided Borrowing) or combined with all or a ratable portion of the Base Rate Advances or all or a ratable portion of one or more other Borrowings, the Interest Period for which also ends on such day, to form a new Borrowing comprised of LIBOR Advances, such division or combination to be made by notice from the applicable Borrower given to the Administrative Agent not later than noon on the third Business Day prior to the proposed division or combination specifying the date of such division or combination (which shall be a Business Day) and all other relevant information (such as the Borrowings (or portions thereof) to be divided or combined, the respective amounts of the Borrowings resulting from any such division, the relevant Interest Periods, the amount of the Base Rate Advances or other Borrowings (or portions thereof) to be so combined and such other information as the Administrative Agent may request), but in no event shall any Borrowing resulting from, or remaining after, any such division or combination be less than $10,000,000, and in all cases each Bank’s Advances as a part of each such combined, resultant or remaining Borrowing shall be proportionately the same as its Advances as a part of the relevant Borrowings prior to such division or combination.  Each Borrowing comprised of a Type of Advance shall be that “Type” of Borrowing.

“Business Day” means (a) any day of the year except Saturday, Sunday and any day on which banks are required or authorized to close in New York, New York, Houston, Texas, or London, England and (b) if the applicable Business Day relates to any LIBOR Advances, any day which is a “Business Day” described in clause (a) and which is also a day for trading by and between banks in the London interbank Eurodollar market.

“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” and “Cash Collateral” shall have corresponding meanings).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority, central bank or comparable agency or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority, central bank or comparable agency; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13 d-3 and 13 d-5 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent, (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of the majority of the Directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office, or (c) any Borrower (other than the Parent) or Guarantor shall cease to be wholly owned, directly or indirectly, by the Parent.

“Closing Date Rigs” means the Rigs listed on Schedule II attached hereto.

“Co-Documentation Agents” means each of Deutsche Bank Securities Inc. and HSBC Bank USA, N.A.

“Code” means the Internal Revenue Code of 1986 as amended from time to time, or any successor Federal tax code, and any reference to any statutory provision of the Code shall be deemed to be a reference to any successor provision or provisions.

“Commitment” means, with respect to each Bank, the amount set opposite such Bank’s name on the Commitment Schedule as its “Commitment” or, if such Bank has entered into any Assignment and Acceptance or increased its Commitment pursuant to Section 2.19, the amount set forth for such Bank as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be adjusted pursuant to Section 2.15, Section 2.16, Section 2.21, or Section 7.01.

“Commitment Schedule” means the Schedule identifying each Bank’s Commitment as of the Fifth Amendment Effective Date attached hereto and identified as such.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto (excluding those solely among the Loan Parties and their Affiliates) relating to this Agreement, the other Loan Documents, any Loan Party or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Consolidated” refers to the consolidation of the accounts of the Parent and its Subsidiaries in accordance with GAAP.

“Consolidated Debt” means, as of any date of determination thereof, without duplication, the aggregate principal amount of all then outstanding (a) indebtedness and other obligations of the Parent and its Consolidated Subsidiaries for the repayment of money borrowed, including the unreimbursed amount of any drawings under letters of credit issued for the account of the Parent or any of its Consolidated Subsidiaries, (b) obligations of the Parent and its Consolidated Subsidiaries as lessee under capital leases, (c) letters of credit other than letters of credit issued in the ordinary course of business supporting non-Debt obligations (e.g., bid bonds and performance guaranties incurred under drilling contracts, vessel time charters, or other forms of service agreement in the ordinary course of business), (d) without duplication, guaranties by the Parent and any of its Consolidated Subsidiaries of payment or collection of any obligations described in clauses (a) through (c) above of any other Person, and (e) without duplication, all Other Obligations of the Parent and its Consolidated Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP as of such date; provided that, “Consolidated Debt” shall not include any indebtedness with respect to which cash or cash equivalents in an amount sufficient to repay in full the principal and accrued interest on such indebtedness has been escrowed with the trustee or other depository for the benefit of the note holders in respect of such indebtedness but only to the extent the foregoing constitutes a complete defeasance of such indebtedness pursuant to the applicable agreement governing such indebtedness.

“Consolidated Intangible Assets” means, as of any date of its determination for the Parent and its Consolidated Subsidiaries that are Restricted Subsidiaries, determined on a consolidated basis, all assets of such Persons that are considered to be intangible assets under GAAP.

“Consolidated Shareholders’ Equity” means, as of any date of determination for the Parent and its Consolidated Subsidiaries that are Restricted Subsidiaries, determined on a consolidated basis, shareholders’ equity as of that date determined in accordance with GAAP; provided, that for purposes of Section 6.01, “Consolidated Shareholders’ Equity” shall be determined for the Parent and all of its Consolidated Subsidiaries.

“Consolidated Subsidiary” means a Subsidiary of the Parent whose accounts are consolidated with the Parent in accordance with GAAP.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Parent and its Consolidated Subsidiaries that are Restricted Subsidiaries, determined on a consolidated basis, Consolidated Shareholders’ Equity on such date minus Consolidated Intangible Assets on such date, determined in accordance with GAAP.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances or a Borrowing of one Type into Advances or a Borrowing of another Type, as the case may be, pursuant to Section 2.07, Section 2.08, Section 2.10(b) or Section 2.11.

“Credit Extensions” means, with respect to any Bank (a) the aggregate amount of outstanding Advances owed to such Bank, plus (b) such Bank’s Ratable Portion of outstanding Letter of Credit Liabilities.

“Debt” means, in the case of any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business and payable on customary terms), (d) obligations of such Person to deliver property or services for which prepayment has been made, to the extent reflected as a liability pursuant to GAAP, (e) monetary obligations of such Person as lessee under leases that are, in accordance with GAAP, recorded as capital leases, (f) without duplication, all letters of credit issued for the account of such Person or as to which such Person has any reimbursement obligation, whether or not drawn, (g) net obligations of such Person under any interest rate, currency, commodity or other swap, cap or collar or under any other derivatives transaction, (h) obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (i) all liabilities of such Person in respect of unfunded vested benefits under any Plan or Multiemployer Plan, except to the extent an ERISA Affiliate has paid such liabilities within the time prescribed by law, (j) obligations of such Person in respect of Disqualified Capital Stock, (k) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) of this definition, (l) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) of this definition secured by any Lien on or in respect of any property of such Person, and (m) without duplication, all Other Obligations of such Person; provided, for clarity, that “Debt” shall not include trade payables and accrued expenses arising in the ordinary course of business, deferred taxes, obligations assumed or liabilities incurred under drilling contracts, vessel time charters or other forms of service agreement in the ordinary course of business (e.g., bid bonds and performance guaranties), or preferred stock with no mandatory redemption feature; provided further that, “Debt” shall not include any indebtedness with respect to which cash or cash equivalents in an amount sufficient to repay in full the principal and accrued interest on such indebtedness has been escrowed with the trustee or other depository for the benefit of the note holders in respect of such indebtedness but only to the extent the foregoing constitutes a complete defeasance of such indebtedness pursuant to the applicable agreement governing such indebtedness; provided further that, solely for purposes of Section 5.11 (including, without limitation, in respect of all calculations made by reference to Section 5.11) and Section 23 of the Guaranty, “Debt” shall not include any intercompany Debt owing to the Parent or any Restricted Subsidiary.

“Default” means an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means at any time, subject to Section 8.15, (a) any Bank that has failed for two or more Business Days to (i) comply with its obligations under this Agreement to make an Advance unless such Bank notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) make a payment to any Issuing Bank in respect of a Letter of Credit reimbursement obligation or make any other payment to the Administrative Agent, any Issuing Bank or any other Bank due hereunder (including in respect of its participation in Letters of Credit); provided that if such Bank has failed for at least five Business Days to comply with any funding obligation, the Parent may declare such Bank to be a Defaulting Lender in a written notice to the Administrative Agent, (b) any Bank that has notified the Administrative Agent, the Parent or the Issuing Banks in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder (unless such writing or public statement relates to such Bank’s obligation to fund an Advance hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or generally under other agreements in which it extends credit, (c) any Bank that has, for three or more Business Days after written request of the Administrative Agent or the Parent, failed to confirm in writing to the Administrative Agent and the Parent that it will comply with its funding obligations hereunder (provided that such Bank will cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Parent’s receipt of such written confirmation), or (d) any Bank with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Bank or its Parent Company (provided, in each case, that neither the reallocation of funding obligations provided for in Section 2.21 as a result of a Bank’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender).  Any determination by the Administrative Agent that a Bank is a Defaulting Lender under any of clauses (a) through (d) above will be conclusive and binding absent manifest error, and such Bank will be deemed to be a Defaulting Lender (subject to Section 8.15) upon notification of such determination by the Administrative Agent to the Parent, the Issuing Banks, and the Banks, except as set forth in the proviso to clause (a) above.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the latest Termination Date; provided that only the portion of Equity Interest which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Capital Stock; provided, further, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Parent in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interest of such Person that by its terms authorizes such Person, at such Person’s sole option, to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Capital Stock shall not be deemed to be Disqualified Capital Stock. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders of the Equity Interests have the right to require the Parent to repurchase or redeem such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Parent may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the  repayment in full of all outstanding Advances hereunder, termination in whole of the Commitments hereunder and the termination, expiration, or cash-collateralization of, or the making of other arrangements acceptable to the applicable Issuing Bank with respect to, all Letters of Credit issued hereunder.

“Distribution” means any direct or indirect dividend, distribution or other payment of any kind or character (whether in cash, securities or other property) (a) in respect of any Equity Interest of the Parent or any of its Subsidiaries or to the holders, as such, of any Equity Interest of the Parent or any of its Subsidiaries (including pursuant to a merger or consolidation) or (b) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of the Parent or any of its Subsidiaries.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which it became a Bank or such other office of such Bank as such Bank may from time to time specify to the Parent and the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning set forth in Section 3.01.

“EII” means ENSCO International Incorporated, a Delaware corporation.

“Eligible Assignee” means (a) any Bank, (b) any Affiliate of any Bank, (c) an Approved Fund and (d) with the consent (not to be unreasonably withheld) of the Administrative Agent and, if no Event of Default exists, the Parent, any other commercial bank or financial institution not covered by clause (a), clause (b) or clause (c) of this definition; provided however, that, with respect to a proposed assignment, the Parent shall be deemed to have consented to such assignment unless it shall object by written notice to the Administrative Agent within 10 Business Days after having received written notice in hard copy or by facsimile of such assignment; and provided further that neither the Parent nor any of its Subsidiaries nor other Affiliates of the Parent shall be an Eligible Assignee.

“Eligible Local Content Entity” means a Local Content Entity that (a) is not prohibited by its organizational documents or applicable laws from providing a Guaranty in substantially the form of Exhibit G and (b) is “controlled” by the Parent.  The Parent shall be deemed to “control” an Affiliate thereof if the Parent possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Affiliate, whether through ownership of capital stock, securities, partnership interests or other ownership interests, by contract or otherwise.

“Environment” has the meaning set forth in 42 U.S.C. § 9601(8) as defined on the date of this Agreement, and “Environmental” means pertaining or relating to the Environment.

“Environmental Law” means any law, statute, ordinance, rule, regulation, order, decision, decree, judgment, permit, license, authorization or other agreement or Governmental Requirement arising from, in connection with or relating to the pollution, protection or regulation of the Environment or the protection or regulation of health or safety, whether the foregoing are required or promulgated by any government or agency or other authority of or in the United States (whether local, state, or federal) or any foreign country or subdivision thereof, including those relating to the disposal, removal, remediation, production, storing, refining, handling, transferring, processing, recycling or transporting of or exposure to any material or substance, wherever located.

“EPA” means the United States Environmental Protection Agency or any successor thereto.

“Equity Interest” means as to any Person, any capital stock, partnership interest, membership interest or other equity interest in such Person, or any warrant, option or other right to acquire any Equity Interest in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, as in effect from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of which the Parent is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

“ERISA Liabilities” means at any time the minimum liability with respect to Plans which would be required to be reflected at such time as a liability on the Consolidated balance sheet of the Parent and its Consolidated Subsidiaries under paragraphs 36 and 70 of Statement of Financial Accounting Standards No. 87, as such Statement may from time to time be amended, modified or supplemented, or under any successor statement issued in replacement thereof.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Eurodollar Lending Office” in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Parent and the Administrative Agent.

“Events of Default” has the meaning specified in Section 7.01.

“Excepted Entities” has the meaning specified in Section 6.04.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means deposit or securities accounts that are designated solely as accounts for, and are used solely for, payroll funding, employee compensation, employee benefits or taxes, in each case in the ordinary course of business.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of such Hedge Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor becomes effective with respect to such Hedge Obligation.  If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guaranty is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on its income, branch profits and franchise Taxes (i) imposed by the jurisdiction under the laws of which (or by a jurisdiction under the laws of a political subdivision of which) such Recipient is organized or any political subdivision thereof and, in the case of each Bank, imposed on it, by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Advances or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Parent under Section 2.16) or (ii) such Bank changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its applicable lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of May 12, 2011 among the Parent, EII, ENSCO Universal Limited, ENSCO Offshore International Company, Pride, Pride International Ltd., Ensco Global IV Ltd. (f/k/a Pride Global Ltd.), and ENSCO Overseas Limited, as borrowers, EII, the Parent, ENSCO Global Limited, ENSCO United Incorporated, Pride, and  ENSCO Investments LLC, as guarantors, the banks party thereto, Citibank, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and certain other agents and arrangers party thereto.

“Expiration Date” means, for any Letter of Credit, the later of (a) the Stated Expiry Date of such Letter of Credit or such earlier date, if any, on which such Letter of Credit is permanently cancelled in writing by the applicable Borrower, the beneficiary thereof and each transferee, if any, thereof, (b) if any Extension Event referred to in clause (a) of the definition herein of Extension Event shall occur in respect of such Letter of Credit, the date on which any Issuing Bank shall receive an opinion from its counsel to the effect that a final and nonappealable judgment or order has been rendered or issued either terminating the order, injunction or other process or decree restraining such Issuing Bank from paying under such Letter of Credit or permanently enjoining such Issuing Bank from paying under such Letter of Credit, and (c) if any Extension Event referred to in clause (b) of the definition herein of Extension Event shall occur in respect of such Letter of Credit, the date on which any Issuing Bank shall receive an opinion from its counsel to the effect that such Issuing Bank has no further liability under such Letter of Credit.

“Extending Bank” means (a) each Bank that extended the tenor of its Commitment pursuant to the Fifth Amendment and (b) each Bank that assumed new or additional Commitments pursuant to the Fifth Amendment.

“Extension Event” means, in respect of any Letter of Credit, that at any time either (a) the applicable Issuing Bank shall have been served with or otherwise be subjected to a court order, injunction or other process or decree restraining or seeking to restrain such Issuing Bank from paying any amount under such Letter of Credit and either (i) there has been a drawing under such Letter of Credit which such Issuing Bank would otherwise be obligated to pay or (ii) the Stated Expiry Date of such Letter of Credit has occurred but the right of the beneficiary or transferee to draw under such Letter of Credit has been extended past such date in connection with the pendency of the related court action or proceeding; or (b) the beneficiary or transferee shall have made a demand, on or prior to the Stated Expiry Date of such Letter of Credit, to the effect that the Stated Expiry Date be extended or that the value of such Letter of Credit be held for the account of the beneficiary or transferee, in either case under circumstances in which the applicable Issuing Bank may incur liability or loss if such Issuing Bank does not comply with such demand, and either (i) the applicable Borrower shall have failed to authorize the applicable Issuing Bank to so extend the Stated Expiry Date within three banking days after such Issuing Bank shall have notified such Borrower of such demand or (ii) the applicable Issuing Bank shall in its sole discretion decline to extend such Stated Expiry Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended, including any subordinate legislation thereunder.

“Federal Funds Rate” means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.

“Fee Letters” means (a) the Active Arranger Fee Letter dated as of April 16, 2013 among the Borrowers, Citigroup Global Markets Inc. and DNB Markets, Inc., (b) the Passive Arranger Fee Letter dated as of April 16, 2013 among the Borrowers, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, Wells Fargo Securities, LLC and HSBC Securities (USA) Inc., (c) the Administrative Agent Fee Letter dated as of April 16, 2013 among the Borrowers, Citibank, N.A. and Citigroup Global Markets Inc. and (d) the Fee Letter dated as of October 3, 2017 among the Borrowers, Citibank, N.A. and Citigroup Global Markets Inc.

“Fifth Amendment” means that certain Fifth Amendment and Master Assignment and Acceptance to Fourth Amended and Restated Credit Agreement dated as of October 3, 2017 but effective as of the Fifth Amendment Effective Date, by and among the Borrowers, the Guarantors party thereto, the Banks party thereto, the Administrative Agent, and the Issuing Banks.

“Fifth Amendment Effective Date” means the “Effective Date” as defined in the Fifth Amendment.

“First Amendment Effective Date” means September 30, 2014.

“Fleet Status Certificate” means a certificate delivered by a Responsible Person of the Parent to the Administrative Agent certifying as to the fleet status of each Rig wholly owned by the Parent, any of its Subsidiaries, or any Local Content Entity prepared on the same basis, and in the same form, substance, and detail (subject to deletion of pricing information), as the Parent would provide in a published fleet status report posted to the Parent’s website and indicating the name and fleet status of each such Rig.

“Foreign Bank” means a Bank which is not a U.S. Person.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means United States generally accepted accounting principles and policies as in effect from time to time.

“Governmental Requirements” means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

“Guarantee Ratio Covenants” means the financial covenants set forth in Section 6.01(b).

“Guarantee Ratio Cure Period” has the meaning specified in Section 5.11(a).

“Guaranties” means (a) the guaranty agreement executed by one or more Guarantors in the form attached hereto as Exhibit G  in favor of the Administrative Agent for the benefit of the holders of Obligations and (b) any other guaranty agreements or joinders or supplements thereto executed by any Guarantor in favor of the Administrative Agent for the benefit of the holders of Obligations, in each case as amended, supplemented, and otherwise modified from time to time.

“Guarantors” means each Affiliate of the Parent that executes a Guaranty in accordance with Section 5.11 or that otherwise executes a Guaranty.

“Hazardous Materials” means (a) any substance or material identified as a hazardous substance pursuant to any Environmental Law, (b) any substance or material regulated as a hazardous or solid waste pursuant to any Environmental Law, and (c) any other material or substance regulated under any Environmental Law.  “Hazardous Materials” shall include pollutants, contaminants, toxic substances, radioactive materials, refined products, natural gas liquids, crude oil, petroleum and petroleum products, polychlorinated biphenyls and asbestos.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate swaps or options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Counterparty” means any Bank (other than a Defaulting Lender) or an Affiliate of a Bank (other than a Defaulting Lender) that is party to a Hedge Contract with any Loan Party.

“Hedge Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Illegality Event” has the meaning specified in Section 2.11.

“Increase Effective Date” has the meaning specified in Section 2.19(b).

“Indemnified Parties” has the meaning specified in Section 9.04(c).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insufficiency” means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

“Interest Period” means, with respect to each LIBOR Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into (or the division or combination of any Borrowing resulting in) such Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, two, three or six months (or, as to any Interest Period, such other period as the applicable Borrower and the Banks may agree to for such Interest Period), in each case as the applicable Borrower may, upon notice received by the Administrative Agent not later than noon (New York City time) on the third Business Day prior to the first day of such Interest Period (or, as to any Interest Period, at such other time as the applicable Borrower and the Banks may agree to for such Interest Period), select; provided that:

(a)                                 Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(b)                                 whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

(c)                                  any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month in such Interest Period;

(d)                                 no Interest Period may end after the latest Termination Date; and

(e)                                  the applicable Borrower may not select any Interest Period if any Event of Default exists.

“Investment” means, as applied to any Person, any direct or indirect (a) purchase or other acquisition by such Person of any Equity Interest or Debt of any other Person, (b) loan or advance made by such Person to any other Person, (c) guaranty, assumption or other incurrence of liability by such Person of or for any Debt or other obligation of any other Person, (d) creation of any Debt owed to such Person by any other Person, or (e) capital contribution or other investment by such Person in any other Person.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment.

“Issuing Bank” means (a) each of Citibank, N.A., DNB Bank ASA, New York Branch, Deutsche Bank AG New York Branch, HSBC Bank USA, N.A. and Wells Fargo Bank, National Association and (b) any other Bank that agrees with the Borrowers and the Administrative Agent to act as an Issuing Bank, in each case in its capacity as an issuer of Letters of Credit hereunder.

“Joint Lead Arrangers” means, collectively, Citigroup Global Markets Inc., DNB Markets, Inc., Deutsche Bank Securities Inc., and HSBC Securities (USA) Inc.

“Lender Insolvency Event” means, with respect to any Bank, that (a) such Bank or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (b) such Bank or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Bank or its Parent Company, or such Bank or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Bank or its Parent Company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not constitute a Lender Insolvency Event under this clause (b), or (c) such Bank or its Parent Company has become the subject of a Bail-in Action.

“Letter of Credit” means each letter of credit issued by any Issuing Bank pursuant to Section 2.18, as extended or otherwise modified by any Issuing Bank from time to time.

“Letter of Credit Liabilities” means, at any time, the aggregate amount of all undrawn portions of outstanding Letters of Credit at such time (after giving effect to any step up provision or other mechanism for increases, if any) plus the aggregate amount of all drawings under Letters of Credit which are unpaid at such time.

“L/C Related Documents” has the meaning specified in Section 2.18(g).

“LIBO Rate” means, for any Interest Period for each LIBOR Advance comprising part of the same Borrowing, (a) the ICE LIBOR (or any successor thereto), as published by Reuters (or if such publication is unavailable, such other commercially available source providing quotations of ICE LIBOR (or any successor thereto) as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; or (b) if such rate is not available at such time for any reason, the interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, in an amount substantially equal to the amount of the LIBOR Advance comprising part of such Borrowing and for a period equal to such Interest Period; provided that, if such rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Advance” means an Advance which bears interest as provided in Section 2.05(b).

“LIBOR Borrowing” means a Borrowing comprised of LIBOR Advances.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to grant any Lien, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a capital lease), whether or not filed, recorded or otherwise perfected under applicable law.

“Liquid Investments” means:

(a)                                 debt securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, with maturities of no more than two years from the date of acquisition;

(b)                                 commercial paper of a domestic issuer rated at the date of acquisition not less than P1 by Moody’s Investor Service, Inc., or A1 by S&P;

(c)                                  certificates of deposit, demand deposits, Eurodollar time deposits, overnight bank deposits, and bankers’ acceptances, with maturities of no more than two years from the date of acquisition, issued by any Bank or any bank or trust company organized under the laws of the United States or any state thereof whose deposits are insured by the Federal

Deposit Insurance Corporation, and having capital and surplus aggregating at least $1,000,000,000;

(d)                                 corporate bonds, and municipal bonds of a domestic issuer rated at the date of acquisition Aaa by Moody’s Investor Service, Inc., or AAA by S&P, with maturities of no more than two years from the date of acquisition;

(e)                                  repurchase agreements secured by debt securities of the type described in part (a) above, the market value of which, including accrued interest, is not less than 100% of the amount of the repurchase agreement, with maturities of no more than two years from the date of acquisition, issued by or acquired from or through any Bank or any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus aggregating at least $1,000,000,000; and

(f)                                   investments, classified in accordance with GAAP as current assets of the Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Loan Documents” means this Agreement, each Note (if any), each Guaranty (if any), each L/C Related Document, the Fee Letters and all other documents or instruments executed and delivered in connection with this Agreement which the Administrative Agent and the Borrowers designate in writing as a “Loan Document.”

“Loan Parties” means, at any time, the Borrowers and the Guarantors as of such time.

“Local Content Entity” means any Affiliate of the Parent (a) that owns a Rig and (b) the capital stock or other Equity Interests of which is jointly owned by the Parent or any Subsidiary(ies) and any other Person(s) that is(are) required or necessary under local law to own capital stock or other Equity Interests in the Local Content Entity as a condition for the operation of such Rig in such jurisdiction.

“Losses” has the meaning specified in Section 9.04(c).

“Majority Banks” means, subject to Section 9.01(b), at any time Banks holding Advances, Letter of Credit Liabilities and unused Commitments representing greater than 50% of the sum of the then aggregate principal amount of outstanding Advances plus the then existing amount of Letter of Credit Liabilities plus the then unused Commitments.  For purposes of this definition, Letter of Credit Liabilities shall be considered held by the respective Banks in accordance with the respective amounts of their participations therein pursuant to Section 2.18, with the Issuing Banks holding the balance thereof after taking into account such participations.

“Marketed Rig” means a Rig that is wholly owned by the Parent, any of its Subsidiaries, or any Local Content Entity and that is not classified in the most recent of (a) the fleet status report most recently posted to the Parent’s website and (b) the Fleet Status Certificate most recently delivered, as preservation stacked, cold stacked, held for sale or held at a shipyard without title having passed to the Parent, any Subsidiary, or any Local Content Entity, or another non-marketable classification as mutually agreed between the Administrative Agent and the Parent.

“Material Adverse Effect” means any event, which individually, or together with all other events, has had or would reasonably be expected to have a material adverse effect on the business, property, financial condition, or operations of the Parent and its Subsidiaries taken as a whole or the ability of any Loan Party to perform its obligations under any of the Loan Documents; provided that any quantification of threshold amount in the representations, warranties, covenants, or Events of Default contained in this Agreement shall not be deemed to indicate the threshold at which a “Material Adverse Effect” would be caused.

“Material Subsidiary” means, on any date of its determination, each Loan Party (other than the Parent) and any Subsidiary of the Parent (other than Unrestricted Subsidiaries) that owns assets having a book value equal to or greater than ten percent (10%) of the book value of all assets of the Parent and its Consolidated Subsidiaries as of the last day of the most recently ended fiscal quarter for which financial statements are available.  For purposes of this definition, any loans, advances, or receivables owing by the Parent or any Restricted Subsidiary to any Subsidiary shall not be deemed to constitute “assets” of such Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor ratings agency.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA, to which the Parent or any ERISA Affiliate, and more than one employer other than the Parent or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Parent or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Non-Consenting Bank” has the meaning specified in Section 2.16(a).

“Non-Defaulting Lender” means, at any time, a Bank that is not a Defaulting Lender.

“Note” means a promissory note of the Borrowers requested by any Bank payable to the order of such Bank, in substantially the form of Exhibit B, evidencing the Commitment of such Bank.

“Notice of Borrowing” has the meaning specified in Section 2.02.

“Notice of Letter of Credit” has the meaning specified in Section 2.18(c).

“Obligations” means (a) all obligations (liquidated, contingent or otherwise) from time to time owed by any Loan Party pursuant to any of the Loan Documents, including all principal of and interest on the Advances, all obligations to reimburse any Issuing Bank for any payment under any Letter of Credit and all obligations to pay fees, costs, expenses, indemnities and other amounts under any Loan Document, (b) all Bank Hedging Obligations owing to any Hedge Counterparty and (c) all Banking Services Obligations; provided that, notwithstanding the foregoing, “Obligations” shall not include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Obligations” means, for any Person, as of any date of determination thereof, the aggregate amount, determined in accordance with GAAP as of such date, without duplication of any clause within this definition, all (a) obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for Tax purposes, in an amount equal to the base amount on which rental payments are measured minus the unpaid balance contributed, pledged, or otherwise provided by such Person or its Affiliates to collateralize the lessee’s obligations in connection with such lease and minus the principal amount of any of the lessor’s debt that such Person or its Affiliates have purchased; (b) the net cash payment obligations of such Person with respect to any forward sale contract for a commodity with respect to which such Person has received a prepayment by a counterparty thereto, provided that in no event shall “Other Obligations” include forward sales contracts that are entered into in the ordinary course of such Person’s trading business, if any, and not intended to function as a borrowing of funds; and (c) all guaranties of collection or payment of any obligation described in clauses (a) and (b) of any other Person; provided, however, that in no event shall “Other Obligations” include (i) any completion or performance guaranties (or similar guaranties that a project or a Subsidiary of such Person perform as planned) or (ii) pure operating leases entered in the ordinary course of business, including but not limited to pure operating leases of business equipment.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Sections 2.13(g) or 2.16).

“Parent” has the meaning given such term in the preamble to this Agreement.

“Parent Company” means, with respect to a Bank, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Bank, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Bank.

“Participant Register” has the meaning specified in Section 9.06(e).

“Payment Office” means the office of the Administrative Agent located at 1615 Brett Road, OPS III, New Castle, DE 19720, or such other office as the Administrative Agent may designate by written notice to the other parties hereto.

“PBGC” means the Pension Benefit Guaranty Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

“Permitted Debt” means:

(a)                                 Debt incurred pursuant to this Agreement and the other Loan Documents;

(b)                                 Debt existing on the Effective Date;

(c)                                  Debt incurred under any interest rate agreements, foreign exchange agreements or derivative obligations entered into by any Restricted Subsidiary in the ordinary course of business, provided such undertakings are not for speculative purposes;

(d)                                 Debt owing to the Parent or any Restricted Subsidiary; provided that, any such Debt owing by a Loan Party to a non-Loan Party Restricted Subsidiary shall be subordinated to the Obligations pursuant to a Guaranty or other Loan Document, as applicable, executed by such Loan Party and such non-Loan Party Restricted Subsidiary on terms reasonably satisfactory to the Administrative Agent;

(e)                                  Debt of any Restricted Subsidiary in respect of bids, trade contracts, leases, letters of credit, statutory obligations, performance bonds, bid bonds, appeal bonds, surety bonds, customs bonds and similar obligations, in each case provided in the ordinary course of business;

(f)                                   Debt (other than Pride Existing Rig Debt) incurred by any Restricted Subsidiary to acquire, construct, renovate or upgrade any drilling rig or marine transportation vessel, including without limitation the Rigs, or to acquire or make an Investment in any company or Person whose principal assets are drilling rigs or marine transportation vessels, in each case provided that (i) the Parent has demonstrated Pro Forma Compliance upon the incurrence of any such Debt if such incurrence would constitute a Pro Forma Compliance Event, (ii) no Default or Event of Default then exists or would be caused thereby and (iii) such Debt is incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, renovation or upgrade or the date of commercial operation of the assets constructed, renovated or upgraded;

(g)                                  Debt of any Person existing at the time such Person (i) becomes a Subsidiary of the Parent or any of its Subsidiaries, or (ii) is merged with or into the Parent or any of its Subsidiaries; provided, in each case, that (w) such Debt was not incurred in contemplation of such acquisition or merger, (x) no Default or Event of Default exists at the time of or would occur as a result of the incurrence of such Debt, (y) the Parent has demonstrated Pro Forma Compliance upon the incurrence of any such Debt if such incurrence would constitute a Pro Forma Compliance Event, and (z) such Debt is not recourse to the Parent or any Restricted Subsidiary prior to the date of such Person’s acquisition by or merger into the Parent or any of its Subsidiaries;

(h)                                 the Pride Acquisition Financing;

(i)                                     the Pride Debt;

(j)                                    guarantees by any Restricted Subsidiary of (i) Permitted Debt of any other Restricted Subsidiary or (ii) Debt of the Parent that is permitted to be incurred hereunder; provided, in each case, that (x) the Parent has demonstrated Pro Forma Compliance upon the making of such guarantee if the making of such guarantee would constitute a Pro Forma Compliance Event and (y) no such guarantee may be provided by a Restricted Subsidiary that directly owns any Closing Date Rig;

(k)                                 senior unsecured convertible notes in an aggregate principal amount of up to $862,500,000 issued by Ensco Jersey Finance Limited (“Jersey FinCo”) on or about December 12, 2016 (or within 45 days thereafter with respect to any portion of such notes issued pursuant to the initial purchasers’ option to purchase additional notes), so long as:

(i)                                     the Borrower has delivered the following items to the Administrative Agent (or its counsel), each in form and substance reasonably satisfactory to the Administrative Agent, on or prior to the date that is 30 days after such issuance, or such later date as the Administrative Agent has approved in writing:

(A)                               a Guaranty duly and validly executed and delivered by a duly authorized director of Jersey FinCo;

(B)                               a certificate of a director or a Responsible Person of Jersey FinCo, certifying the following: (1) the resolutions of the governing body of Jersey FinCo approving all Loan Documents to which it is a party, and the transactions contemplated thereby, in each case evidencing any necessary company action, (2) the name and true signature of an agent or agents of Jersey FinCo authorized to sign each Loan Document to which Jersey FinCo is a party and any other documents to be delivered hereunder, and (3) true, correct and complete copies of the certificate of formation and limited liability company agreement (or corresponding organizational documents) of Jersey FinCo;

(C)                               a certificate of good standing (or corresponding document) with respect to Jersey FinCo; and

(D)                               a favorable opinion of counsel for Jersey FinCo, in such form and covering such matters as the Administrative Agent may reasonably request; and

(ii)                                  the net proceeds of such senior unsecured convertible notes are not used for any purpose other than the repurchase or refinancing of existing Debt and general corporate purposes;

(l)                                     the Atwood Rig Debt;

(m)                             extensions, refinancings, renewals or replacements of Debt permitted under clauses (a) — (l) above which, in the case of any such extension, refinancing, renewal or replacement, does not (i) increase the amount of such Debt being extended, refinanced, renewed or replaced, other than amounts incurred to pay fees and expenses reasonably incurred in connection with such extension, refinancing, renewal or replacement or (ii) with respect to any Debt being extended, refinanced, renewed or replaced which has an originally scheduled maturity date after the latest Termination Date under this Agreement, provide for a scheduled maturity date prior to the latest Termination Date under this Agreement; provided that (x) the Parent has demonstrated Pro Forma Compliance upon any such extension, refinancing, renewal or replacement if such extension, refinancing, renewal or replacement would constitute a Pro Forma Compliance Event and (y) such extension, refinancing, renewal or replacement shall not add as an obligor or guarantor any Restricted Subsidiary that directly owns any Closing Date Rig; and

(n)                                 any other Debt of the Restricted Subsidiaries, provided (i) the Parent has demonstrated Pro Forma Compliance upon the incurrence of any such Debt if such incurrence would constitute a Pro Forma Compliance Event, (ii) no Default or Event of Default exists at the time of the incurrence of such Debt, nor would such result therefrom and (iii) the aggregate principal amount of such Debt of the Restricted Subsidiaries (excluding all such Debt permitted under clauses (a) through (m) above) outstanding shall not exceed, at the time of any incurrence thereof, (A) the lesser of (1) $750,000,000 and (2) 10% of Consolidated Tangible Net Worth as of the last day of the most recently ended fiscal quarter for which financial statements are available, minus (B) the aggregate amount of all obligations (other than Debt incurred pursuant to this clause (n)) secured by Liens incurred and outstanding pursuant to clause (p) of the definition of “Permitted Liens”.

“Permitted Liens” means

(a)                                 Liens for Taxes, assessments or governmental charges or levies on Property of the Parent or a Restricted Subsidiary, if the same shall not at any time be delinquent or are being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent or such Restricted Subsidiary;

(b)                                 Liens that are imposed by law in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, statutory landlord liens, maritime liens and other similar Liens, if the same shall not at any time be delinquent or are being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent or the appropriate Restricted Subsidiary;

(c)                                  Liens arising in the ordinary course of business out of or in connection with pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, social security retirement benefits or other forms of governmental insurance;

(d)                                 Liens created by any of the Loan Documents or in respect of any Cash Collateralization, letter of credit or other collateral arrangement required by the Loan Documents to secure the Obligations;

(e)                                  Minor defects, irregularities and deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances, defects and irregularities in the physical placement and location of pipelines within areas covered by easements, leases, licenses and other rights in real property in favor of the Parent or any Restricted Subsidiary, in each case which do not interfere with the ordinary conduct of business, and which do not materially detract from the value of the property which they affect;

(f)                                   Any right of set-off arising under common law or by statute;

(g)                                  Liens arising from judgments, decrees, arbitration awards or attachments in existence not more than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered by insurance;

(h)                                 Liens against real property with respect to which the Parent or any Restricted Subsidiary has been granted easements, rights-of-way or other real estate interests, which have been created or incurred prior to the acquisition by the Parent or such Restricted Subsidiary of such easements, rights-of-way or other real estate interests, or thereafter by the Persons from whom the Parent or such Restricted Subsidiary obtains such real estate interests and their successors and assigns (other than the Parent or any Subsidiary);

(i)                                     Liens incurred in the ordinary course of business to secure performance of tenders, bids or contracts entered into in the ordinary course of business, including without limitation any rights of offset or liquidated damages, penalties, or other fees that may be contractually agreed to in conjunction with any tender, bid, or contract entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(j)                                    Liens existing on the Effective Date and listed on Schedule I and Liens incurred pursuant to subsequent permitted extensions, refinancings, or renewals of the underlying obligations secured by such Liens, provided that no additional assets of the Parent or any of its Material Subsidiaries are pledged in support thereof and that the underlying obligations do not increase;

(k)                                 Liens to secure Permitted Debt recorded as capital leases in accordance with GAAP; provided that the Parent has demonstrated Pro Forma Compliance upon the incurrence of any such Lien if such incurrence would constitute a Pro Forma Compliance Event;

(l)                                     Liens to secure supersedeas bonds, appeal bonds and similar obligations in an aggregate outstanding amount not to exceed $100,000,000 at any time;

(m)                             Liens to secure Permitted Debt (other than Pride Existing Rig Debt) incurred by any Restricted Subsidiary (and guaranties given by the Parent or any Restricted Subsidiary supporting such Permitted Debt to the extent such guaranties are otherwise permitted under this Agreement) (i) to acquire or construct any drilling rig or marine transportation vessel (including without limitation any Rigs) not owned by the Parent, any of its Subsidiaries, or any Local Content Entity as of the date of this Agreement, provided that (A) such Liens are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction or the date of commercial operation of the assets constructed and (B) any such Lien shall exist only against such drilling rig or marine transportation vessel acquired or constructed and related contracts, intangibles and other assets that are incidental thereto (including accessions and improvements thereto and replacements thereof), (ii) to renovate or upgrade any drilling rig or marine transportation vessel (including without limitation any Rigs) not owned by the Parent, any of its Subsidiaries, or any Local Content Entity as of the date of this Agreement but which is hereafter acquired or constructed by the Parent or such Restricted Subsidiary incurring such Permitted Debt, provided that (A) such Liens are incurred prior to or within 365 days after the later of the completion of such renovation or upgrade or the date of commercial operation of the assets renovated or upgraded and (B) any such Lien shall exist only against such drilling rig or marine transportation vessel renovated or upgraded and related contracts, intangibles and other assets that are incidental thereto (including accessions and improvements thereto and replacements thereof) or (iii) that are extensions, renewals and replacements of the Liens described in clauses (i) and (ii) above, so long as (x) there is no increase in the Debt secured thereby (other than amounts incurred to pay fees and expenses reasonably incurred in connection with such extension, renewal or replacement) and no additional property (other than accessions, improvements, and replacements in respect of such property) is subject to such Lien and (y) such extension, renewal, or replacement shall not add as an obligor or guarantor any Restricted Subsidiary that directly owns any Closing Date Rig; provided, in the case of any Lien incurred pursuant to this clause (m), the Parent has demonstrated Pro Forma Compliance upon the incurrence of such Lien if such incurrence would constitute a Pro Forma Compliance Event;

(n)                                 (i) Liens on property existing at the time such property is acquired by Parent or any of its Restricted Subsidiaries and not created in contemplation of such acquisition, (ii) Liens on the assets of any Person at the time such Person becomes a Subsidiary of Parent and not created in contemplation of such Person becoming a Subsidiary of Parent and (iii) extensions, renewals and replacements of the Liens described in clauses (i) and (ii) above, so long as there is no increase in the Debt secured thereby (other than amounts incurred to pay fees and expenses reasonably incurred in connection with such extension, renewal or replacement); provided that in each case (A) such Lien shall not extend to property not subject to such Lien on the date of such acquisition or the date such Person became a Subsidiary of Parent, as the case may be (other than accessions, improvements, and replacements in respect of such property), (B) such Lien shall secure only those obligations which it secured on the date of such acquisition or the date such  Person became a Subsidiary of Parent, as the case may be, and extensions, renewals and replacements thereof, so long as there is no increase in the Debt secured thereby (other than amounts incurred to pay fees and expenses reasonably incurred in connection with such extension, renewal or replacement), (C) the Debt secured by such Lien is permitted pursuant to this Agreement, and (D) the Parent has demonstrated Pro Forma Compliance upon the incurrence of any such Lien if such incurrence would constitute a Pro Forma Compliance Event;

(o)                                 Liens on the Atwood Archer and the Atwood Admiral and any related contracts, intangibles and other assets that are incidental thereto (including accessions and improvements thereto and replacements thereof) to secure the Atwood Rig Debt; and

(p)                                 Any Liens on the Property of the Parent and the Restricted Subsidiaries not permitted in clauses (a) through (o) above; provided that (i) the Parent has demonstrated Pro Forma Compliance upon the incurrence of any such Lien if such incurrence would constitute a Pro Forma Compliance Event, (ii) the aggregate outstanding principal amount of Debt secured by all such Liens does not exceed, at the time of incurrence thereof, (A) the lesser of (1) $750,000,000 and (2) 10% of Consolidated Tangible Net Worth as of the last day of the most recently ended fiscal quarter for which financial statements are available, minus (B) the aggregate outstanding amount of unsecured Debt incurred pursuant to clause (n) of the definition of “Permitted Debt”.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Parent or any ERISA Affiliate and covered by Title IV of ERISA.

“Pricing Schedule” means the Schedule identifying the Applicable Margin and commitment fee rates attached hereto and identified as such.

“Pride” has the meaning given such term in the preamble to this Agreement.

“Pride Acquisition Financing” means (a) the 3.25% senior unsecured notes of the Parent due 2016 in an aggregate principal amount of $1,000,000,000 and (b) the 4.70% senior unsecured notes of the Parent due 2021 in an aggregate principal amount of $1,500,000,000, in each case, issued and sold pursuant to the Indenture dated as of March 17, 2011 between the Parent and Deutsche Bank Trust Company Americas, as Trustee as supplemented by the Supplemental Indenture dated as of March 17, 2011 between the Parent and Deutsche Bank Trust Company Americas, as Trustee.

“Pride Conversion” means the conversion of Pride from a Delaware corporation to a Delaware limited liability company so long as the Administrative Agent receives the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)                                 a Ratification Agreement executed by Pride and the Administrative Agent, in substantially the form of Exhibit I ;

(b)                                 a favorable opinion of New York and Delaware counsel for such entity, in such form and covering such matters as the Administrative Agent may reasonably request;

(c)                                  a certificate of the Secretary or an Assistant Secretary of Pride, certifying the following, after giving effect to such conversion: (i) the resolutions of the governing body of Pride approving this Agreement, the other Loan Documents to which it is a party, and the transactions contemplated hereby, in each case evidencing any necessary company action, (ii) the name and true signature of an agent or agents of Pride authorized to sign each Loan Document to which Pride is a party and any other documents to be delivered hereunder, and (iii)  true, correct and complete copies of the certificate of formation and limited liability company agreement (or corresponding organizational documents) of Pride;

(d)                                 a certificate of a Responsible Person of the Parent certifying that, both before and after giving effect to such conversion: (i) no Default or Event of Default existed as of the date of such conversion, and (ii) all representations and warranties made by the Borrowers in Article IV were true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier in the text thereof, which shall be true and correct in all respects) on and as of the effective date of such conversion (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall be correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier in the text thereof, which shall be true and correct in all respects) as of such earlier date); and

(e)                                  a certificate of good standing from the Secretary of State of the State of Delaware with respect to Pride.

“Pride Debt” means (a) the Pride Senior Notes Debt and (b) the Pride Existing Rig Debt.

“Pride Existing Rig Debt” means Debt of Pride and its Subsidiaries existing as of the date of this Agreement in an aggregate principal amount not to exceed $87,323,573 incurred by Pride or its Subsidiaries to acquire, construct, renovate or upgrade any drilling rig or marine transportation vessel owned by Pride or its Subsidiaries and guarantees given by any Subsidiary of Pride supporting such Debt.

“Pride Indenture” means the Indenture dated July 1, 2004 by and between Pride and the Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as trustee, as supplemented by the Second Supplemental Indenture dated as of June 2, 2009 and the Third Supplemental Indenture dated as of August 6, 2010.

“Pride Senior Notes Debt” means (a) the 8 1/2% senior unsecured notes of Pride due 2019 in an aggregate principal amount of $500,000,000 issued and sold pursuant to the Pride Indenture, (b) the 6 7/8%  senior unsecured notes of Pride due 2020 in an aggregate principal amount of $900,000,000 issued and sold pursuant to the Pride Indenture and (c) the 7 7/8% senior unsecured notes of the Pride due 2040 in an aggregate principal amount of $300,000,000 issued and sold pursuant the Pride Indenture.

“Pro Forma Compliance” means, with respect to any date, pro forma compliance as of such date (after giving effect to the application of any proceeds resulting from the transactions occurring on such date and the delivery of any Guaranty or Borrower Counterpart on such date) with all financial covenants set forth in Section 6.01, including the Guarantee Ratio Covenants, and satisfaction on or before such date of all requirements of Section 5.11 with respect to any Guaranties or Borrower Counterparts required in order to meet such pro forma compliance with such covenants as of such date; provided that the Parent shall have delivered to the Administrative Agent a certificate of the chief executive officer, chief financial officer or treasurer of the Parent setting forth a detailed calculation of such covenants as of the end of the most recently ended fiscal quarter on a pro forma basis after giving effect to any event or action with respect to which such pro forma calculation is required; and provided further that, for purposes of such determination, (a) Rig Values shall be as set forth in the list delivered with the compliance certificate most recently delivered pursuant to Section 5.01(a) or (b) or, at the Parent’s option, an updated list of Rig Values (reflecting then-current Rig Values of each Rig held by the Parent, its Subsidiaries, and the Local Content Entities) certified by a Responsible Person of the Parent as of a date after the date of such compliance certificate, provided that, with respect to any Rig acquired after the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) or to be acquired on the date on which Pro Forma Compliance is to be determined, the Rig Value of such Rig shall be as reasonably agreed by the Parent and the Administrative Agent, and (b) status as a Marketed Rig shall be determined based on the most recent of (i) the fleet status report most recently posted to the Parent’s website and (ii) the Fleet Status Certificate most recently delivered, including, at the Parent’s option, an updated Fleet Status Certificate.

“Pro Forma Compliance Event” means the incurrence of any Lien or any Debt that would cause the Pro Forma Compliance Value to exceed $25 million in the aggregate.

“Pro Forma Compliance Value” means an amount equal to the sum of (a) the aggregate amount of obligations secured by all Liens incurred pursuant to any of clauses (j), (k), (m) (including subclause (iii) thereof), (n), or (p) of the definition of “Permitted Liens” since the date of the last certification by the Parent of Pro Forma Compliance, plus (b) the aggregate amount of Debt incurred pursuant to any of clauses (b), (f), (g), (j), (m), or (n) of the definition of “Permitted Debt” since the date of the last certification by the Parent of Pro Forma Compliance.  For the avoidance of doubt, the delivery of a compliance certificate pursuant to Section 5.01(a) or (b) that shows compliance with all the components of Pro Forma Compliance shall constitute a certification by Parent of Pro Forma Compliance for purposes of this definition.

“Process Agent” has the meaning specified in Section 9.14.

“Property” or “asset” (in either case, whether or not capitalized) means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Ratable Portion” means, as to any Bank on any date, (a) the amount obtained by dividing (i) such Bank’s Commitment on such date by (ii) the aggregate amount on such date of all Commitments of all of the Banks, or (b) if no Commitments exist on such date, the amount obtained by dividing (i) such Bank’s Commitment on the day immediately prior to the termination of the Commitments by (ii) the aggregate amount of all Commitments of all of the Banks on such day.

“Rating Category” means the relevant Level applicable from time to time as set forth on the Pricing Schedule, which is based on the ratings of the Parent’s senior unsecured long-term debt by Standard & Poor’s or Moody’s.  If there is a one-notch split between the two ratings, then the level corresponding to the higher rating shall apply.  If there is a more than a one-notch split in the two ratings, then (i) with respect to any amount accruing prior to the Fifth Amendment Effective Date, the rating that is one notch lower than the highest rating shall apply and (ii) with respect to any amount accruing on or after the Fifth Amendment Effective Date, the rating that is one notch higher than the lowest rating shall apply.  At any time when neither Standard & Poor’s nor Moody’s provides a rating as set forth above, then Level VI shall be deemed to be the “Rating Category”.

“Recipient” means (a) the Administrative Agent, (b) the Issuing Banks and (c) any Bank, as applicable.

“Redemption” means, with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value of such Debt.  “Redeem” has the correlative meaning thereto.

“Register” has the meaning specified in Section 9.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Responsible Person” means any of the president, chief executive officer, chief financial officer, vice president — finance, treasurer, assistant treasurer, or controller, as the case may be, of a Borrower and any other representatives of a Borrower as may be designated by any one of the foregoing Persons with the consent of the Administrative Agent.

“Restricted Payment” means with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary and shall include Pride and all Material Subsidiaries.

“Restricting Information” has the meaning specified in Section 9.10.

“Rig” means any mobile offshore drilling unit (including without limitation any jack-up rig, semi-submersible rig, drillship, and barge rig).

“Rig Value” means (a) with respect to any Rig (other than the Atwood Archer, the Atwood Admiral, the Atwood Achiever, and the Atwood Advantage), the net book value (determined in accordance with GAAP) of such Rig, as reflected in the Parent’s balance sheet and (b) with respect to each of the Atwood Archer, the Atwood Admiral, the Atwood Achiever, and the Atwood Advantage, the average of the net book values (determined in accordance with GAAP) of the DS-9 Rig and the DS-10 Rig, as reflected in the Parent’s balance sheet; provided that, with respect to the determination of the Rig Value of any Rig acquired after the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), the Rig Value of such Rig shall be as reasonably agreed by the Parent and the Administrative Agent.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time, or subject to any other sanctions program administered by (x) the United States of America or the United Kingdom or (y) to the extent any such sanctions program does not contradict applicable legislation of the United States of America or the United Kingdom including without limitation applicable sanctions, embargoes, or anti boycott regulations, the European Union or the United Nations.

“Sanctioned Person” means (a) a Person or vessel named on or, to the knowledge of the Parent, controlled by a Person named on, (i) the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (ii) the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time (to the extent any such list does not contradict applicable anti-boycott or other legislation of the United States of America or the United Kingdom), (iii) the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (iv) the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, (v) any other sanctions list maintained by the entities specified in clauses (i) through (iv) above, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person located, organized, or resident in a Sanctioned Country, to the extent subject to a sanctions program administered by (x) the United States of America or the United Kingdom or (y) to the extent any such sanctions program does not contradict applicable legislation of the United States of America or the United Kingdom including without limitation applicable sanctions, embargoes, or anti boycott regulations, the European Union or the United Nations.

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC, and any successor ratings agency.

“Stated Expiry Date” means the original expiration date stated on the face of any Letter of Credit, or such other date, if any, to which the applicable Issuing Bank extends the expiration of such Letter of Credit at the request of the applicable Borrower or to which the expiration of such Letter of Credit is automatically extended pursuant to the terms of such Letter of Credit.

“Subsidiary” of any Person means any corporation, partnership, joint venture, or other entity of which more than 50% of the outstanding capital stock or other Equity Interests having ordinary voting power (irrespective of whether or not at the time capital stock or other Equity Interest of any other class or classes of such corporation, partnership, joint venture, or other entity shall or might have voting power upon the occurrence of any contingency) is at the time owned directly or indirectly by such Person.  Unless otherwise provided or the context otherwise requires, the terms “Subsidiary” and “Subsidiaries” refer to a Subsidiary or Subsidiaries of the Parent.

“Syndication Agent” means DNB Bank ASA, in its capacity as syndication agent for the Banks hereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Requirement, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of (a)(i) with respect to the Banks that did not extend their Commitments pursuant to the 2016 Extension Agreement and did not extend their Commitments pursuant to the Fifth Amendment, September 30, 2019; (ii) with respect to the Banks that did extend their Commitments pursuant to the 2016 Extension Agreement but did not extend their Commitments pursuant to the Fifth Amendment, September 30, 2020; and (iii) with respect to the Extending Banks, September 30, 2022 and (b) the termination in whole of the Commitments pursuant to this Agreement.

“Termination Event” means (a) a “reportable event”, as such term is described in Section 4043 of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (b) the withdrawal of the Parent or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a “substantial employer”, as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Parent or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Type” has the meaning specified in the definition of the term “Advance” (with respect to an Advance) and in the definition of the term “Borrowing” (with respect to a Borrowing).

“UK Bribery Act” means the United Kingdom Bribery Act 2010 as amended, including any subordinate legislation thereunder.

“Unreallocated Portion” has the meaning specified in Section 2.21(b).

“Unrestricted Subsidiary” means any Subsidiary of the Parent designated as such on Schedule 4.20 hereto, as supplemented or amended from time to time, which designation, amendment and supplement must be approved by the Majority Banks, such approval not to be unreasonably withheld.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Use of Proceeds Certificate” means, with respect to any Advance, a certificate in form, substance, and detail reasonably satisfactory to the Administrative Agent, signed by a Responsible Person of the relevant Borrower (a) describing the intended use of proceeds of such Advance and (b) certifying that the proceeds of the applicable Advance will be used for such described use or other permitted general corporate purposes within five Business Days after the making of such Advance, or will otherwise be repaid to the extent required pursuant to Section 2.09(b).

“Voting Stock” means, with respect to any company or corporation, the outstanding shares or stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right to so vote has been suspended by the happening of such a contingency.

“Withdrawal Liability” has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.     Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.  Unless otherwise indicated, all references to a particular time are references to New York City time.

SECTION 1.03.     Accounting Terms.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if any Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Majority Banks, by notice from the Administrative Agent to any Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith in a manner satisfactory to the Borrowers and the Majority Banks.

SECTION 1.04.     Miscellaneous.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The term “including” shall mean “including, without limitation,”, the term “include” shall mean “include, without limitation,” and the term “includes” shall mean “includes, without limitation,”.  Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, amendments and restatements or other modifications set forth herein).

ARTICLE II

AMOUNT AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

SECTION 2.01.     The Advances.  Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make one or more Advances to the Borrowers from time to time on any Business Day during the period from the Effective Date until such Bank’s Termination Date in an aggregate amount not to exceed at any time outstanding the amount equal to (a) such Bank’s Commitment minus (b) such Bank’s Ratable Portion of outstanding Letter of Credit Liabilities; provided that, no Advance shall be required to be made, except as part of a Borrowing that is in an aggregate amount not less than $10,000,000 (and in integral multiples of $1,000,000 in excess thereof), and each Borrowing shall consist of Advances of the same Type having (in the case of a Borrowing comprised of LIBOR Advances) the same Interest Period, made on the same day by the Banks ratably according to their respective Commitments.  Within the limits set forth in the preceding sentence, the Borrowers may borrow, prepay pursuant to Section 2.09 and reborrow under this Section 2.01 until the Termination Date applicable to each Bank, but in no event will any Bank be obligated to make any Advance, if the amount of such Advance plus all other Advances owed to such Bank plus such Bank’s Ratable Portion of the Letter of Credit Liabilities would exceed its Commitment.

SECTION 2.02.     Making the Advances.

(a)                                 Notice of Borrowings.  Each Borrowing shall be made on notice, given not later than noon (New York City time) (x) in the case of a proposed Borrowing comprised of LIBOR Advances, at least three Business Days prior to the date of the proposed Borrowing (or at such other time as the applicable Borrower and the Banks may agree to for such proposed Borrowing) and (y) in the case of a proposed Borrowing comprised of Base Rate Advances, on the day of the proposed Borrowing, by the applicable Borrower to the Administrative Agent, which shall give to each Bank prompt notice thereof by facsimile or in accordance with Section 9.02.  Each such notice of a Borrowing (a “Notice of Borrowing”) shall be given in accordance with Section 9.02, in substantially the form of Exhibit A, identifying therein the requested Borrowing and the (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, (iv) in the case of a Borrowing comprised of LIBOR Advances, initial Interest Period for each such Advance, provided that the applicable Borrower may not specify LIBOR Advances for any Borrowing if, after giving effect to such Borrowing, LIBOR

Advances having more than ten different Interest Periods shall be outstanding, (v) whether, after giving effect to such Borrowing, the aggregate amount of Available Cash would exceed $150,000,000 and (vi) the amount and date of receipt of any net cash proceeds of issuances of Equity Interests of the Parent excluded from the calculation of “Available Cash” pursuant to clause (d) of the definition thereof and the intended purpose of such net cash proceeds.  Each Notice of Borrowing shall be irrevocable and binding on the Borrower that gives such Notice of Borrowing.

(b)                                 Funding of Borrowings.  In the case of a proposed Borrowing comprised of LIBOR Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under Section 2.05(b).  Each Bank shall, before noon (or 2:00 P.M. in the case of a Borrowing comprised of Base Rate Advances) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office, in same day funds, such Bank’s Ratable Portion of such Borrowing.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent’s aforesaid address.  Each Bank may, at its option, make any Advance available to any Borrower not organized under the laws of a State of the United States of America by causing any foreign or domestic branch or Affiliate of such Bank to make such Advance; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Advance in accordance with the terms of this Agreement.

(c)                                  Indemnification of Banks.  In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Advances, the applicable Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.  Any Bank requesting indemnification under this Section 2.02(c) shall provide to the applicable Borrower a reasonable explanation of any such loss, cost, or expense for which such Bank requests indemnification.

(d)                                 Non-Receipt of Funds by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s Ratable Portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount.  If and to the extent that such Bank shall not have so made such Ratable Portion available to the Administrative Agent, such Bank and the applicable Borrower severally agree to repay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of a Borrower, one Business Day after the Administrative Agent requests such payment from such Borrower, which request shall not be sooner than one

Business Day after such Bank’s Ratable Portion was due, with interest at the interest rate applicable at the time to Advances comprising such Borrowing, and (ii) in the case of such Bank, forthwith upon demand, with interest at the Federal Funds Rate.  If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Advance as part of such Borrowing for purposes of this Agreement.  The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

(e)                                  Notes.  Each Bank, at its option, may request a Note of the Borrowers payable to the order of such Bank, evidencing the indebtedness of the Borrowers to such Bank resulting from Advances owing by any Borrower to such Bank, in substantially the form of Exhibit B hereto.

SECTION 2.03.     Fees.

(a)                                 Commitment Fees.  The Borrowers agree to pay to the Administrative Agent for the account of each Bank a commitment fee at the rate per annum set forth in the Pricing Schedule hereto under the heading “Commitment Fee” for the relevant Rating Category applicable from time to time calculated on the average daily unused amount of such Bank’s Commitment during the period from the Effective Date in the case of each Bank listed on the signature pages hereof and from the effective date specified in the Assignment and Acceptance (or joinder pursuant to Section 2.19(a)) pursuant to which it became a Bank in the case of each other Bank until the date on which such Bank’s Commitment terminates.  Accrued commitment fees shall be payable quarterly in arrears on or before the later of (A) the last day of each March, June, September and December, commencing June 30, 2013 and (B) the date that is three Business Days following the Parent’s receipt of an invoice for such fees, and (C) on the applicable Termination Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Anything herein to the contrary notwithstanding, during such period as a Bank is a Defaulting Lender, such Defaulting Lender will not be entitled to any commitment fees accruing during such period pursuant to this Section 2.03(a) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees).

(b)                                 Other Fees.  The Borrowers shall pay to the Administrative Agent and the Joint Lead Arrangers the fees set forth in the Fee Letters and such other fees as may be separately agreed to by the Borrowers and the Administrative Agent or the Joint Lead Arrangers, as the case may be.

SECTION 2.04.     Repayment.  The Borrowers shall repay to each Bank the then-unpaid principal of all of the Advances owing to such Bank on such Bank’s Termination Date.  If at any time the aggregate principal amount of all Advances owed to any Bank, plus such Bank’s Ratable Portion of the Letter of Credit Liabilities then outstanding, exceeds its Commitment, the Borrowers shall ratably repay to the Banks the Advances in an amount necessary so that no Bank is owed a principal amount of Advances that exceeds its Commitment minus such Bank’s Ratable Portion of Letter of Credit Liabilities.  If any repayment of a LIBOR Advance under this

Section 2.04 occurs on any day other than the last day of the Interest Period therefor, the Borrowers shall compensate the relevant Banks pursuant to Section 9.04(b).

SECTION 2.05.     Interest.  Each Borrower shall pay interest on the unpaid principal amount of each Advance owed by it to each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a)                                 Base Rate Advances.  During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate plus the Applicable Margin in effect for Base Rate Advances from time to time, payable quarterly on the last day of each March, June, September and December during such periods, on each other date provided herein and on the date such Base Rate Advance shall be changed (in whole or in part) as a result of any division or combination of any Borrowing or shall be Converted (in whole or in part); provided that any amount of principal (other than principal of LIBOR Advances bearing interest pursuant to the proviso to Section 2.05(b)) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of 2% per annum plus the Base Rate plus the Applicable Margin for Base Rate Advances in effect from time to time.

(b)                                 LIBOR Advances.  During such periods as such Advance is a LIBOR Advance, a rate per annum equal, at all times during each Interest Period for such Advance, to the sum of the LIBO Rate for such Interest Period for such Advance plus the Applicable Margin in effect for LIBOR Advances from time to time, payable on the last day of such Interest Period, on each other date provided herein and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any amount of principal of any LIBOR Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal to the sum of 2% per annum plus the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

SECTION 2.06.     Additional Interest on LIBOR Advances.  If any Bank is required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, and if as a result thereof there is an increase in the cost to such Bank of agreeing to make or making, funding or maintaining LIBOR Advances, then the applicable Borrower or Borrowers shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), unless such Bank withdraws its demand for such additional amounts pursuant to Section 2.16(c), pay to the Administrative Agent for the account of such Bank additional amounts, as additional interest hereunder, sufficient to compensate such Bank for such increased cost.  Such Bank shall provide to the applicable Borrower or Borrowers a reasonable explanation of such amounts to be paid.

SECTION 2.07.     Interest Rate Determination and Protection.  (a) The Administrative Agent shall give prompt notice to the Parent and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.05(b).

(b)                                 If the Administrative Agent is unable to obtain timely information for determining the LIBO Rate for any LIBOR Advance,

(i)                                     the Administrative Agent shall forthwith notify the Parent and the Banks that the interest rate cannot be determined for such LIBOR Advances,

(ii)                                  each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(iii)                               the obligation of the Banks to make, or to Convert Advances or Borrowings into, or make divisions or combinations of Borrowings resulting in, LIBOR Advances or LIBOR Borrowings shall be suspended until the Administrative Agent shall notify the Parent and the Banks that the circumstances causing such suspension no longer exist.

(c)                                  If the Majority Banks notify the Administrative Agent that either (A) the applicable interest rate for any Interest Period for any LIBOR Advance will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective LIBOR Advances for such Interest Period, or (B) Dollar deposits in the amounts of their respective Advances for such Interest Period are not available to them in the London interbank market, the Administrative Agent shall forthwith so notify the Parent and the Banks, whereupon

(i)                                     each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(ii)                                  the obligation of the Banks to make, or to Convert Advances or Borrowings into, or to make divisions or combinations of Borrowings resulting in, LIBOR Advances or LIBOR Borrowings shall be suspended until the Majority Banks shall notify the Administrative Agent (and the Administrative Agent shall thereafter notify the Parent) that the circumstances causing such suspension no longer exist.

(d)                                 If a Borrower shall fail to select the duration of any Interest Period for any LIBOR Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into LIBOR Advances with an Interest Period of one month.

(e)                                  Upon the occurrence and during the continuance of an Event of Default, each LIBOR Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

SECTION 2.08.     Voluntary Conversion of Borrowings; Continuation of LIBOR Borrowings.  (a) The applicable Borrower may on any Business Day, upon notice given to the Administrative Agent not later than noon (x) in the case of a proposed Conversion into a LIBOR Borrowing, on the third Business Day prior to the date of the proposed Conversion and (y) in the case of a proposed Conversion into a Base Rate Borrowing, on the date of the proposed

Conversion and subject to the limitations in Section 2.02(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.07, 2.08(c) and 2.11, Convert all or any portion of a Borrowing of one Type into a Borrowing of another Type; provided that any Conversion of any LIBOR Borrowing shall be made on, and only on, the last day of an Interest Period for such LIBOR Borrowing.  Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Borrowing (or identified portion thereof) to be Converted and the Type into which it is to be Converted, and (iii) if such Conversion is into a LIBOR Borrowing, the duration of the Interest Period for each LIBOR Advance comprising such LIBOR Borrowing.

(b)                                 The applicable Borrower may continue all or any portion of any LIBOR Borrowing as a LIBOR Borrowing for an additional Interest Period that complies with the requirements set forth in the definition herein of “Interest Period,” by giving notice of such Interest Period as set forth in such definition, subject to the limitations in Section 2.02(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.07, 2.08(c) and 2.11.

(c)                                  All Borrowings, divisions and combinations of Borrowings, Conversions and continuations under this Agreement shall be effected in a manner that (i) treats all Banks ratably (including, for example, effecting Conversions of any portion of a Borrowing in a manner that results in each Bank retaining its same ratable percentage of both the Converted portion and the remaining portion not Converted), and (ii) in the case of LIBOR Borrowings, results in each LIBOR Borrowing (including, in the case of any Conversion of a portion of a LIBOR Borrowing, both the Converted portion and the remaining portion not Converted) being in an amount not less than $1,000,000.  Upon Conversion of any Borrowing, or portion thereof, into a particular Type, all Advances comprising such Borrowing or portion thereof, as the case may be, will be deemed Converted into Advances of such Type.  Notwithstanding any other provision hereof, during the continuance of any Event of Default, no Borrower may divide or combine Borrowings, continue all or any portion of any LIBOR Borrowing for an additional Interest Period or Convert all or any portion of a Borrowing into a LIBOR Borrowing.

SECTION 2.09.     Prepayments.

(a)                                 Optional.  Each Borrower may (i) in respect of LIBOR Advances, upon at least two Business Days’ notice, and (ii) in respect of Base Rate Advances, upon notice by noon on the day of the proposed prepayment, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment and the Types of Advances to be prepaid, and the specific Borrowing or Borrowings to be prepaid in whole or in part, and if such notice is given the applicable Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty; provided that each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 (and in increments of $1,000,000 in excess thereof) or, if less, the entire principal amount thereof then outstanding; and provided further that if such Borrower prepays any LIBOR Advance on any day other than the last day of an Interest Period therefor, such Borrower shall compensate the Banks pursuant to Section 9.04(b).

(b)                                 Mandatory.

(i)                                     With respect to each Advance as to which a Use of Proceeds Certificate is required to have been delivered hereunder, if and to the extent the Borrower has not applied the proceeds of such Advance for the purposes specified in such Use of Proceeds Certificate or for other purposes permitted by this Agreement by the fifth Business Day following the date such Advance is made, then on the next Business Day the Borrowers shall prepay any outstanding Advances in an aggregate principal amount equal to such unused proceeds.

(ii)                                  If (A) any proceeds of Equity Interests which were excluded from the calculation of Available Cash pursuant to clause (d) of the definition thereof were not used to consummate a permitted transaction for which they were set aside within 90 days after receipt thereof and (B) Available Cash (after giving effect to the inclusion of such unused proceeds of Equity Interests in “Available Cash”) exceeds $150,000,000, then within one Business Day after the expiration of such 90 day period, the Borrowers shall repay any outstanding Advances in an amount equal to the lesser of (x) the amount of such proceeds at such time and (y) such amount as shall cause Available Cash to be less than or equal to $150,000,000 after giving effect to such repayment.

SECTION 2.10.     Increased Costs; Capital Adequacy, Etc.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any Issuing Bank;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (a)(ii) through (d) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Bank or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Bank or any Letter of Credit or participation therein;

and the result of the foregoing shall be to increase the cost to such Bank or such other Recipient of making, funding or maintaining any Advance (or of maintaining its obligation to make any such Advance), or to increase in the cost to such Bank, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any such Letter of Credit), or to reduce the amount of any sum received or receivable by such Bank, Issuing Bank or other Recipient hereunder (whether of principal, interest, or any other amount), then the applicable Borrower or Borrowers shall from time to time, upon demand by such Bank, Issuing Bank or other Recipient (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts sufficient to compensate such Bank, Issuing Bank or other Recipient, as the case may be, without duplication of any amounts paid under Section 2.06 or Section 2.10(c), for such additional costs incurred or reduction suffered for such increased cost unless, in the case of a Bank, such Bank shall have withdrawn its demand for additional compensation for such increased cost pursuant to Section 2.16(c); provided that such Bank, Issuing Bank or other Recipient is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Bank, Issuing Bank or other Recipient has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.  Such Bank, Issuing Bank or other Recipient shall provide to such Borrower a certificate setting forth the amounts to be paid by such Borrower in accordance with Section 2.17.

(b)                                 Conversion of Advances.  If the applicable Borrower so notifies the Administrative Agent within five Business Days after any Bank notifies such Borrower of any increased cost pursuant to the provisions of Section 2.10(a), such Borrower shall Convert all Advances of the Type affected by such increased cost of all Banks then outstanding into Advances of another Type in accordance with Section 2.08 (provided that the proviso to first sentence of Section 2.08(a) shall not apply to any such Conversion) and, additionally, reimburse such Bank for such increased cost in accordance with Section 2.10(a).

(c)                                  Capital Requirements.  If any Bank or Issuing Bank shall have determined that any Change in Law affecting such Bank or Issuing Bank or any lending office of such Bank or such Bank’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Bank’s or Issuing Bank’s capital or on the capital of such Bank’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Bank or the Loans made by, or participations in Letters of Credit held by, such Bank, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Bank or Issuing Bank or such Bank’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s or Issuing Bank’s policies and the policies of such Bank’s or Issuing Bank’s holding company with respect to capital adequacy), such Bank or Issuing Bank shall have the right to give prompt written notice and demand for payment of such additional amount or amounts as will compensate such Bank or such Issuing Bank or such Bank’s or such Issuing Bank’s holding company for any reduction actually suffered to the Parent with a copy to the Administrative Agent (which notice and demand shall show in reasonable detail a description of the basis for such claim of compensation and the calculation of such additional amount or amounts as shall be required to compensate such Bank or Issuing Bank or such Bank’s or Issuing Bank’s holding company for any reduction actually suffered, which such amounts shall be conclusive and binding absent manifest error), although the failure to give any such notice shall not, unless such notice fails to set forth the information required above or is not delivered within the time period set forth in clause (e) below, release or diminish any of the Borrowers’ obligations to pay additional amounts pursuant to this Section 2.10(c); provided that such Bank or such Issuing Bank is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Bank or Issuing Bank has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.  Subject to Section 2.16, such Borrower shall pay such additional amount or amounts set forth in such notice.

(d)                                 Mitigation Obligations.  If any Bank requests compensation under this Section 2.10, then such Bank shall use its commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any increased costs under this Section 2.10 or to eliminate the amount of any such increased cost which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would subject such Bank to any unreimbursed costs or expense or would otherwise be disadvantageous to such Bank.  The Borrowers agree to pay all reasonable costs and expenses incurred by any Bank in connection with any such selection or change.

(e)                                  Delay in Requests.  No Bank shall be entitled to recover increased costs pursuant to this Section 2.10, (a) incurred or accruing more than 90 days prior to the date on which such Bank sent to the applicable Borrower a written notice and demand for payment as specified in this Section 2.10 (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof), or (b) to the extent that such increased costs have resulted from the failure of such Bank to have complied with Section 2.10(d).

SECTION 2.11.     Illegality.  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful, or any governmental authority, central bank or comparable agency shall assert that it is unlawful (such unlawfulness or such assertion of unlawfulness being an “Illegality Event”), for any Bank or its Eurodollar Lending Office (such a Bank being an “Affected Bank”) to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Bank to the applicable Borrower through the Administrative Agent, (a) the obligation of the Banks to make, or to Convert Advances or Borrowings into, or to make divisions or combinations of Borrowings resulting in, LIBOR Advances or LIBOR Borrowings shall be suspended until the time set forth in the next succeeding sentence (and the Administrative Agent shall promptly notify each Bank of such suspension), and (b) the applicable Borrower shall forthwith Convert all LIBOR Advances of all Banks then outstanding into Advances of another Type in accordance with Section 2.08.  The suspension of the obligation of the Banks to make LIBOR Advances or to continue to fund or maintain LIBOR Advances, as set forth in the preceding sentence, shall terminate upon the earliest to occur of the following: (i) the withdrawal by each Affected Bank of its notice and demand with respect to the Illegality Event referenced in this Section 2.11, (ii) the replacement by the Parent of each Affected Bank pursuant to Section 2.16(b) hereof with an Eligible Assignee that is not an Affected Bank, and (iii) the termination by the Parent of each Affected Bank pursuant to Section 2.16(c) hereof.  If an Illegality Event has ceased to exist with respect to a Bank that has given notice and demand with respect to such Illegality Event pursuant to this Section 2.11, such Bank shall promptly after becoming aware thereof withdraw such notice and demand by giving written notice of withdrawal to the Administrative Agent and the Parent.  Upon termination of such suspension pursuant to clause (i), (ii) or (iii) above, as applicable, the Administrative Agent shall notify each Bank of such termination, and the Banks shall thereupon again be obligated to make LIBOR Advances and LIBOR Borrowings and to continue to fund, maintain, and Convert LIBOR Advances and LIBOR Borrowings in each case in accordance with and to the extent provided in this Agreement.

SECTION 2.12.     Payments and Computations.

(a)                                 Payment Procedures.  Each Borrower shall make each payment under any Loan Document not later than noon on the day when due in Dollars to the Administrative Agent at its Payment Office (or to the applicable Issuing Bank, in the case of payments to an Issuing Bank under Section 2.18) in same day funds.  The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or commissions on Letters of Credit as contemplated by Section 2.18(d) ratably (other than amounts payable pursuant to Section 2.06, 2.10, 2.13, 2.16 or 9.04) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.06(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes (if any) in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.  At the time of each payment of any principal of or interest on any Borrowing to the Administrative Agent, the applicable Borrower shall notify the Administrative Agent of the Borrowing to which such payment shall apply.  In the absence of such notice, the Administrative Agent may specify the Borrowing to which such payment shall apply.  All of the Obligations of the Loan Parties under the Loan Documents shall be absolute and unconditional, and all payments to be made by the Loan Parties under the Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment, or setoff.

(b)                                 Computations of Interest.  (i) All computations of interest based on the Base Rate (except during such times as the Base Rate is determined pursuant to clause (b) or (c) of the definition thereof) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and (ii) all computations of interest based on the LIBO Rate, the Federal Funds Rate, of any fee payable under Section 2.03, Section 2.18(d), or, during such times as the Base Rate is determined pursuant to clause (b) or (c) of the definition thereof, shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.06 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.  Each determination by the Administrative Agent (or, in the case of Section 2.06, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  Non-Business Day Payments.  Whenever any payment hereunder or under the Notes (if any) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)                                 Borrower Default.  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION 2.13.     Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by the Borrowers hereunder or under the Notes (if any) shall be made, in accordance with Section 2.12, free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note (if any) to any Recipient, then such Borrower or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Recipient receives an amount equal to the sum it would have received had no such deductions been made.

(b)                                 Payment of Other Taxes by the Borrowers.  In addition, each Borrower agrees to timely pay all Other Taxes to the relevant governmental authority, or if the Administrative Agent elects, reimburse it for the payment of any Other Taxes.

(c)                                  Indemnification by the Borrowers.  Each Borrower, to the fullest extent permitted by law, will jointly and severally indemnify each Recipient for the full amount of  Indemnified Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Recipient, any liability (including penalties, interest and expenses) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted, except if such Other Taxes, or other liability arise as a result of the gross negligence or willful misconduct of such Recipient as determined by a court of competent jurisdiction by final and nonappealable judgment.  This indemnification shall be made within 30 days from the date such Recipient makes written demand therefor.

(d)                                 Indemnification by the Banks.  Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Bank’s failure to comply with Section 9.06(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes

attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority.  A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error.  Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this Section 2.13(d).

(e)                                  Evidence of Payments; Treatment of Certain Refunds.  Within 30 days after the date of any payment of Indemnified Taxes by or at the direction of a Borrower, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, (i) the original or a certified copy of a receipt evidencing payment thereof, if the relevant taxing authority provides a receipt, or (ii) if the relevant taxing authority does not provide a receipt, other reasonable evidence of the payment thereof.  Should any Bank or the Administrative Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or the Administrative Agent would not be entitled but for the payment by a Borrower of Taxes as required by this Section 2.13 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or the Administrative Agent in its sole discretion), such Bank or the Administrative Agent, as the case may be, thereupon shall repay to such Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in Taxes actually obtained by such Bank or the Administrative Agent, as the case may be, and determined by such Bank or the Administrative Agent, as the case may be, to be attributable to such refund, credit or deduction, net of all out-of-pocket expenses (including Taxes) of such Bank or the Administrative Agent and without interest.  The Borrowers, upon the request of such Bank or the Administrative Agent, shall repay to such Bank or the Administrative Agent the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the taxing authority) in the event that such Bank or the Administrative Agent is required to repay such refund to such taxing authority.  Notwithstanding anything to the contrary in this paragraph (e), in no event will any Bank or the Administrative Agent be required to pay any amount to any Borrower pursuant to this paragraph (e) the payment of which would place such Bank or the Administrative Agent in a less favorable net after-Tax position than such Bank or the Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require the Administrative Agent or any Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person.

(f)                                   Status of Banks.

(i)                                     With respect to the Administrative Agent and each Borrower, any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by a Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Bank, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by a Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.13(f)(ii)(A), (ii)(B) and (ii)(C) below) shall not be required if in such applicable Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(ii)                                  Without limiting the generality of the foregoing, if a Borrower is a U.S. Person,

(A)                               any Bank that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement properly completed and executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding Tax;

(B)                               any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement, whichever of the following is applicable: (1) in the case of a Foreign Bank claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty; (2) properly completed and executed originals of IRS Form W-8ECI; (3) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN; or (4) to the extent a Foreign Bank is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; and

(C)                               if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by a Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)                                  Mitigation Obligations.  If any Bank is required by a Borrower to pay any Indemnified Taxes to any Bank or any taxing authority for the account of any Bank pursuant to this Section 2.13, then such Bank shall (at the request of the Parent) use its commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any Indemnified Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would subject such Bank to any unreimbursed costs or expense or would be disadvantageous to such Bank.  The Borrowers agree to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

(h)                                 Survival of Obligations.  Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

(i)                                     Applicable Law.  For purposes of this Section 2.13, the term “applicable law” includes FATCA.

(j)                                    FATCA.  For purposes of determining withholding taxes imposed under FATCA, from and after the First Amendment Effective Date, the Company and the Administrative Agent shall treat (and the Banks hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.14.     Sharing of Payments, Etc.  (a) If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.06, 2.10, 2.13, 2.16, 2.21, 9.04, or 9.06) in excess of its ratable share of payments on account of the Advances obtained by all the Banks, such Bank shall forthwith notify the Administrative Agent of such fact and purchase (for cash at face value) from the other Banks participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of its ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

(b)                                 Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

SECTION 2.15.     Ratable Reduction or Termination of the Commitments; Effect of Termination.

(a)                                 The Parent shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks, provided that each partial reduction shall be in the aggregate amount of at least $10,000,000 or any whole multiple of $1,000,000 in excess thereof.  Commitments terminated or reduced pursuant to the preceding sentence may not be reinstated.

(b)                                 Upon and at all times after any Commitment of any Bank is terminated in whole pursuant to any provision of this Agreement, such Commitment shall be zero and such Bank shall have no further obligation to make any Advances.

SECTION 2.16.     Replacement of Bank; Additional Right to Terminate Commitments.

(a)                                 Generally.  In the event that (i) any Bank demands payment pursuant to Section 2.06, 2.10 or 2.13, (ii) any Bank becomes an Affected Bank as set forth in Section 2.11, (iii) any Bank becomes a Defaulting Lender or (iv) any Bank refuses to consent to any proposed amendment, modification, waiver or consent with respect to any provision hereof that requires the unanimous approval of all Banks, or the approval of each of the Banks affected thereby (in each case in accordance with Section 9.01), and the consent of the Majority Banks shall have been obtained with respect to such amendment, modification, waiver or consent (such Bank, a “Non-Consenting Bank”), the Parent shall have the right, to either (x) replace such Bank in accordance with the procedure set forth in Section 2.16(b) or (y) if no Event of Default or Default then exists, terminate such Bank’s Commitment in accordance with the procedure set forth in Section 2.16(c); provided that no such replacement or termination shall be effected without (A) in the case of a replacement pursuant to Section 2.16(b), the prior written consent of the Issuing Banks and Administrative Agent (each such consent not to be unreasonably withheld, delayed or conditioned, but any withholding of consent by the Administrative Agent or the Issuing Banks based on any good faith concern of the Administrative Agent or the Issuing Banks regarding the creditworthiness of the replacement Bank shall be deemed a reasonable withholding of consent), (B) in the case of a termination pursuant to Section 2.16(c), a simultaneous reduction of the Letters of Credit in amounts such that there is no increase in the potential exposure of any Issuing Bank that is not participated to other Banks hereunder or such other arrangement (including cash collateralization or the posting of back-to-back letters of credit) in form and substance acceptable to the Issuing Banks and the Administrative Agent in their sole discretion to effect the foregoing, and (C) in the case of the replacement or termination of a Bank that is an Issuing Bank, the termination of all Letters of Credit issued by such Issuing Bank or such other arrangement (including cash collateralization or the posting of back-to-back letters of credit) in form and substance acceptable to such Issuing Bank in its sole discretion.

(b)                                 Replacement of Banks.  If the Parent determines to replace a Bank pursuant to this Section 2.16(b), then the Parent may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate (provided that the failure by any such Bank that is a Defaulting Lender to execute an Assignment and Acceptance shall not render such assignment invalid), without recourse (in accordance with and subject to the restrictions contained in Section 9.06), all its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.13) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that:

(i)                                     the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.06;

(ii)                                  the Parent shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, delayed or conditioned;

(iii)                               such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 9.04(b)), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent (in the case of all other amounts);

(iv)                              in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments;

(v)                                 such assignment does not conflict with applicable law; and

(vi)                              in the case of any assignment resulting from a Bank becoming a Non-Consenting Bank, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(c)                                  Termination of Bank’s Commitment.  In the event that the Parent determines to terminate a Bank’s Commitment pursuant to this Section 2.16(c), the Parent shall have the right to terminate such Bank’s Commitment and shall give notice to such Bank of the Parent’s election to terminate (a copy of such notice to be sent to the Administrative Agent), and such termination shall become effective on the date specified in such notice (which shall be 15 days after the date of such notice, provided that if the 15th day after the date of such notice is not a Business Day, the date specified in such notice shall be the first Business Day next succeeding such 15th day) unless such Bank withdraws its demand or notice for increased costs or additional amounts (if such a demand or notice is the basis for the proposed termination).  On the date of the termination of the Commitment of any Bank pursuant to this Section 2.16(c), the Borrowers shall pay all amounts owed by the Borrowers to such Bank under this Agreement and under the Note payable to such Bank (if any) (including principal of and interest on the Advances owed to such Bank, accrued fees payable to such Bank and amounts specified in such Bank’s notice and demand (if any) delivered pursuant to Sections 2.06, 2.10 or 2.13, as the case may be, with respect to the period prior to such termination) and such Bank shall thereupon cease to be a “Bank” hereunder for all purposes and its Commitment shall be deemed terminated, except that such Bank’s rights under Sections 2.06, 2.10, 2.13 and 9.04 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Bank” hereunder.

SECTION 2.17.     Certificates of Banks.  Without limitation of the requirements of Section 2.10(c), any Bank  or Issuing Bank demanding or giving notice of amounts due to such Bank or Issuing Bank under this Article II shall, as part of each demand or notice for payment required under this Article II, deliver to the Parent (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount and basis of the increased costs or additional amounts payable to such Bank hereunder, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

SECTION 2.18.     Letters of Credit.

(a)                                 Issuance.  Each Issuing Bank agrees, on the terms and conditions herein set forth, to issue Letters of Credit for the account of each Borrower from time to time on any Business Day during the period from the Effective Date until five Business Days before its Termination Date; provided that:

(i)                                     at no time shall the Letter of Credit Liabilities exceed $250,000,000;

(ii)                                  at no time shall the aggregate outstanding amount of all Letters of Credit issued by (A) Citibank, N.A. be greater than $50,000,000 or such greater amount approved by Citibank, N.A. in its sole discretion, (B) DNB Bank ASA, New York Branch be greater than $50,000,000 or such greater amount approved by DNB Bank ASA, New York Branch in its sole discretion, (C) Deutsche Bank AG New York Branch be greater than $50,000,000 or such greater amount approved by Deutsche Bank AG New York Branch in its sole discretion, (D) HSBC Bank USA, N.A. be greater than $50,000,000 or such greater amount approved by HSBC Bank USA, N.A. in its sole discretion, or (E) Wells Fargo Bank, National Association be greater than $50,000,000 or such greater amount approved by Wells Fargo Bank, National Association in its sole discretion;

(iii)                               at no time shall a Letter of Credit be issued if, after giving effect thereto, any Bank’s Ratable Portion of the Letter of Credit Liabilities plus the aggregate amount of Advances owed to such Bank exceed such Bank’s Commitment;

(iv)                              no Issuing Bank shall be under any obligation to issue any Letter of Credit if any Governmental Requirement shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; and

(v)                                 without the consent of the applicable Issuing Bank, each Letter of Credit shall be on a sight basis only.

(b)                                 Expiration.

(i)                                     No Letter of Credit shall have a Stated Expiry Date later than the earlier of (A) one year from the date of its issuance unless the applicable Issuing Bank otherwise agrees to a later Stated Expiry Date (including without limitation by extending the Stated Expiry Date or allowing the Stated Expiry Date to be automatically extended if such Letter of Credit contains language providing for its automatic renewal) and (B) five Business Days prior to the Termination Date for the applicable Issuing Bank, unless the Borrowers have Cash Collateralized such Letter of Credit in an amount equal to the undrawn face amount of such Letter of Credit as of the fifth Business Day prior to such Termination Date, plus fees and expenses related to such Letter of Credit over its remaining term.  In the case of a Letter of Credit containing language providing for its automatic renewal, each Borrower acknowledges and agrees that, if any such automatic renewal would cause the Stated Expiry Date of such Letter of Credit to be later than five Business Days prior to the Termination Date for the applicable Issuing Bank, such Issuing Bank may give notice to the beneficiary of such Letter of Credit that such automatic renewal shall not take place, unless the Borrowers have Cash Collateralized such Letter of Credit in accordance with this Section 2.18(b)(i).

(ii)                                  Upon each Termination Date (other than the latest Termination Date), the Letter of Credit Liabilities of each Bank whose Commitments terminate on such Termination Date (each, a “Terminating Bank”) shall, subject to the limitation in the first proviso below, automatically be reallocated (effective on such Termination Date) among the Banks whose Commitments do not terminate on such Termination Date (the “Remaining Banks”), pro rata in accordance with their respective Ratable Portions (calculated without regard to the Terminating Banks’ Commitments); provided that the sum of each Remaining Bank’s total Credit Extensions may not in any event exceed the Commitment of such Remaining Bank as in effect at the time of such reallocation.  To the extent that any portion (the “Unreallocated Portion”) of the Terminating Banks’ Letter of Credit Liabilities cannot be so reallocated pursuant to this section, the Parent will, or will cause another Borrower to, on or prior to such Termination Date (i) Cash Collateralize the Letter of Credit Liabilities in an amount at least equal to the aggregate amount of the Unreallocated Portion of such Letter of Credit Liabilities, or (ii) make other arrangements satisfactory to the Administrative Agent and to the applicable Issuing Bank, in their sole discretion, with respect to such Letters of Credit.

(c)                                  Notice of Issuance, Amendment, Renewal, Extension.  Each Letter of Credit shall be issued (or an outstanding Letter of Credit shall be amended, renewed or extended) on notice given by a Borrower to the applicable Issuing Bank and the Administrative Agent (which shall give to each Bank prompt notice thereof) not later than noon on the third Business Day prior to the requested date of issuance, amendment, renewal or extension of such Letter of Credit.  Each such notice of a Letter of Credit (a “Notice of Letter of Credit”) shall be given in accordance with Section 9.02, in substantially the form of Exhibit C, specifying therein the requested (i) date of issuance, amendment, renewal or extension of such Letter of Credit (which shall be a Business Day), (ii) Borrower for whose account such Letter of Credit is to be issued, (iii) amount of such Letter of Credit (which must be in Dollars), (iv) expiration date of such Letter of Credit, (v) purpose and terms of such Letter of Credit (which shall not be to secure Debt), (vi) name and address of the beneficiary of such Letter of Credit and (vii) Letter of Credit to be amended, renewed or extended, if applicable; provided that any notice of an amendment, renewal or extension of a Letter of Credit shall be accompanied by the written consent of the beneficiary thereto.  Additionally, if requested by the applicable Issuing Bank, the applicable Borrower shall execute and deliver to such Issuing Bank, an application for letter of credit on such Issuing Bank’s standard form or on another form agreed upon by such Borrower and such Issuing Bank.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  In addition to the other conditions precedent set forth above, if any Bank becomes, and during the period it remains, a Defaulting Lender, no Issuing Banks will be required to issue any Letter of Credit or to amend any outstanding Letter of Credit unless such Issuing Bank is satisfied that any exposure that would result therefrom is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof satisfactory to such Issuing Bank.

(d)                                 Letter of Credit Fees.  With respect to each Letter of Credit, the Borrowers agree to pay (i) to the applicable Issuing Bank a fronting fee in a percent per annum to be agreed between the Parent and the applicable Issuing Bank at the time such Letter of Credit is issued and (ii) to the Administrative Agent a letter of credit fee (which fee shall be shared ratably by all Banks (including the Issuing Banks) based on their respective Ratable Portions) of the per annum rate equal to the Applicable Margin in effect for LIBOR Advances from time to time, in each case computed on the basis of a year of 360 days for the actual number of days elapsed, on the maximum face amount of such Letter of Credit, from the date of issuance of such Letter of Credit until the Expiration Date for such Letter of Credit, payable quarterly in arrears on the last Business Day of each quarter and on such Expiration Date and, if applicable, on the applicable Termination Date. Anything herein to the contrary notwithstanding, during such period as a Bank is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to this Section 2.18(d) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees), provided that (x) to the extent that all or a portion of the Letter of Credit Liabilities of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.21, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective portions of such reallocation, and (y) to the extent that all or a any portion of such Letter of Credit Liabilities cannot be so reallocated and have not been Cash Collateralized by any Borrower, such fees will instead accrue for the benefit of and be payable to the applicable Issuing Bank (and the pro rata payment provisions of Section 2.12 will automatically be deemed adjusted to reflect the provisions of this Section); provided that, subject to Section 2.21(c), a Defaulting Lender shall be entitled to any fees in respect of Letters of Credit that are due and payable to such Defaulting Lender prior to it becoming a Defaulting Lender.  Anything herein to the contrary notwithstanding, a Bank whose Commitment has terminated and whose participation in Letters of Credit is required to be Cash Collateralized pursuant to Section 2.18(b)(ii) will not be entitled to any fees accruing pursuant to Section 2.18(d)(ii) for the period after its Commitment terminates (without prejudice to the rights of the other Banks and the relevant Issuing Bank in respect of such fees), provided that, to the extent that all or any portion of the Letter of Credit Liabilities that were held by such Bank have not been Cash Collateralized by any Borrower, such fees will instead accrue for the benefit of and be payable to the applicable Issuing Bank (and the pro rata payment provisions of Section 2.12 will automatically be deemed adjusted to reflect the provisions of this Section); provided further that such Bank shall be entitled to any fees in respect of Letters of Credit that are due and payable to such Bank prior to such termination of its Commitment.  Additionally, the Borrowers agree to pay all standard administrative, issuance, amendment, payment and negotiation charges and reasonable costs and expenses of the applicable Issuing Bank in connection with each Letter of Credit (including mailing charges and reasonable out-of-pocket expenditures).

(e)                                  Reimbursement.  The Borrowers will immediately and unconditionally pay to the applicable Issuing Bank upon demand the amount of each payment made under any Letter of Credit.  If the Borrowers shall fail to pay to the applicable Issuing Bank the amount of any such payment immediately upon demand in accordance with the terms of this Agreement, (i) the amount of any unreimbursed reimbursement obligation shall be deemed to be financed with a Base Rate Borrowing on the date of such payment in an equivalent amount and the Borrowers’ obligation to make such payment shall be discharged and replaced by such resulting Base Rate Borrowing, (ii) the Administrative Agent shall notify each Bank of the payment then due from the Borrowers in respect thereof and such Bank’s Ratable Portion thereof, (iii) promptly following receipt of the notice described in clause (ii), each Bank shall pay to the Administrative Agent its Ratable Portion of the payment then due from the Borrowers, in the same manner as provided in Section 2.02(b) with respect to Advances made by such Bank and (iv) the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Banks.   Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Banks have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Banks and such Issuing Bank as their interests may appear.

(f)                                   Defaulting Lender.  If any Bank becomes, and during the period it remains, a Defaulting Lender, and any Letter of Credit is at the time outstanding, the applicable Issuing Bank may (except to the extent the Commitments have been fully reallocated pursuant to Section 2.21), by notice to the Parent and such Defaulting Lender through the Administrative Agent, require the Borrowers to provide Cash Collateral to such Issuing Bank in respect of such Letter of Credit in an amount equal to at least the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender to be applied pro rata in respect thereof, or to make other arrangements satisfactory to the Administrative Agent and to the applicable Issuing Bank, in their sole discretion, to protect them against the risk of non-payment by such Defaulting Lender.

(g)                                  Obligations Absolute.  The obligations of the Borrowers under this Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including the following circumstances:

(i)                                     any lack of validity, genuineness or enforceability of this Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the “L/C Related Documents”);

(ii)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(iii)                               the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any other transaction;

(iv)                              any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                 payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or document that does not comply with the terms of such Letter of Credit;

(vi)                              any exchange, release or non-perfection of any collateral for, or any release or amendment or waiver of or consent to departure from, the terms of this Agreement, any Letter of Credit or any guarantee of all or any of the obligations of the Borrowers in respect of such Letter of Credit; or

(vii)                           any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder or under any Letter of Credit.

however, this Section 2.18(g) shall not limit any right of a Borrower to make a claim against any Issuing Bank to the extent provided in Section 2.18(h).

(h)                                 Liability.  Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit.  None of the Administrative Agent, the Banks, the Issuing Banks nor any of their Related Parties shall be liable or responsible for: (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be invalid, insufficient, fraudulent or forged; (iii) payment by it against presentation of documents that do not strictly comply with the terms of the relevant Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit; provided that, notwithstanding clauses (i) through (iv) of this sentence, the applicable Borrower shall have a claim against the applicable Issuing Bank, and the applicable Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential or other, damages suffered by such Borrower that such Borrower proves (in a final nonappealable judgment by a court of competent jurisdiction) were caused by (A) the applicable Issuing Bank’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, (B) the applicable Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and documents strictly complying with the terms and conditions of such Letter of Credit, or (C) the applicable Issuing Bank’s failure to comply with either the ICC International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, 1998 Revision or the ICC Uniform Customs and Practices for Documentary Credits (UCP 600), International Chamber of Commerce Publication No. 600, 2007 Revision, as selected in such Letter of Credit.  In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(i)                                     Participations.  Upon the date of the issuance of a Letter of Credit, the applicable Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from the applicable Issuing Bank a ratable participation in the related Letter of Credit Liabilities equal to such Bank’s Ratable Portion at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The applicable Issuing Bank shall promptly notify each such participant Bank by facsimile or email of each Letter of Credit issued or increased, the amount of such Bank’s participation in such Letter of Credit and each payment thereunder. Upon the making of any payment under any Letter of Credit, each Bank (other than the applicable Issuing Bank) shall, upon notice from the applicable Issuing Bank, pay for the purchase of its participation therein by payment to the applicable Issuing Bank of funds in the amount of its participation in such payment.  Such payment shall be made on the same Business Day such notice is given if such notice is received by 12:00 noon on such Business Day, and on the next succeeding Business Day after receipt of such notice if such notice is received after 12:00 noon on any Business Day.  Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 2.19.     Increase in Commitments.

(a)                                 Request for Increase; Additional Banks.  Provided that (i) there has been no Material Adverse Effect since the date of the most recently delivered financial statements under Section 5.01(b), (ii) no Event of Default then exists, and (iii) no Event of Default would result therefrom, upon notice to the Administrative Agent, the Parent may from time to time request and effectuate increases in the aggregate Commitments by an amount such that, after giving effect to any increase in Commitments hereunder, the aggregate Commitments of all applicable Banks that terminate on the latest Termination Date do not exceed $1,500,000,000 (the “Commitment Increase Amount”), without the consent of any Bank (other than a Bank that is increasing its Commitment in connection with such request) by adding to this Agreement one or more financial institutions as Banks or by allowing one or more existing Banks to increase their respective Commitments; provided that (w) any such increase shall be in a minimum amount of, and in increments of, $25,000,000, (x) no Bank shall have any obligation to increase its Commitment, (y) each new Bank providing a Commitment as part of any increase shall be satisfactory to the Administrative Agent and the Issuing Banks, which approval shall not be unreasonably withheld, delayed or conditioned, and (z) any incremental Commitments assumed pursuant to this Section 2.19 must have a maturity that is not earlier than the latest Termination Date.

(b)                                 Effective Date and Allocations.  If the aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Parent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Parent and the Banks of the final allocation of such increase and the Increase Effective Date.

(c)                                  Conditions to Effectiveness of Increase.  As a condition precedent to each increase in the aggregate Commitments pursuant to this Section 2.19, the Parent shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the Increase Effective

Date (in sufficient copies for each Bank) signed by a Responsible Person of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article IV and the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in clauses (a) and (b) of Section 4.04 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (b) and (a), respectively, of Section 5.01, (2) there has been no Material Adverse Effect since the date of the most recently delivered financial statements under Section 5.01(b), and (3) no Event of Default then exists, and no Event of Default would be caused by such increase and (ii) to the extent any financial institutions are being added to this Agreement as Banks in order to provide all or a portion of such increase, if requested by the Administrative Agent, favorable customary opinions of counsel for the Borrowers, in form and substance reasonably acceptable to the Administrative Agent, covering such matters relating to the increase in the aggregate Commitments as the Administrative Agent may reasonably request.  The Borrowers shall prepay any Advances outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 9.04(b)) to the extent necessary to keep the outstanding Advances ratable with any revised Ratable Portions arising from any nonratable increase in the Commitments under this Section.

(d)                                 Update of Representations and Warranties.  Upon and after any increase in the aggregate Commitments pursuant to this Section 2.19, the representation and warranties contained in Sections 4.04(a) and (b) shall be deemed to refer to the financial statements furnished most recently prior to the Increase Effective Date, pursuant to Section 5.01(b) and (a), respectively.

(e)                                  Conflicting Provisions.  This Section shall supersede any provisions in Sections 2.14 or 9.01 to the contrary.

SECTION 2.20.     Relationship Among Borrowers.  All obligations of the Borrowers under this Agreement shall be joint and several.  Each Borrower (other than the Parent) hereby irrevocably appoints the Parent as its agent for giving and receiving notices in connection with this Agreement and each of the other Loan Documents.  Any notice which might otherwise be valid or effective only if given by some or all Borrowers, or by any Borrower acting singly, shall be valid and effective if given only by the Parent, whether or not such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Parent in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.

SECTION 2.21.     Defaulting Lenders.  If a Bank becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to such Defaulting Lender:

(a)                                 Reallocation of Letter of Credit Liabilities.  The Letter of Credit Liabilities of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Bank becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Ratable Portions (calculated without regard to such Defaulting Lender’s Commitment); provided that (i) the sum of each Non-Defaulting Lender’s total Credit Extensions may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation, and (ii) subject to Section 9.25, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrowers, the Administrative Agent, the Issuing Banks or any other Bank may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender.

(b)                                 Cash Collateral.  To the extent that any portion (the “Unreallocated Portion”) of the Defaulting Lender’s Letter of Credit Liabilities cannot be so reallocated, whether by reason of the first proviso in Section 2.21(a) above or otherwise, the Parent will, or will cause another Borrower to, not later than three Business Days after demand by the Administrative Agent (at the direction of the applicable Issuing Bank), (i) Cash Collateralize the obligations of the Borrowers to the applicable Issuing Bank in respect of such Letter of Credit Liabilities attributable to Letters of Credit issued by such Issuing Bank in an amount at least equal to the aggregate amount of the Unreallocated Portion of such Letter of Credit Liabilities, or (ii) make other arrangements satisfactory to the Administrative Agent and to the applicable Issuing Bank, in their sole discretion, to protect them against the risk of non-payment by such Defaulting Lender.

(c)                                  Defaulting Lender Waterfall.  Any amount paid by the Borrowers or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until (subject to Section 8.15) the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:  first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Banks under this Agreement, ratably among them in accordance with such amounts owed, third to the payment of post-default interest and then current interest due and payable to the Banks hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed disbursements made with respect to a Letter of Credit then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(d)                                 Right to Give Drawdown Notices.  In furtherance of the foregoing, if any Bank becomes, and during the period it remains, a Defaulting Lender, each Issuing Bank is hereby authorized by the Parent (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.02 in such amounts and at such times as may be required to Cash Collateralize the obligations of the Borrowers in respect of outstanding Letters of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit (after giving effect to any reallocation under Section 2.21(a)) if and to the extent the Borrowers do not comply with their obligations to provide Cash Collateral under Section 2.21(b).

(e)                                  Termination of Defaulting Lender Commitment.  The Parent may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which will promptly notify the Banks thereof), and in such event the provisions of Section 2.21(c) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, the Issuing Banks or any Bank may have against such Defaulting Lender.

ARTICLE III
CONDITIONS

SECTION 3.01.     Conditions Precedent to Effectiveness.  The effectiveness of this Agreement and the other Loan Documents (other than the Fee Letters) are subject to the Administrative Agent’s receipt of the following, each in form and substance satisfactory to the Administrative Agent (the day when all such conditions have been satisfied or waived is herein referred to as the “Effective Date”):

(a)                                 (i) This Agreement executed by each Borrower, each Bank, each Issuing Bank, and the Administrative Agent and (ii) the Notes (if any) payable to the order of the Banks that have requested Notes prior to the Effective Date, respectively, executed by the Borrowers.

(b)                                 Opinions of Baker Botts L.L.P., United States and English counsel for the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent.

(c)                                  Certified copies of all governmental approvals, if any, necessary for each Borrower to enter into the Loan Documents to which it is party and perform its obligations thereunder.

(d)                                 A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (i) the resolutions of the Board of Directors of such Borrower approving this Agreement, the other Loan Documents to which it is a party, and the transactions contemplated hereby, in each case evidencing any necessary company action, (ii) the name and true signature of an agent or agents of such Borrower authorized to sign each Loan Document to which such Borrower is a party and the other documents to be delivered hereunder, and (iii) attached true and correct copies of the Bylaws and Articles of Incorporation (or corresponding organizational documents) of such Borrower.

(e)                                  A certificate of the chief executive officer or the chief financial officer of the Parent certifying that (i) insurance complying with Section 5.04 is in full force and effect, (ii) no Material Adverse Effect has occurred since December 31, 2012, (iii) no Default or Event of Default exists, (iv) all representations and warranties made by the Borrowers in Article IV are correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier in the text thereof, which shall be true and correct in all respects) on and as of the Effective Date (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall be correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier in the text thereof, which shall be true and correct in all respects) as of such earlier date), and (v) the annual audited financials for the fiscal year ended December 31, 2012 and the quarterly unaudited financials for the fiscal quarter ended March 31, 2013, in each case delivered to the Administrative Agent prior to the Effective Date, are true and correct copies of such financials, fairly present the financial condition of the Parent as of such dates, and were, to the best of such officer’s knowledge, prepared in conformity with GAAP.

(f)                                   Certificates of existence, good standing and qualification from appropriate state officials with respect to Pride and such corresponding certificates or other documents from English officials or agencies as the Administrative Agent reasonably requests with respect to the Parent.

(g)                                  Evidence of payment by the Borrowers of all fees and disbursements required to be paid by the Borrowers on the Effective Date, including the fees and expenses of counsel to the Administrative Agent, the Banks, the Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers to the extent invoices therefor have been provided at least one Business Day prior to the Effective Date.

(h)                                 Evidence of the termination in full of the commitments of the lenders and payment in full of all obligations outstanding under the 364-Day Credit Agreement dated as of May 12, 2011 among the Parent, certain Subsidiaries of the Parent party thereto as borrowers and guarantors, the banks party thereto and Citibank, N.A., as administrative agent, as amended prior to the date of this Agreement.

(i)                                     Evidence of appointment by the Parent of the Process Agent as its domestic process agent in accordance with Section 9.14.

(j)                                    The result of a Lien search, in form and substance satisfactory thereto, made against each Borrower under the Uniform Commercial Code or other appropriate laws with respect to the Parent.

SECTION 3.02.     Conditions Precedent to All Advances.  The obligation of each Bank to make Advances pursuant to the terms and conditions of this Agreement shall be subject to the satisfaction of the conditions precedent set forth in Section 3.01 above and the additional conditions precedent that on the date of such Advance, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the applicable Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrowers, that on the date of such Advance such statements are true):

(a)                                 The representations and warranties contained in Article IV are correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the date of such Advance (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) as of such earlier date), before and after giving effect to such Advance and the Borrowing of which such Advance is a part and to the application of the proceeds therefrom, as though made on and as of such date;

(b)                                 No Material Adverse Effect has occurred since December 31, 2016;

(c)                                  After giving pro forma effect to such Advance and any transactions anticipated to occur in the period of five Business Days following the date thereof, the aggregate amount of Available Cash shall not exceed $150,000,000;

(d)                                 If the aggregate amount of Available Cash would exceed $150,000,000 after giving effect to such Advance, excluding the effect of any other transactions that have not occurred prior to or simultaneously with such Advance, then the Administrative Agent shall have received a Use of Proceeds Certificate from the relevant Borrower with respect to such Advance;

(e)                                  No event has occurred and is continuing, or would result from such Advance or the Borrowing of which such Advance is a part or from the application of the proceeds therefrom, which constitutes a Default, an Event of Default or both; and

(f)                                   There shall exist no request, directive, injunction, stay, order, litigation, or proceeding by or before any court or arbitrator or any governmental body, agency or official as to which there is a reasonable possibility of an adverse determination which adversely affects or calls into question (or, with respect to any injunction, stay or order issued by any court or arbitrator or any governmental body or agency, which actually adversely affects or calls into question) the legality, validity, or enforceability of this Agreement or the Notes or the consummation of the transactions contemplated thereby.

SECTION 3.03.     Conditions Precedent to Each Letter of Credit.

(a)                                 The obligation of each Issuing Bank to issue each Letter of Credit, extend the expiry date thereof, or increase the amount thereof, shall be subject to the satisfaction of the conditions precedent set forth in Section 3.01 above and the additional conditions precedent that on the date of issuance of such Letter of Credit, the following statements shall be true (and each of the giving of the applicable Notice of Letter of Credit and the acceptance by the applicable Borrower of the issuance of such Letter of Credit shall constitute a representation and warranty by the Borrowers that on the date of issuance of such Letter of Credit, such statements are true):

(i)                                     The representations and warranties contained in Article IV are correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the date of issuance of such Letter of Credit (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) as of such earlier date), before and after giving effect to such issuance, as though made on and as of such date;

(ii)                                  No Material Adverse Effect has occurred since December 31, 2016;

(iii)                               No event has occurred and is continuing, or would result from such Letter of Credit, which constitutes a Default, an Event of Default or both; and

(iv)                              There shall exist no request, directive, injunction, stay, order, litigation, or proceeding by or before any court or arbitrator or any governmental body, agency or official as to which there is a reasonable possibility of an adverse determination which adversely affects or calls into question (or, with respect to any injunction, stay or order issued by any court or arbitrator or any governmental body or agency, which actually adversely affects or calls into question) the legality, validity, or enforceability of this Agreement or the Notes or the consummation of the transactions contemplated thereby.

(b)                                 In addition to the other conditions precedent herein set forth, if any Bank becomes, and during the period it remains, a Defaulting Lender, each Issuing Bank will not be required to issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless any exposure that would result therefrom is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders (after giving effect to any reallocation under Section 2.21(a)) or by Cash Collateralization or a combination thereof.

SECTION 3.04.     Determinations Under Sections 3.01, 3.02, and 3.03.  For purposes of determining compliance with the conditions specified in Sections 3.01, 3.02 and 3.03 with respect to any Advance or Letter of Credit, each Bank shall be deemed to have consented to, approved and accepted and to be satisfied with each document or other matter required under Section 3.01, 3.02 or 3.03 to be consented to or approved by or acceptable or satisfactory to the Banks or the Administrative Agent, unless both (i) an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement (and, in the case of a Letter of Credit, an officer of the applicable Issuing Bank issuing such Letter of Credit responsible for the transactions contemplated by this Agreement) shall have received written notice from such Bank prior to such Advance or issuance of such Letter of Credit specifying its objection thereto and (ii) in the case of an Advance, such Bank shall not have made available to the Administrative Agent any portion of such Advance.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Parent makes each of the following representations and warranties, and, to the extent any such representation or warranty relates to any other Borrower or any of its Subsidiaries, such other Borrower also makes such representation or warranty:

SECTION 4.01.     Organization; Powers; Consents and Approvals.  The Parent is a public limited company validly formed and validly existing under the laws of England and Wales.  Prior to a Pride Conversion, Pride is a corporation validly incorporated and validly existing under the laws of the State of Delaware. Upon and after the Pride Conversion, Pride is a limited liability company validly formed and validly existing under the laws of the State of Delaware.  Each other Loan Party and each Material Subsidiary is duly organized or validly formed, validly existing and (if applicable) in good standing in each case under the laws of its jurisdiction of incorporation or formation.  Each Borrower has all requisite powers and all material governmental licenses, authorizations, consents and approvals required in each case to carry on its business as now conducted and to enter into and perform its obligations under the Loan Documents to which it is a party.  Each Material Subsidiary (other than the Borrowers) has all requisite powers and all material governmental licenses, authorizations, consents and approvals required in each case to carry on its business as now conducted, except to the extent the failure to have such governmental licenses, authorizations, consents and approvals, could not reasonably be expected to have a Material Adverse Effect, and to enter into and perform its obligations under the Loan Documents to which it is a party, if applicable.

SECTION 4.02.     Authorization; No Approvals; No Conflicts.  The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is a party are within such Loan Party’s powers, have been duly authorized by all necessary action of such Loan Party, require, in respect of such Loan Party, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, (i) any provision of law or regulation applicable to such Loan Party, (ii) Regulation T, U or X issued by the Federal Reserve Board, (iii) its Bylaws, Memorandum and Articles of Association, Articles of Incorporation, or other organizational or governing documents, or (iv) any judgment, injunction, order, decree or agreement binding upon such Loan Party, or result in the creation or imposition of any Lien (other than a Lien created in connection with this Agreement) on any asset of such Loan Party or any of its Restricted Subsidiaries.

SECTION 4.03.     Due Execution and Delivery; Enforceability.  This Agreement, each Note, and each other Loan Document to which a Loan Party is a party have been duly executed and delivered by each applicable Loan Party and constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

SECTION 4.04.     Financial Statements; No Material Adverse Effect.

(a)                                 Subject to Section 2.19(d) and Section 2.22(f), the audited balance sheet of the Parent as of December 31, 2012, duly certified by the chief executive officer or the chief financial officer of the Parent, a copy of which has been furnished to the Administrative Agent, fairly presents in all material respects the financial condition of the Parent as of such date and such balance sheet was prepared in accordance with GAAP, except as specifically noted therein.

(b)                                 Subject to Section 2.19(d) and Section 2.22(f), the unaudited balance sheet of the Parent as of March 31, 2013 and the related unaudited statements of income and cash flows for the period from January 1, 2013 through March 31, 2013, certified by a financial or accounting officer of the Parent, copies of which have been delivered to the Administrative Agent, fairly present in all material respects, in conformity with GAAP except as otherwise expressly noted therein, the financial position of the Parent as of such date and its results of operations and changes in financial position for such period, subject to changes resulting from audit and normal year-end adjustments.

(c)                                  On and as of the Effective Date, since December 31, 2012 through the Effective Date, there has been no Material Adverse Effect.

SECTION 4.05.     Litigation.  On and as of the Effective Date, other than as disclosed in the annual report on Form 10-K of Parent for the year ended December 31, 2012 and in the quarterly report on Form 10-Q of Parent for the period ended March 31, 2013 and described in Sections 4.04(a) and (b), there is no action, suit, proceeding, or investigation pending against any Loan Party or any Subsidiary of a Loan Party, or to the knowledge of any Loan Party threatened against such Loan Party or any of its Subsidiaries, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or affect the legality, validity or enforceability of the Loan Documents.

SECTION 4.06.     ERISA.  No Termination Event has occurred or is reasonably expected to occur with respect to any Plan for which an Insufficiency exists that could reasonably be expected to cause a Material Adverse Effect.  Neither any Loan Party nor any ERISA Affiliate has received any notification (or has knowledge of any reason to expect) that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, for which a Withdrawal Liability exists that could reasonably be expected to cause a Material Adverse Effect.

SECTION 4.07.     Sanctions; Anti-Terrorism Laws; Anti-Money Laundering Laws; Anti-Corruption Laws.

(a)                                 Neither any Letter of Credit nor any part of the proceeds of the Advances will be used to fund any operations in, finance any investments or activities in or with, or make any payments to, a Sanctioned Person in any manner that would result in any violation by any Person (including any Bank, any Joint Lead Arranger, the Administrative Agent, or any Issuing Bank) of the Trading with the Enemy Act of 1917 (50 U.S.C. app. §§ 1-44), as amended, or the statutes, regulations, rules, and executive orders administered by OFAC, or any other sanctions program administered by (x) the United States of America or the United Kingdom or (y) to the extent any such sanctions program does not contradict applicable legislation of the United States of America or the United Kingdom including without limitation applicable sanctions, embargoes, or anti boycott regulations, the European Union or the United Nations.

(b)                                 Neither the Parent nor any Subsidiary, nor to the knowledge of the Parent, any Affiliate, director, officer, or employee of the Parent or any Subsidiary (i) is, or will become, or is controlled by, a Sanctioned Person or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Sanctioned Person that would result in any violation of the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-07) or the Trading with the Enemy Act of 1917 (50 U.S.C. §§ 1-44), as amended, or the statutes, regulations, rules, and executive orders administered by OFAC, or any other sanctions program administered by (x) the United States of America or the United Kingdom or (y) to the extent any such sanctions program does not contradict applicable legislation of the United States of America or the United Kingdom including without limitation applicable sanctions, embargoes, or anti boycott regulations, the European Union or the United Nations.

(c)                                  Each of the Parent and its Subsidiaries is in compliance with any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted, except to the extent that failure to comply with  such laws or regulations could not reasonably be expected to have a Material Adverse Effect.

(d)                                 The Parent and each of its Subsidiaries has conducted its business in compliance with all applicable anti-corruption laws, including without limitation the UK Bribery Act and the FCPA, except to the extent that failure to comply with such laws could not reasonably be expected to have a Material Adverse Effect.  Neither any Letter of Credit nor any part of the proceeds of the Advances has been or will be used, directly or indirectly, in violation of the FCPA, the UK Bribery Act, or any other applicable anti-corruption law, including for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.

(e)                                  Except as otherwise disclosed in the Parent’s Form 10-K filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2013, neither the Parent nor any of its Subsidiaries is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offense or alleged offense under any anti-corruption, anti-terrorism, or anti-money laundering laws in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or affect the legality, validity or enforceability of the Loan Documents, and no such investigation, inquiry or proceeding is pending or, to the knowledge of any Loan Party, has been threatened.

SECTION 4.08.     Taxes.  The Loan Parties and their Material Subsidiaries have filed all Federal, material state and other material Tax returns (or their equivalent), which to the knowledge of such Loan Party, are required to be filed by them and have paid or provided for the payment, before the same become delinquent, of all Taxes due pursuant to such returns (or their equivalent) or pursuant to any assessment received by any Loan Party or any Material Subsidiary, other than (a) those Taxes contested in good faith by appropriate proceedings or (b) those Taxes the non-payment of which could not reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Loan Parties and their Material Subsidiaries in respect of Taxes are, in the opinion of the Parent, adequate to the extent required by GAAP, and no tax liabilities in excess of the amount so provided are anticipated that would reasonably be expected to result in a Material Adverse Effect.

SECTION 4.09.     Investment Company Act.  Neither the Parent nor any of its Subsidiaries is required to be registered as an “investment company”, nor is it a company “controlled” by an “investment company”, as those terms are defined in the Investment Company Act of 1940, as amended.

SECTION 4.10.     Margin Regulations.  Neither the Parent nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board).  Margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board) comprises less than 25% of the assets (including any Equity Interests held in treasury) of the Parent and its Restricted Subsidiaries, taken as a whole.

SECTION 4.11.     No Default.  Neither the Parent nor any of its Subsidiaries is in default under or with respect to, nor has any event or circumstance occurred which, but for the passage of time or the giving of notice or both, would constitute a default by the Parent or any of its Subsidiaries under or with respect to, any contract, agreement, lease or other instrument to which the Parent or such Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Effect, and no Default or Event of Default exists.

SECTION 4.12.     Compliance with Laws; Environmental Laws.  The Parent and each of the Material Subsidiaries have been and are in compliance in all respects with all applicable laws, rules, regulations, orders an decrees applicable to it or to its Property, including all applicable Environmental Laws, except to the extent that failure to comply with such laws could not reasonably be expected to have a Material Adverse Effect.  There is (a) no outstanding allegation by government officials or other third parties that the Parent or any of its Subsidiaries or any of their respective Properties is now, or at any time prior to the Effective Date was, in violation of any applicable Environmental Law, (b) no administrative or judicial proceeding pending against the Parent or any of its Subsidiaries or against any of their respective Properties pursuant to any Environmental Law, (c) no claim outstanding against the Parent or any of its Subsidiaries or against any of their respective Properties, businesses or operations which was asserted pursuant to any Environmental Law, that, in the case of all matters described in clauses (a), (b), or (c) above in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.13.     Insurance; Title to Properties.  The Parent and its Material Subsidiaries (a) have good, valid and indefeasible title to their respective material Properties and to all material Property reflected by the balance sheet referred to in Section 4.04(a) as being owned by the Parent, in each case free and clear of all Liens except Permitted Liens and (b) maintain insurance in compliance with Section 5.04.

SECTION 4.14.     No Agreements Could Have a Material Adverse Effect.  Neither the Parent nor any of its Subsidiaries is a party to any agreement or instrument or subject to any restriction or any court order, writ, injunction or decree which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.15.     Accuracy of Information.  No statement, information, exhibit, representation, warranty or report contained in any Loan Document or furnished to any of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Issuing Banks or any Bank in connection with or pursuant to any Loan Document or the preparation or negotiation of any Loan Document contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading when taken as a whole in light of the time and the circumstances under which such statements were made; provided that, with respect to any projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time.

SECTION 4.16.     No Violation of Governmental Requirements.  None of the Loan Parties nor any Material Subsidiary (a) is in violation of any Governmental Requirement or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its respective properties or the conduct of its respective businesses, except such violations and failures which could not reasonably be expected to have in the aggregate (in the event that such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

SECTION 4.17.     Citizenship and Rig Classification.

(a)                                 As of the Fifth Amendment Effective Date, Schedule 4.17 contains an accurate list of all Rigs owned or leased by the Parent or any of its Subsidiaries.  As of the Fifth Amendment Effective Date, the Loan Parties and each of the Material Subsidiaries are qualified to own each Rig as being owned by such Person under the laws of the jurisdiction where such Rig is flagged as of the Fifth Amendment Effective Date.  No Loan Party nor any Material Subsidiary operates any Rig in any jurisdiction in which it is not qualified to operate such Rig.

(b)                                 Each Rig that is (i) legally required, under the laws of the jurisdiction where it is flagged, to be in class or (ii) operating under contract is classified in the highest class available for rigs or vessels of its type with the American Bureau of Shipping, Inc., the Lloyd’s Register, the Stiftelsen Det Norske Veritas, the Bureau Veritas SA or another internationally recognized classification society reasonably acceptable to the Administrative Agent, free of any material outstanding requirements or recommendations affecting class.

SECTION 4.18.     Ability to Pay in US Dollars.  Each Borrower has the ability to lawfully pay solely and exclusively in US dollars the total amount which is, or may become, payable by it to the Banks under the Loan Documents to which it is a party.

SECTION 4.19.     Pari Passu Obligations.  The obligations of each Borrower under this Agreement and the other Loan Documents to which it is a party rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured Debt of such Borrower.

SECTION 4.20.     Subsidiaries.  Schedule 4.20 contains an accurate list of all Material Subsidiaries and Unrestricted Subsidiaries as of the Fifth Amendment Effective Date.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that so long as any Note shall remain unpaid, any Letter of Credit or any Obligation shall remain outstanding or any Bank shall have any Commitment hereunder, such Borrower will, unless the Majority Banks shall otherwise consent in writing:

SECTION 5.01.     Reporting Requirements.  Furnish to the Administrative Agent:

(a)                                 as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Parent, the Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter and the Consolidated statements of earnings and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by the chief financial officer or chief executive officer (or their equivalent) of the Parent as having been prepared in accordance with GAAP, subject, however, to year-end audit adjustments, together with a compliance certificate of such officer, in substantially the form of Exhibit D hereto, showing in reasonable detail the calculations of the financial covenants set forth in Sections 6.01 as at the end of such fiscal quarter; provided that the requirements of this Section 5.01(a) with respect to the delivery of financial statements (but not with respect to the delivery of (A) the certification of such financial statements by the chief financial officer or chief executive officer (or their equivalent) of the Parent or (B) the compliance certificate) shall be deemed satisfied by publicly filing the Parent’s Form 10-Q for such fiscal quarter with the Securities and Exchange Commission, and such financial statements shall be deemed to have been delivered to the Administrative Agent under this Section 5.01(a) on the date such Form 10-Q has been posted on either (1) the Parent’s website or (2) the Securities and Exchange Commission website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the Securities and Exchange Commission thereto;

(b)                                 as soon as available and in any event not later than 90 days after the end of each fiscal year of the Parent, copies of the audited Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and audited Consolidated statements of earnings and cash flows of the Parent and its Subsidiaries for such fiscal year, all reported on by independent certified public accountants of recognized national standing and accompanied by such audit report, together with a compliance certificate of the chief financial officer or chief executive officer (or their equivalent) of the Parent, in substantially the form of Exhibit D hereto, (i) showing in reasonable detail the calculations of the financial covenants set forth in

Section 6.01 as at the end of such fiscal year and (ii) certifying an updated Schedule 4.20 with respect to the Material Subsidiaries and Unrestricted Subsidiaries as of the last day of such fiscal year (or, if no changes need to be made to the most recently delivered Schedule 4.20, certifying to that effect); provided that the requirements of this Section 5.01(b) with respect to the delivery of financial statements (but not with respect to the delivery of the compliance certificate) shall be deemed satisfied by publicly filing the Parent’s Form 10-K for such fiscal year with the Securities and Exchange Commission, and such financial statements shall be deemed to have been delivered to the Administrative Agent under this Section 5.01(b) on the date such Form 10-K has been posted on either (i) the Parent’s website or (ii) the Securities and Exchange Commission website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the Securities and Exchange Commission thereto;

(c)                                  (i)                                     together with any compliance certificate delivered pursuant to Section 5.01(a) or (b), a listing of the Rig Value for each Rig held by the Parent, its Subsidiaries, and the Local Content Entities; and

(ii)                                  quarterly, on or before the date any compliance certificate pursuant to Section 5.01(a) or (b) is delivered for such fiscal quarter, (x) an updated fleet status report by posting such report to the Parent’s website, or (y) a Fleet Status Certificate;

(d)                                 promptly after the sending or filing thereof, copies of all reports which the Parent sends to its shareholders as such, and copies of all reports and registration statements which the Parent or any of its Restricted Subsidiaries files with the Securities and Exchange Commission, or any governmental authority succeeding to the functions of said Commission, or with any national securities exchange; provided that the requirements of this Section 5.01(d) shall be deemed satisfied by publicly filing such documents with the Securities and Exchange Commission, and such documents shall be deemed to have been delivered to the Administrative Agent under this Section 5.01(d) on the date such documents have been posted on either (i) the Parent’s website or (ii) the Securities and Exchange Commission website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the Securities and Exchange Commission thereto;

(e)                                  promptly upon the receipt thereof by the Parent or any Restricted Subsidiary of the Parent, a copy of any written form of notice, complaint, request for information under any Environmental Law, summons or citation received from the EPA, or any other domestic or foreign governmental agency or instrumentality, federal, state or local, in any way concerning any action or omission on the part of the Parent or any of its present or former Subsidiaries in connection with Hazardous Materials or the Environment if the amount involved could reasonably be expected to result in a liability of the Parent or any Restricted Subsidiary in excess of $75,000,000 in the aggregate, or concerning the filing of an environmental Lien upon property of the Parent or its Subsidiaries with a value in excess of $50,000,000, wherever located;

(f)                                   Promptly after any Responsible Person or the general counsel of the Parent obtains knowledge thereof, notice of:

(i)                                     any material violation of, noncompliance with, or remedial obligations under, any Environmental Law,

(ii)           any material release or threatened material release of Hazardous Materials affecting any property owned, leased or operated by the Parent or its Subsidiaries that the Parent or any of its Subsidiaries is compelled by the requirements of any Environmental Law to report to any governmental agency, department, board or other instrumentality,

(iii)          the institution of any litigation which could reasonably be expected to cause a Material Adverse Effect,

(iv)          any change in the Rating Category applicable from time to time, and

(v)           any condition or event which could reasonably be expected to have a Material Adverse Effect,

which notice shall, in the case of clauses (i), (ii), (iii) and (v), specify the nature and period of existence thereof and specify the notice given or action taken by such Person and the nature of any such claimed default, event or condition.

(g)           as soon as possible and in any event within five Business Days after a Responsible Person of the Parent having obtained knowledge thereof, notice of the occurrence of any Event of Default or any Default, in each case continuing on the date of such notice, and a statement of the chief executive officer, chief financial officer, or treasurer (or their equivalent) of the Parent setting forth details of such Event of Default or Default and the action which the Parent has taken and proposes to take with respect thereto;

(h)           promptly, and in any event (i) within 30 Business Days after the Parent or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan for which an Insufficiency in excess of $75,000,000 exists, has occurred and (ii) within 10 Business Days after the Parent or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan for which an Insufficiency in excess of $75,000,000 exists, has occurred or is reasonably expected to occur, a statement of the chief executive officer, chief financial officer, chief accounting officer, or treasurer of the Parent describing such Termination Event and the action, if any, which the Parent or such ERISA Affiliate proposes to take with respect thereto;

(i)            promptly, and in any event within five Business Days after receipt thereof by the Parent or any ERISA Affiliate, copies of each notice received by the Parent or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan for which an Insufficiency in excess of $75,000,000 exists or to have a trustee appointed to administer any Plan for which an Insufficiency in excess of $75,000,000 exists;

(j)            promptly, and in any event within five Business Days after receipt thereof by the Parent or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Parent or any ERISA Affiliate indicating liability in excess of $75,000,000 incurred or expected to be incurred by the Parent or any ERISA Affiliate in connection with (i) the imposition of a Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of

ERISA, or (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA;

(k)           promptly after the occurrence of any event which would cause an ERISA Affiliate to create or suffer any ERISA Liabilities which could reasonably be expected to  have a Material Adverse Effect, notice thereof; and

(l)            such other information respecting the condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries as any Bank through the Administrative Agent may from time to time reasonably request.

SECTION 5.02.     Compliance with Laws, Payment of Taxes, Material Obligations.  (a) Comply, and cause all Restricted Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including, without limitation, Environmental Laws, ERISA and all applicable anti-corruption, anti-terrorism and anti-money laundering laws) to the extent noncompliance therewith would have a Material Adverse Effect, such compliance to include the paying before the same become delinquent of all material Taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith or to the extent adequate reserves are maintained by the Parent or its Restricted Subsidiaries in respect thereof in accordance with GAAP; and (b) pay, and cause all Restricted Subsidiaries to pay, all their obligations as and when due and payable, except to the extent such nonpayment could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03.     Use of Proceeds.  Use the proceeds of the Advances and Letters of Credit only for purposes not in violation of Section 6.10.

SECTION 5.04.     Maintenance of Insurance; Contractual Indemnity.  Maintain and cause the Restricted Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties as the Parent or such Restricted Subsidiary, and that reflects customary industry practices for companies engaged in similar businesses and owning similar properties as the Parent or such Restricted Subsidiary as such customary industry practices change from time to time, with additional coverage as may be required by Governmental Requirements from time to time, including without limitation in connection with deepwater operations; provided that:

(a)           such insurance must include, without limitation, (i) protection and indemnity coverage (or equivalent) which shall include both primary and excess liability coverage (which primary and excess liability coverage shall insure against losses from any environmental claim, if available at a reasonable cost) and (ii) hull and machinery coverage for all material Rig assets, which hull and machinery coverage shall provide for insured values in the aggregate of not less than the aggregate net book value of all such material Rig assets as reported in the most recent financial statements delivered under Section 5.01(a) or 5.01(b);

(b)           self-insurance by the Parent or any Restricted Subsidiary shall not be deemed a violation of this Section 5.04 so long as such self-insurance is reasonable and prudent considering the Parent’s and its Subsidiaries’ business, properties and loss history, applicable

Governmental Requirements, and applicable customary industry practices (including without limitation those in connection with deepwater operations), in each case as they change from time to time; and

(c)           the Parent may maintain its Restricted Subsidiaries’ insurance on behalf of them.

SECTION 5.05.     Preservation of Corporate Existence, Etc.  Except as permitted in Section 6.04, preserve and maintain its, and cause the Restricted Subsidiaries to preserve and maintain their, legal existence, rights (charter, if applicable, and statutory) and franchises and qualify and remain qualified as a foreign corporation or other entity in each jurisdiction in which qualification is legally required; provided that this Section 5.05 shall not require (a) the Parent or any Restricted Subsidiary to preserve any right or franchise if the Parent or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Restricted Subsidiary, and that the loss thereof is not disadvantageous in any material respect to the Banks or (b) Restricted Subsidiaries that are not Loan Parties, and whose total assets do not exceed $25,000,000 in the aggregate in any fiscal year, to preserve its legal existence.

SECTION 5.06.     Visitation Rights.  At any reasonable time and from time to time as often as reasonably requested, after 5 Business Days’ notice or, in the case of a visit to a Rig, 10 Business Days’ notice, permit the Administrative Agent or any of the Banks or any agents or representatives thereof, (a) to examine the records and books of account of the Parent and any of the Restricted Subsidiaries, at the principal office of the Parent or EII during normal business hours, (b) to visit and inspect the properties of the Parent and any of the Restricted Subsidiaries, (c) to make copies of such records and books, and (d) to discuss the affairs, finances, and accounts of the Parent and any of the Restricted Subsidiaries with, and be advised as to the same by, any of their respective accountants, advisers, officers or directors; provided that (i) any such visit to a Rig shall be subject to the prior approval of any customer of the Parent or such Restricted Subsidiary that has contractual rights to such Rig, but the Parent and its Restricted Subsidiaries will use commercially reasonable efforts to obtain such approval, and (ii) any party visiting a Rig shall execute a Mutual Hold Harmless Agreement in a form acceptable to the Parent, the Administrative Agent, and, if applicable, any such customer prior to such visit.  Such examinations, visits, inspections, copies, and discussions shall be made or held at the expense of (x) the Banks if no Default or Event of Default has occurred and is continuing and (y) the Borrowers if a Default or Event of Default has occurred and is continuing.

SECTION 5.07.     Maintenance of Properties.  Maintain or cause to be maintained in good repair, working order and condition, but subject to reasonable wear and tear in the ordinary course of business, all properties necessary to the business of the Loan Parties and the Material Subsidiaries and from time to time make or cause to be made all appropriate repairs, renewals, and replacements thereof to the extent and in the manner useful and customary for companies in similar businesses, in each case except to the extent that failure to do so would not materially impair the operation of the Loan Parties’ and their Material Subsidiaries’ business.

SECTION 5.08.     Operation of Business.  Operate, and cause each Material Subsidiary to operate, its business and properties prudently in all material respects, and (without limiting the generality of the foregoing) maintain at all times cash reserves that are prudent in light of the business and financial position of the Loan Parties and the Material Subsidiaries.

SECTION 5.09.     Books and Records.  Maintain, and cause each of the Material Subsidiaries to maintain, adequate books and records in accordance with sound business practices and GAAP.

SECTION 5.10.     Foreign Exchange Availability.   Each Borrower shall obtain all necessary foreign exchange approvals and comply with foreign exchange rules as required in order for such Borrower and the other Loan Parties to make payments when due under the Loan Documents.

SECTION 5.11.     Addition of Loan Parties.

(a)           If any compliance certificate delivered pursuant to Section 5.01(a) or (b) shows non-compliance with any Guarantee Ratio Covenant as of the end of the fiscal quarter for which such compliance certificate is delivered, then within 15 days after the deadline for delivering such compliance certificate (or such later date as the Administrative Agent may reasonably agree) (the “Guarantee Ratio Cure Period”), either (i) the Parent shall cause one or more of its Subsidiaries or Eligible Local Content Entities to execute and deliver to the Administrative Agent, at the Parent’s option, either a Guaranty or, solely in the case of a Subsidiary, a Borrower Counterpart, together with all other deliverables described in this Section 5.11, in each case, to the extent necessary to ensure compliance with each Guarantee Ratio Covenant or (ii) the Parent shall take such other action (including, without limitation, the reactivation of any preservation stacked or cold stacked Rig directly wholly owned by a Loan Party and the delivery of an updated Fleet Status Certificate reflecting such reactivation) as shall be sufficient to cause Parent and its Subsidiaries to be in compliance with each Guarantee Ratio Covenant as of the end of such 15 day period.  For the avoidance of doubt, failure to comply with any Guarantee Ratio Covenant shall not constitute a Default or Event of Default so long as the Parent, its Subsidiaries, and any Eligible Local Content Entities shall have taken the actions specified in either clause (i) or clause (ii) of the preceding sentence prior to the expiration of the Guarantee Ratio Cure Period.

(b)           Any Guaranty or Borrower Counterpart delivered pursuant to this Section 5.11 shall contain a provision that such Guaranty or Borrower Counterpart shall be terminated or released, as applicable, upon delivery to the Administrative Agent of a certificate of the chief executive officer, the chief financial officer or the treasurer of the Parent certifying (i) Pro Forma Compliance after giving effect to the release of such Guarantor or Borrower, as applicable, (ii) that no Default or Event of Default then exists or would be caused thereby, (iii) that, with respect to any Borrower, there are no outstanding Advances made to such Borrower and (iv) that, with respect to any Borrower, there are no outstanding Letters of Credit issued for the account of such Borrower.  Notwithstanding the provisions of this clause (b), any Guaranty provided pursuant to this Section 5.11 prior to the Fifth Amendment Effective Date shall not be released except upon delivery to the Administrative Agent of a certificate of the chief executive officer, the chief financial officer, or the treasurer of the Parent certifying that (x) the termination of such Guaranty would not cause the aggregate principal amount of all Debt of the Restricted Subsidiaries that are not Loan Parties to exceed 10% of Consolidated Tangible Net Worth

(including a detailed calculation of the ratio of the amount of Debt of all Restricted Subsidiaries that are not Loan Parties to Consolidated Tangible Net Worth, in each case, after giving effect to the termination of such Guaranty) and (y) no Default or Event of Default then exists or would be caused thereby.

(c)           Upon the delivery of a Guaranty or Borrower Counterpart pursuant to this Section 5.11, the Parent shall also deliver (or shall cause the applicable Subsidiary to deliver) (i) the items identified in Sections 3.01(c), 3.01(d), and 3.01(f) with respect to each such Subsidiary, (ii) legal opinions with respect to each such Subsidiary, dated as of the date of the Guaranty or Borrower Counterpart, as applicable, addressed to the Administrative Agent, the Issuing Banks and the Banks, having substantially the same coverage as the opinion(s) delivered pursuant to Sections 3.01(b), (iii) if such Subsidiary is not organized under the laws of a State of the United States of America, evidence of appointment by such Subsidiary of the Process Agent as its domestic process agent in accordance with Section 9.14, and (iv) such other documentation or information as is reasonably requested by the Administrative Agent.  If the Parent elects to cause such Subsidiary to execute a Borrower Counterpart pursuant to this Section 5.11, the Parent shall also deliver (or cause the applicable Subsidiary to deliver) to the Administrative Agent a Note, drawn to the order of each Bank requesting a Note, duly executed by such Subsidiary and each other Borrower.

SECTION 5.12.     Further Assurances.  At any time and from time to time, at the Borrowers’ expense, promptly execute and deliver, and cause each Restricted Subsidiary to execute and deliver, to the Administrative Agent such further instruments and documents, and take such further action, as the Administrative Agent or the Majority Banks may from time to time reasonably request, in order to further carry out the intent and purpose of the Loan Documents.

SECTION 5.13.     Post-Closing Covenant.  Within 30 days following the Fifth Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrowers shall deliver, or cause to be delivered, the following:

(a)           Guaranties duly executed and delivered by a Responsible Person of Subsidiaries of the Parent and Eligible Local Content Entities, as applicable, to the extent necessary to ensure that the Borrowers are in compliance with the requirements set forth in Section 5.11;

(b)           a certificate of the Secretary or an Assistant Secretary (or other officer or manager reasonably acceptable to the Administrative Agent) of each Guarantor executing a Guaranty in connection with this Section 5.13 certifying (i) the resolutions of the governing body of such Guarantor approving the Loan Documents to which it is a party, and the transactions contemplated thereby, in each case evidencing any necessary company action, (ii) the name and true signature of an agent or agents of such Guarantor authorized to sign each Loan Document to which such Guarantor is a party and the other documents to be delivered hereunder or thereunder, and (iii) attached true and correct copies of the Certificate of Formation and Limited Liability Company Agreement (or corresponding organizational documents) of such Guarantor;

(c)           with respect to each Guarantor executing a Guaranty in connection with this Section 5.13, certificates of existence, good standing and qualification or such corresponding certificates or other documents from officials or agencies of such Guarantor’s jurisdiction of organization or incorporation as the Administrative Agent reasonably requests;

(d)           a favorable opinion of counsel for each Guarantor executing a Guaranty in connection with this Section 5.13, in form and substance, and covering such matters as are, reasonably satisfactory to the Administrative Agent;

(e)           if any Guarantor delivering a Guaranty in connection with this Section 5.13 is not organized under the laws of a State of the United States of America, evidence of appointment by such Guarantor of the Process Agent as its domestic process agent in accordance with Section 9.14; and

(f)            such other documentation or information as is reasonably requested by the Administrative Agent.

ARTICLE VI

NEGATIVE COVENANTS

So long as any Note shall remain unpaid, any Letter of Credit or Obligation shall remain outstanding or any Bank shall have any Commitment hereunder, no Borrower shall, at any time:

SECTION 6.01.     Financial Covenants.

(a)           Consolidated Debt Ratio.  Permit at any time the ratio of (i) Consolidated Debt to (ii) the sum of Consolidated Debt plus Consolidated Shareholders’ Equity, to be greater than 60%.

(b)           Guarantee Ratios.

(i)            Permit, at each fiscal quarter end, the ratio of (A) the Rig Value of the Marketed Rigs directly wholly owned by the Loan Parties to (B) the sum of (1) the aggregate Commitments and (2) any other Debt of any Loan Party that directly owns a Marketed Rig that is not contractually subordinated to the Obligations, to be less than 3.00 to 1.00.

(ii)           Permit, at each fiscal quarter end, the ratio of (A) the Rig Value of the Closing Date Rigs directly wholly owned by the Loan Parties to (B) the aggregate Rig Value of all Closing Date Rigs of the Parent, its Subsidiaries, and the Local Content Entities, to be less than 85%.

SECTION 6.02.     Liens.  Create, assume, incur or suffer to exist, or allow any Restricted Subsidiary to create, assume, incur or suffer to exist, any Lien on or in respect of any Property of the Parent or any Restricted Subsidiary, or assign or otherwise convey, or allow any Restricted Subsidiary to assign or otherwise convey, any right to receive income, other than (a) Permitted Liens and (b) assignments or conveyances of a right to receive income between the Parent and any of its Restricted Subsidiaries or between Restricted Subsidiaries.

SECTION 6.03.     Debt.  Permit any Restricted Subsidiary to create, incur, assume, guarantee, otherwise become liable for or suffer to exist, any Debt other than Permitted Debt.

SECTION 6.04.     Mergers, Sales of Assets, Etc.

(a)           Merge or consolidate with or into any Person, or permit any Restricted Subsidiary to merge or consolidate with or into any Person, unless (i) in the case of a merger or consolidation involving the Parent, the Parent is the surviving entity in such merger or consolidation, (ii) in the case of a merger or consolidation involving a Borrower other than the Parent, a Borrower or the Parent is the surviving entity in such merger or consolidation, (iii) in the case of a merger or consolidation involving a Loan Party other than a Borrower, a Loan Party is the surviving entity in such merger or consolidation, and (iv) in the case of a merger or consolidation involving a Restricted Subsidiary other than a Loan Party, either a Loan Party or a Restricted Subsidiary is the surviving entity in such merger or consolidation or the surviving entity contemporaneously therewith becomes a Restricted Subsidiary; provided that the requirements of this clause (iv) shall not apply to any merger or consolidation of a Restricted Subsidiary (other than a Loan Party) with or into any Person that is not a Subsidiary where neither a Loan Party nor a Restricted Subsidiary is the surviving entity if (x) the fair market value of all consideration paid or payable to the Parent and its Restricted Subsidiaries (whether paid or payable in money, stock or some other form, including, without limitation, by promissory note or some other installment obligation) on account of all such mergers and consolidations does not exceed $750,000,000 in any fiscal year of the Parent, and (y) no Event of Default shall have occurred and be continuing at the time of such merger or consolidation before and after giving effect thereto; provided that any applicable requirements of this clause (a) shall not apply to any merger or consolidation involving a Loan Party (other than the Parent) with or into any Person that is not a Loan Party, where such Loan Party is not the surviving Person if, after giving effect to (1) such merger or consolidation, (2) any new Guaranty or Borrower Counterpart provided by such surviving Person and (3) any other action taken by the Parent and its Subsidiaries on or prior to the date of such merger or consolidation in connection therewith, the Parent has demonstrated Pro Forma Compliance; or

(b)           convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), or permit any Restricted Subsidiary to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of the assets of the Parent and its Subsidiaries on a consolidated basis.

SECTION 6.05.     Multiemployer Plans or Multiple Employer Plans.  Except as already existing as of the date of this Agreement, create or otherwise cause or permit to exist or become effective, or permit any Restricted Subsidiary to create or otherwise cause or permit to exist or become effective, any Multiemployer Plan or Multiple Employer Plan to which the Parent or any Restricted Subsidiary makes or accrues an obligation to make any contribution.

SECTION 6.06.     Compliance with ERISA.  (a) Terminate any Plan, or permit any Restricted Subsidiary to terminate any Plan, so as to result in any liability of the Parent and the Restricted Subsidiaries to the PBGC in excess of $125,000,000, or (b) permit to exist any occurrence of a Termination Event with respect to any Plan of the Parent or any Restricted Subsidiary for which there is an Insufficiency in excess of $125,000,000.

SECTION 6.07.     ERISA Liabilities.  Create or suffer to exist, or permit any Restricted Subsidiary to create or suffer to exist, any ERISA Liabilities if immediately after giving effect to such ERISA Liabilities, the aggregate amount of ERISA Liabilities of the Parent and its Restricted Subsidiaries would exceed $125,000,000.

SECTION 6.08.     Affiliate Transactions.  Make or permit any Restricted Subsidiary to make, directly or indirectly, any material Investment in any Affiliate, any transfer, sale, lease or other disposition of any material Property to any Affiliate, any purchase or acquisition of any material Property from an Affiliate or any other material arrangement or transaction directly or indirectly with or for the benefit of an Affiliate (including guaranties and assumptions of obligations of an Affiliate); provided that the following shall not be prohibited hereby: (a) any arrangement or other transaction with an Affiliate which are on terms and conditions as favorable to the Parent or such Restricted Subsidiary (taken as a whole for any particular transaction) as those which would be obtained in a comparable arm’s length transaction with a Person not an Affiliate, (b) arrangements entered in the ordinary course of business with officers of the Parent, (c) customary fees paid to members of the Board of Directors of the Parent, (d) any and all transactions to be undertaken between the Parent and any of its Restricted Subsidiaries or between Restricted Subsidiaries, and (e) transactions otherwise expressly permitted herein.

SECTION 6.09.     Business.  Engage, or permit any of its Restricted Subsidiaries to engage, in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Parent and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Parent and its Subsidiaries on the Effective Date.

SECTION 6.10.     Use of Proceeds; Margin Regulations.  Use the proceeds of any Advance or Letter of Credit (a) for any purpose other than for general corporate purposes of the Loan Parties; (b) for any purpose which violates or results in a violation of any law or regulation or this Agreement; (c) for any purpose which violates Regulation T, U or X of the Federal Reserve Board; (d) to extend credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board); (e) for any purpose which would result in margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board) comprising 25% or more of the assets (including any Equity Interests held in treasury) of the Parent and its Subsidiaries, taken as a whole or (f) for any purpose which would violate any sanctions program administered by (x) the United States of America or the United Kingdom or (y) to the extent any such sanctions program does not contradict applicable legislation of the United States of America or the United Kingdom including without limitation applicable sanctions, embargoes, or anti boycott regulations, the European Union or the United Nations.

SECTION 6.11.     Restrictions on Payment of Dividends, Etc.  Permit any of its Restricted Subsidiaries to enter into any agreement limiting the ability of any Restricted Subsidiary to pay dividends, make distributions, or make loans and advances to the Loan Parties; provided, however, notwithstanding the foregoing prohibition contained in this Section 6.11, a Restricted Subsidiary shall not be prohibited from entering into any of the following:

(a)           any agreement which restricts or limits the ability of any Restricted Subsidiary to pay dividends, make distributions, or make loans or advances to the Loan Parties entered into in connection with (i) Debt incurred by the Parent or such Restricted Subsidiary to acquire, construct, renovate, or upgrade any drilling rig or marine transportation vessel (including without limitation the Rigs) which is not owned by the Parent or any of its Subsidiaries on the Effective Date, or (ii) Debt that is a refinancing of Debt described in clause (a)(i) above, and that is permitted under clause (m) of the definition of “Permitted Debt”, and that, if secured, is secured only by a Lien that is permitted under clause (m)(iii) or (n)(iii) of the definition of “Permitted Liens,” in each case, so long as (x) any such restriction or limitation applies only to the earnings, revenues, or cash flow of such drilling rig or marine transportation vessel (including without limitation a Rig) acquired, constructed, renovated, or upgraded and (y) if such agreement is entered into pursuant to clause (a)(ii) above, the terms of such agreement are not materially more restrictive than the original agreement;

(b)           any agreement which restricts or limits the ability of any Restricted Subsidiary to pay dividends, make distributions, or make loans or advances to the Loan Parties if such Restricted Subsidiary party thereto is a non-wholly owned Subsidiary of the Parent and such agreement was existing at the time such Restricted Subsidiary was acquired by Parent or one of its Subsidiaries, and was not created in contemplation of such acquisition, and the limitations therein apply only to the property or Equity Interests of such Restricted Subsidiary at the time of such acquisition (and accessions, improvements and replacements in respect of such property);

(c)           any agreement which restricts or limits the ability of any Restricted Subsidiary to pay dividends, make distributions, or make loans or advances to the Loan Parties if such restrictions are temporary restrictions with respect to dividends, distributions or assignments by a Restricted Subsidiary contained in a written agreement for the disposition of all or substantially all of the outstanding Equity Interests or assets of such Restricted Subsidiary, provided that such disposition is otherwise permitted hereunder; or

(d)           joint venture agreements, partnership agreements and other similar agreements with respect to a joint ownership arrangement restricting the distribution of assets or property of, or the payment of dividends by, or the making of loans or advances by, such joint venture, partnership or other joint ownership entity, or any of such Person’s subsidiaries, as long as such restrictions are not applicable to any other Person or any other Person’s assets.

SECTION 6.12.     Restricted Payments; Debt Redemptions.

(a)           Declare or make, or permit any of its Restricted Subsidiaries to declare or make, directly or indirectly, any Restricted Payment with respect to the ordinary shares of the Parent, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(i)            the Parent may declare and make dividend payments or other distributions payable solely in Equity Interests of the Parent (other than Equity Interests constituting Disqualified Capital Stock);

(ii)           the Parent may make any Restricted Payment with an amount equal to the net cash proceeds received from the issuance of new shares of its Equity Interests (other than Disqualified Capital Stock); provided that (A) such issuance of Equity Interests occurs substantially concurrently with such Restricted Payment (with an issuance being deemed substantially concurrent if such Restricted Payment occurs not more than 90 days after such issuance) and (B) no Advances are outstanding at the time of, or immediately after giving effect to, such Restricted Payment; and

(iii)          the Parent may pay cash dividends to the holders of its common Equity Interests in an amount not to exceed $0.01 per share per fiscal quarter.

(b)           optionally or voluntarily Redeem, or permit any of its Restricted Subsidiaries to optionally or voluntarily Redeem (whether in whole or in part) any Debt of the type described in clause (a) or (b) of the definition of “Debt” of the Parent or its Subsidiaries with an originally scheduled maturity date after the latest Termination Date under this Agreement; except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(i)            the Parent or any of its Restricted Subsidiaries may Redeem any such Debt by converting or exchanging such Debt into Equity Interests of the Parent (other than Equity Interests constituting Disqualified Capital Stock) or any other Equity Interests or securities which are converted into, exchanged for, or redeemed with, Equity Interests of the Parent substantially simultaneously therewith;

(ii)           the Parent or any of its Restricted Subsidiaries may Redeem any such Debt with an amount equal to the net cash proceeds of an issuance of Equity Interests of the Parent (other than Equity Interests constituting Disqualified Capital Stock); provided that (A) no Advances are outstanding at the time of, or immediately after giving effect to, such Redemption and (B) such issuance of Equity Interests of Parent occurs substantially concurrently with such Redemption (with a Redemption being deemed substantially concurrent if such Redemption occurs not more than 90 days after such issuance);

(iii)          so long as, at the time of such Redemption and immediately after giving effect thereto, (A) no Advances are then outstanding and (B) the aggregate amount of Available Cash exceeds $250,000,000, the Parent or any of its Restricted Subsidiaries may Redeem any such Debt;

(iv)          the Parent or any of its Restricted Subsidiaries may Redeem any Debt of the type described in clause (g) of the definition of “Permitted Debt”, so long as such Redemption is consummated substantially concurrently with such acquisition or merger (with a Redemption being deemed substantially concurrent if such Redemption occurs not more than 90 days after such Person becomes a Subsidiary or is merged with or into the Parent or any of its Subsidiaries);

(v)           the Parent or any of its Restricted Subsidiaries may Redeem any such Debt owed to Parent or any of its Restricted Subsidiaries; and

(vi)          the Parent or any of its Restricted Subsidiaries may Redeem Debt in exchange for, or as part of, an extension, refinancing, renewal, or replacement of such Debt that is permitted by clause (m) of the definition of “Permitted Debt”.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.     Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)           Any Borrower shall fail to pay (i) any principal hereunder or on any Note when due, (ii) any amount payable pursuant to Section 2.18(e) or Section 2.21(b)(i) when due or (iii) any interest, fee or other amount due hereunder or under any other Loan Document to which it is a party for more than three Business Days after such fee or other amount becomes due and payable; or

(b)           Any Loan Party (other than a Borrower) shall fail to pay any amount payable by it under any Loan Document to which it is a party for more than three Business Days after such amount becomes due and payable; or

(c)           Any representation or warranty made by any Loan Party (or any of its respective officers, agents or representatives) (including representations and warranties deemed made pursuant to Section 3.02 or Section 3.03) under or in connection with any Loan Document to which it is a party shall prove to have been incorrect in any material respect (other than a representation or warranty that is subject to a materiality qualifier in the text thereof, which shall have been incorrect in any respect) when made or deemed made; or

(d)           Any Loan Party (i) shall fail to perform or observe any term, covenant or agreement applicable to such Person contained in Section 5.01(g), 5.03, 5.05 (but only with respect to the preservation and maintenance of legal existence of the Borrowers), 5.11, 5.13 or Article VI; (ii) shall fail to perform or observe any term, covenant or agreement applicable to such Person contained in Section 5.06, and such failure shall remain unremedied for 5 Business Days after the earlier of (x) the date a Responsible Person of any Loan Party has actual knowledge of such failure and (y) the date written notice thereof shall have been given to any Loan Party by the Administrative Agent at the request of any Bank; or (iii) shall fail to perform or observe any term, covenant or agreement applicable to such Person contained herein or in any other Loan Document that is not covered by Section 7.01(a), Section 7.01(b) or clause (i) or clause (ii) of this Section 7.01(d) and such failure shall remain unremedied for 30 days after the earlier of (x) the date a Responsible Person of any Loan Party has actual knowledge of such failure and (y) the date written notice thereof shall have been given to any Loan Party by the Administrative Agent at the request of any Bank; or

(e)           The Parent or any of its Subsidiaries shall (i) fail to pay any principal of or premium or interest on any Debt which is outstanding in the principal amount of at least $125,000,000 in the aggregate, of the Parent or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) default in the observance or performance of any covenant or obligation contained in any agreement or instrument relating to any Debt which is outstanding in the principal amount of at least

$125,000,000 or permit or suffer any other event to occur or condition to exist under any agreement or instrument relating to any such Debt, and such default or other event or condition shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect thereof is to accelerate, or to permit the acceleration of, the maturity of such Debt or require such Debt to be prepaid prior to the stated maturity thereof; or

(f)            Any Loan Party or any of the Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of the Material Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or any Loan Party or any of the Material Subsidiaries shall take any action to authorize, any of the actions set forth above in this subsection (f); or

(g)           Any judgment, decree or order for the payment of money, the uninsured portion of which is in excess of $125,000,000, shall be rendered against any Loan Party or any of the Material Subsidiaries and remains unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order or (ii) there shall be any period of 30 consecutive days (with respect to any such judgment rendered in the United States) or 60 consecutive days (with respect to any such judgment rendered outside of the United States) during which a stay of enforcement of such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)           Any Termination Event as defined in clause (b), (d) or (e) of the definition thereof with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Parent by the Administrative Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the liabilities to the PBGC resulting from all such Termination Events is equal to or greater than $125,000,000; or

(i)            Any Loan Party shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $125,000,000 or requires payments exceeding $25,000,000 in any year; or

(j)            Any Loan Party shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the Effective Date by an amount exceeding $125,000,000 in the aggregate; or

(k)           A Change of Control occurs; or

(l)            Any event occurs creating any ERISA Liabilities which could reasonably be expected to have a Material Adverse Effect and such event is not cured within 30 days from the occurrence of such event; or

(m)          The Credit Agreement, any Guaranty, or any Note, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of the Credit Agreement, any Guaranty, or any Note;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the obligation of each Issuing Bank to issue Letters of Credit to be terminated and the obligation of each Bank to make Advances to be terminated, whereupon each such obligation and all of the Commitments shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the Obligations to be forthwith due and payable, whereupon the Obligations shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate or further notice of any kind, all of which are hereby expressly waived by each Borrower, and (iii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, demand payment of the maximum amount remaining available to be drawn under then outstanding Letters of Credit (assuming compliance with all conditions for drawing thereunder); provided that in the event of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code, (a) the obligation of each Issuing Bank to issue Letters of Credit, the obligation of each Bank to make its Advances and all of the Commitments shall automatically be terminated and (b) the Obligations and the maximum amount remaining available to be drawn under then outstanding Letters of Credit (assuming compliance with all conditions for drawing thereunder) shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

SECTION 7.02.     Application of Funds.  After the exercise of remedies provided for above (or after the Obligations have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.21(c), be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest, letter of credit fees payable pursuant to Section 2.18(d)(ii), Banking Services Obligations, and Bank Hedging Obligations) payable to the Banks and the Issuing Banks (including fees, charges, and disbursements of counsel to the respective Banks and the Issuing Banks and amounts payable under Sections 2.10, 2.13, and

9.04(b)), ratably among them in proportion to the respective amounts described in this clause Second owing to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid letter of credit fees payable pursuant to Section 2.18(d)(ii) and interest on the Obligations, ratably among the Banks and the Issuing Banks in proportion to the respective amounts described in this clause Third owing to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Advances, unpaid drawings under Letters of Credit, Banking Services Obligations, and Bank Hedging Obligations, ratably among the Banks, the Issuing Banks, and the holders of Banking Services Obligations and Bank Hedging Obligations, in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Banks, to Cash Collateralize that portion of outstanding obligations with respect to Letters of Credit Liabilities comprised of the maximum undrawn amount of Letters of Credit, to the extent not otherwise Cash Collateralized pursuant to Section 2.21(b); and

Sixth, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus, or as a court of competent jurisdiction may direct.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 7.02.

Subject to Section 2.18(e), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Banking Services Obligations and Bank Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Banking Services Provider or Hedge Counterparty, as the case may be.  Each such Affiliate not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Bank” party hereto.

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND THE ISSUING BANKS

SECTION 8.01.     Appointment and Authority.  Each Bank and each Issuing Bank hereby irrevocably appoints the Administrative Agent to act on its behalf as the Administrative

Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Issuing Banks and the Banks, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

SECTION 8.02.     Administrative Agent Individually.

(a)           The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Administrative Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.

(b)           Each Bank understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 8.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates.  Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrowers, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates.  Each Bank understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information (other than information required to be delivered by the Administrative Agent to the Banks pursuant to this Agreement) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Banks that are not members of the Agent’s Group.  None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Bank or use on behalf of the Banks, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Bank such documents as are expressly required and provide such notifications as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Banks.

(c)           Each Bank further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Banks (including the interests of the Banks hereunder and under the other Loan Documents).  Each Bank agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Bank.  None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary or equitable duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Bank including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account, except that the Administrative Agent shall perform all of its obligations that are expressly required by this Agreement or any other Loan Document to which it is a party.

SECTION 8.03.     Duties of Administrative Agent; Exculpatory Provisions.

(a)           The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under the Bankruptcy Code or other debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code or other debtor relief law.

(b)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless (x) in the case of a Default arising under Section 7.01(a), the Administrative Agent has actual knowledge of such Default or (y) in the case of any Default other than Default arising under Section 7.01(a), until the Parent or any Bank shall have given notice to the Administrative Agent describing such Default and such event or events.

(c)           Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by the Collateral Documents or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)           Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Bank and each Bank confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

SECTION 8.04.     Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Bank prior to the making of such Advance or the issuance of such Letter of Credit, and in the case of a Borrowing, such Bank shall not have made available to the Administrative Agent such Bank’s Ratable Portion of such Borrowing.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers or any other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.     Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  Each such sub-agent and the Related Parties of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article VIII and Section 9.05 (as though such sub-agents were the

“Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.06.     Non-Reliance on Administrative Agent and Other Banks.

(a)           Each Bank confirms to the Administrative Agent, the Issuing Banks, each other Bank and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, the Issuing Banks, any other Bank or any of their respective Related Parties, of evaluating the merits and risks (including Tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Advances and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Advances and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b)           Each Bank acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, the Issuing Banks, any other Bank or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, the Issuing Banks, any other Bank or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)            the financial condition, status and capitalization of the Borrowers and each other Loan Party;

(ii)           the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii)          determining compliance or non-compliance with any condition hereunder to the making of an Advance, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv)          the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, the Issuing Banks, any other Bank or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document; provided that this Section 8.06(b)(iv) shall not affect any express obligations of Administrative Agent, any Issuing Bank, or any Bank under this Agreement to provide notices or information.

SECTION 8.07.     Indemnification.  The Banks agree to indemnify the Administrative Agent and each Issuing Bank (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them (or if no principal of the Notes is at the time outstanding or if any principal of the Notes is held by any Person which is not a Bank, ratably according to the respective amounts of their Commitments then existing, or, if no such principal amounts are then outstanding (or if any principal of the Notes is held by any Person which is not a Bank) and no Commitments are then existing, ratably according to the respective amounts of the Commitments existing immediately prior to the termination thereof), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or such Issuing Bank in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Administrative Agent or such Issuing Bank under the Loan Documents (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT OR SUCH ISSUING BANK).  IT IS THE INTENT OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT AND EACH ISSUING BANK SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 8.07, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.  Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent and each Issuing Bank promptly upon demand for such Bank’s ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent or such Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, or any of them, to the extent that the Administrative Agent or such Issuing Bank is not reimbursed for such expenses by the Borrowers.

SECTION 8.08.     No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Persons acting as Syndication Agent, Co-Documentation Agents, Joint Lead Arrangers or Joint Book Managers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Bank hereunder.

SECTION 8.09.     Resignation by the Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Parent and the Banks.  Upon receipt of any such notice of resignation, the Majority Banks shall have the right, in consultation with the Parent, to appoint a successor, which shall be a commercial bank or trust company reasonably acceptable to the Parent.  If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Bank Appointment Period”), then the retiring Administrative Agent may on behalf of the Majority Banks, appoint a successor Administrative Agent meeting the qualifications set forth above.  In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Majority Banks, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Bank Appointment Period notify the Parent and the Majority Banks that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation which effective date shall be no earlier than three Business Days after the date of such notice.  Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time as the Majority Banks appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)           Any resignation pursuant to this Section by a Person acting as Administrative Agent shall, unless such Person shall notify the Parent and the Majority Banks otherwise, also act to relieve such Person and its Affiliates of any obligation to advance or issue new, or extend existing, Letters of Credit where such advance, issuance or extension is to occur on or after the effective date of such resignation.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 8.10.     Issuing Banks’ Reliance, Etc.  None of the Issuing Banks nor any of their Related Parties shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  No Issuing Bank shall have, by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended or shall be so construed as to impose upon it any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein.  Without limitation of the generality of the foregoing, each Issuing Bank: (i) may treat the payee of any Note as the holder thereof until it receives and executes an Assignment and Acceptance entered into by the Bank that is payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.06, (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith on the part of the Borrowers or any other Person or to inspect the property (including the books and records) of the Borrowers or any other Person; (v) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed, given or sent by the proper party or parties except for liability determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from its gross negligence or willful misconduct.

SECTION 8.11.     Issuing Banks and Their Affiliates.  With respect to its Commitment, the Advances made by it and the Notes issued to it, each Bank which is also an Issuing Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not an Issuing Bank; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include any Bank serving as an Issuing Bank in its individual capacity.  Any Bank serving as an Issuing Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Parent, any of its Subsidiaries and any Person who may do business with or own securities of the Parent or any of its Subsidiaries, all as if such Bank were not an Issuing Bank and without any duty to account therefor to the Banks.

SECTION 8.12.     Resignation by an Issuing Bank.  (a) Any Issuing Bank may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving 15 Business Days’ prior written notice to the Administrative Agent, the Parent, each other Issuing Bank and the Banks.  Such resignation shall take effect upon the appointment of a successor Issuing Bank pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)           Upon any such notice of resignation, the Majority Banks shall have the right to appoint a successor Issuing Bank which shall be a commercial bank or trust company reasonably acceptable to the Parent.

(c)           If a successor to a resigning Issuing Bank shall not have been so appointed within such 15 Business Day period, the resigning Issuing Bank, with the consent of the Parent (which consent will not be unreasonably withheld), shall have the right to then appoint a successor Issuing Bank who shall serve as an Issuing Bank until such time, if any, as the Majority Banks appoint a successor Issuing Bank as provided above.

(d)           If no successor Issuing Bank has been appointed pursuant to clause (b) or (c) above and shall have accepted such appointment by the 20th Business Day after the date such notice of resignation was given by the resigning Issuing Bank, the resigning Issuing Bank’s resignation shall become effective.

(e)           After any Issuing Bank’s resignation hereunder as Issuing Bank, the provisions of this Article VIII and Section 9.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under this Agreement.

SECTION 8.13.     Syndication Agent, Co-Documentation Agents, Joint Lead Arrangers, Joint Book Managers, Etc.  The Syndication Agent, Joint Lead Arrangers, Joint Book Managers, and Co-Documentation Agents have no duties or obligations under this Agreement.  None of the Syndication Agent, Joint Lead Arrangers, Joint Book Managers, or Co-Documentation Agents shall have, by reason of this Agreement or the Notes, a fiduciary relationship in respect of any Bank or the holder of any Note, and nothing in this Agreement or the Notes, express or implied, is intended or shall be construed to impose on any such agent or arranger any obligation in respect of this Agreement or the Notes.

SECTION 8.14.     Removal of Administrative Agent.  Anything herein to the contrary notwithstanding, if at any time the Majority Banks determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender, the Majority Banks may by notice to the Parent and such Person remove such Person as Administrative Agent and, in consultation with the Parent, appoint a replacement Administrative Agent hereunder.  Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (a) the date a replacement Administrative Agent is appointed and (b) the date 30 days after the giving of such notice by the Majority Banks (regardless of whether a replacement Administrative Agent has been appointed).

SECTION 8.15.     Cure of Defaulting Lender.  If the Parent, the Administrative Agent and the Issuing Banks agree in writing in their discretion that a Bank is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.21), such Bank will, to the extent applicable, purchase at par such portion of outstanding Advances and Letter of Credit Liabilities of the other Banks and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Credit Extensions of the Banks to be on a pro rata basis in accordance with their respective Commitments, whereupon such Bank will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Credit Extension of each Bank will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Bank was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Bank’s having been a Defaulting Lender.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.     Amendments, Etc.

(a)           Amendments Generally.  No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(i)            no amendment, waiver or consent shall, unless in writing and signed by all the Banks affected thereby, do any of the following: (A) waive any of the conditions specified in Article III, (B) increase or extend any Commitment of any Bank or subject any Bank to any additional obligation, (C) forgive or reduce the pricing of, principal of, or rate of interest on, the Notes or any fees or other amounts payable hereunder, and (D) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

(ii)           no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (A) take any action which requires the signing of all the Banks pursuant to the terms of any Loan Document, (B) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under any Loan Document, (C) amend this Section 9.01, (D) release any Guaranty (other than as set forth in Section 9.01(c)) and (E) modify Section 2.14(a) or any provision of Section 2.15(a) that deals with the ratable treatment of the Banks;

(iii)          no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Banks required above to take such action, affect the rights or duties of the Issuing Banks under any Loan Document;

(iv)          no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under any Loan Document; and

(v)           the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(b)           Defaulting Lenders.  Anything herein to the contrary notwithstanding, during such period as a Bank is a Defaulting Lender, to the fullest extent permitted by applicable law, such

Bank will not be entitled to vote in respect of amendments, waivers, determinations, consents, or notifications hereunder or under any other Loan Document, and the Commitment, outstanding Advances, and other extensions of credit of such Bank hereunder will not be taken into account in determining whether the Majority Banks or all of the Banks, as required, have approved any such amendment, waiver, determination, consent, or notification (and the definition of “Majority Banks” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment, waiver, determination, consent, or notification that would (i) increase or extend the term of the Commitment of such Defaulting Lender, (ii) extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, (iii) reduce the principal amount of any obligation owing to such Defaulting Lender, (iv) reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or (v) alter the terms of this proviso, will require the consent of such Defaulting Lender.  If a Defaulting Lender’s consent to an amendment, waiver, determination, consent, or notification is required pursuant to this Section 9.01 or any other provision in the Loan Documents, and such Defaulting Lender has failed to respond to a written request from the Administrative Agent to approve such waiver, amendment, determination, consent, or notification for 30 days after such Defaulting Lender’s receipt of such request, such Defaulting Lender will be deemed to have approved such amendment, waiver, determination, consent, or notification.

(c)           Permitted Releases of Guarantors and Borrowers.  Anything herein to the contrary notwithstanding, the Banks hereby irrevocably authorize the Administrative Agent to release (i) any Guarantor that becomes a Guarantor pursuant to Section 5.11 in accordance with the terms and conditions set forth in Section 5.11 and the Guaranty to which such Guarantor is a party and (ii) any Borrower that becomes a Borrower pursuant to Section 5.11 in accordance with the terms and conditions set forth in Section 5.11 and the Borrower Counterpart to which such Borrower is a party and release such Borrower as an obligor under any Note to which it is a party.

SECTION 9.02.     Notices, Etc.

(a)           All notices, demands, requests, consents and other communications provided for hereunder shall be in writing or by any telecommunication device capable of creating a written record (including electronic mail), and mailed, faxed, or delivered, if to the Parent, at the address, facsimile number or email address set forth below:

Ensco plc

Treasury Department

Attn:       Treasurer

5847 San Felipe, Suite 3300

Houston, Texas 77057

Phone:   713-789-1400

Fax:        713-430-4596

Email:  treasury@enscoplc.com and/or cweber@enscoplc.com

without limiting the provisions of Section 2.20, if to Pride, at the address, facsimile number or email address set forth above.

if to any Bank or Issuing Bank, at its address for notices in such capacity specified in its Administrative Questionnaire; if to the Administrative Agent, at its address, facsimile number or email address set forth below:

Citibank, N.A.

1615 Brett Road

Building #3

New Castle, DE  19720

Attention:  Bank Loans Syndications Department

Facsimile:    (646) 274-5080

Email:  GLAgentOfficeOps@citi.com

With a copy to:

Citibank, N.A.

388 Greenwich Street, 31st Floor

New York, NY 10013

Attention:  Robert Malleck

Telephone:  (212) 816-5435

Facsimile:   (212) 816-5429

Email:  robert.malleck@citi.com

And, for Notices of Letter of Credit, with an email copy to:

Citibank, N.A.

Attention:  Zach Cooper

Email:   zach.cooper@citi.com

or, as to the Loan Parties, the Administrative Agent, or the Issuing Banks, at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address, facsimile number or email address as shall be designated by such party in a written notice to the Parent, the Administrative Agent, and the Issuing Banks.

(b)           All notices, demands, requests, consents and other communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mail, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 9.03 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and

(iv) subject to the limitations or exclusions upon those forms of Communications that may not be transmitted by means of Approved Electronic Communications, and other than any notice given to the Parent of an assignment under Section 9.06(a) (which notice shall be delivered by hand, including any overnight courier service, by mail, or by facsimile), if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a); provided, however, that notices and communications to the Administrative Agent or the Issuing Banks pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent or the Issuing Banks.

(c)           Notwithstanding clauses (a) and (b) (unless the Administrative Agent requests that the provisions of clause (a) and (b) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Parent.  Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Bank to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that any Borrower effect delivery in such manner.

SECTION 9.03.     No Waiver; Remedies.  No failure on the part of any Bank, any Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04.     Costs, Expenses and Indemnity.

(a)           Costs and Expenses.  The Borrowers agree to pay on demand, (i) all reasonable costs and expenses of the Administrative Agent, the Syndication Agent, and the Joint Lead Arrangers in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect to preparation, execution and delivery of the Loan Documents and the satisfaction of the matters referred to in Sections 3.01 and 3.02, and the reasonable costs and expenses of the Issuing Banks in connection with any Letter of Credit, and (ii) all legal and other costs and expenses, if any, of the Administrative Agent, the Issuing Banks and each Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents or incurred in connection with any workout, restructuring or bankruptcy (including without limitation, the costs and expenses of counsel, which shall be limited to a single firm of counsel for the Administrative Agent, the Issuing Banks and each Bank taken as a whole and, if reasonably necessary, a single firm of local or regulatory counsel in each appropriate jurisdiction and a single firm of special counsel for each relevant specialty, in each case for all such parties taken as a whole and solely, in the case of an actual or perceived conflict of interest (as reasonably identified by such a party), where such party affected by such conflict of interest informs you of such conflict, one additional firm of counsel in each relevant jurisdiction).

(b)           Break Funding Payments.  If any payment or purchase of principal of, or Conversion of, any LIBOR Advance or LIBOR Borrowing is made other than on the last day of an Interest Period relating to such Advance, as a result of a payment, purchase or Conversion pursuant to Section 2.04, 2.07(e), 2.08, 2.09, 2.10, 2.11, 2.13, 2.16, 2.19, or acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, the Borrowers shall, upon demand by any Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, purchase or Conversion, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

(c)           Indemnification.  The Borrowers agree, to the fullest extent permitted by law, to indemnify and hold harmless the Administrative Agent, the Issuing Banks, the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents, each Bank and each of their respective Related Parties (collectively, “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel and claims, damages, losses, liabilities and expenses relating to environmental matters, but excluding Taxes which are governed by Section 2.13) (collectively, “Losses”) for which any of them may become liable or which may be incurred by or asserted against an Indemnified Party, in each case arising out of, related to or in connection with (i) any transaction in which any proceeds of all or any part of the Advances are applied or a Letter of Credit has been issued, as applicable, (ii) breach by a Loan Party of any Loan Document, (iii) violation by the Parent or any of its Subsidiaries of any Environmental Law or any other law, rule, regulation or order, (iv) any Lien granted pursuant to any Loan Document, (v) ownership by any Indemnified Party of any property following foreclosure (or similar action) under any of the Loan Documents, to the extent such Losses arise out of or result from (x) any Hazardous Materials located in, on or under the property of the Parent or any Subsidiary on the date of such foreclosure (or similar action) or (y) operation of any such property on or before the date of such foreclosure (or similar action), including Losses which are imposed upon Persons under any Environmental Law solely by virtue of ownership, (vi) any Indemnified Party’s being deemed an operator of any property of the Parent or any of its Subsidiaries by a court or other Person, to the extent such Losses arise out of or result from any Hazardous Materials located in, on or under any such property, or (vii) any investigation, litigation, or proceeding, whether or not any Indemnified Party is a party thereto, related to or in connection with any of the foregoing or any Loan Document (EXPRESSLY INCLUDING ANY SUCH LOSSES ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OR STRICT LIABILITY OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH LOSSES DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM (X) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY, (Y) A MATERIAL BREACH BY SUCH INDEMNIFIED PARTY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR (Z) CLAIMS OF ONE OR MORE INDEMNIFIED PARTIES AGAINST ANOTHER INDEMNIFIED PARTY (OTHER THAN CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE CO-

DOCUMENTATIONS AGENTS OR THE JOINT LEAD ARRANGERS IN THEIR CAPACITIES AS SUCH) AND NOT INVOLVING ANY ACT OR OMISSION OF ANY LOAN PARTY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES (OR ANY OF SUCH PERSON’S RELATED PARTIES)).  IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 9.04(C), BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE AND THEIR OWN STRICT LIABILITIES.

SECTION 9.05.     Right of Set-Off.  Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, the Administrative Agent, each Bank and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Bank or such Issuing Bank to or for the credit or the account of a Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note held by the Administrative Agent, such Bank or such Issuing Bank, irrespective of whether or not the Administrative Agent, such Bank or such Issuing Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Banks and (y) such Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each of the Administrative Agent, each Bank and each Issuing Bank agrees promptly to notify the Administrative Agent and such Borrower after any such set-off and application made by the Administrative Agent, such Bank or such Issuing Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent, each Bank and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which the Administrative Agent, such Bank or such Issuing Bank may have.

SECTION 9.06.     Assignments and Participations.

(a)           Assignments by Banks.  Each Bank may, in accordance with applicable law, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that

(i)            each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (including the Letter of Credit Liabilities held by the assigning Bank pursuant to Section 2.18),

(ii)           except in the case of an assignment of all of a Bank’s rights and obligations under this Agreement, the sum of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 (and in increments of $1,000,000 in excess thereof),

(iii)          each such assignment shall be to an Eligible Assignee,

(iv)          the consent of each Issuing Bank shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), which consent shall not, in the case of an assignment pursuant to Section 2.16(b), be unreasonably withheld, delayed or conditioned,

(v)           the parties to each such assignment shall execute and deliver to the Administrative Agent, for recording by the Administrative Agent in the Register, an Assignment and Acceptance, together with any Notes then held by such assigning Bank and any Notes then held by such assignee and, except in the case of an assignment from a Bank to its Affiliate, a processing and recordation fee of $3,500 payable to the Administrative Agent, and

(vi)          no such assignment will be made to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (vi).

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto except that the rights under Sections 2.06, 2.10, 2.13 and 9.04 of such Bank shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a party hereto), and (z) unless the Parent in its sole discretion otherwise consents, no such assignee shall be entitled to receive any greater payment pursuant to Sections 2.06, 2.10 and 2.13 than the assigning Bank would have been entitled to receive with respect to the rights assigned to such assignee, except as a result of circumstances arising after the date of such assignment.  Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(b)           Agreements of Assignor and Assignee.  By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person or the performance or observance by any Borrower or any other Person of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, the Issuing Banks, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any of the other Loan Documents or any other instrument or document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (ix) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

(c)           Register.  The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of and the principal amount of the Advances owing to, each Bank from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(d)           Acceptance of Assignment by Administrative Agent; Notes.  Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Notes then held by such assigning Bank and any Notes then held by such assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof (which notice shall be delivered by hand, including any overnight courier service, by mail, or by facsimile) to the Borrowers.  Within five Business Days after its receipt of such notice, an authorized officer of each Borrower shall execute and deliver to the Administrative Agent, in exchange for any surrendered Notes, a new Note payable to the order of such Eligible Assignee (if a new Note is requested by such Eligible Assignee) in an amount equal to its Commitment after giving effect to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note payable to the order of the assigning Bank (if a new Note is requested by the assigning Bank) in an amount equal to the

Commitment retained by it hereunder (such new Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, if any, shall be dated the effective date of such Assignment and Acceptance, shall be properly completed and shall otherwise be in substantially the form of Exhibit B).

(e)                                  Participations.  Each Bank, in accordance with applicable law, may sell participations to one or more banks or other entities (other than the Parent or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of any of its Commitments, the Advances owing to it and the Note held by it); provided that (i) such Bank’s obligations under this Agreement (including its Commitments to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent, the Issuing Banks and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, (v) the terms of any such participation shall not restrict such Bank’s ability to make any amendment or waiver of this Agreement or any Note or such Bank’s ability to consent to any departure by a Borrower therefrom without the approval of the participant, except that the approval of the participant may be required (x) to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder and (y) in the case of an assignment by the Parent of its obligations hereunder, in each case to the extent subject to such participation, (vi) unless the Parent in its sole discretion otherwise consents, no such participant shall be entitled to receive any greater payment pursuant to Sections 2.06, 2.10 and 2.13 than such Bank would have been entitled to receive with respect to the rights assigned to such participant by such Bank except as a result of circumstances arising after the date of such participation to the extent that such circumstances affect other Banks and participants generally, (vii) such Bank receives the documentation required under Section 2.13(f) from such participant, and (viii) such Bank, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintains a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”), provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, advances or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form for federal income Tax purposes.

(f)                                   Disclosure of Information.  Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers or any of their Affiliates furnished to such Bank by or on behalf of the Borrowers or any of their Affiliates; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to comply with Section 9.09.

(g)                                  Certain Pledges and Assignments by Banks.  Notwithstanding any other provision set forth in this Agreement, any Bank may at any time (i) create a security interest in all or any portion of its rights under the Loan Documents (including the Advances owing to it and the Notes held by it) including in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or any other central bank having jurisdiction over such Bank and (ii) upon notice to the Borrowers and the Administrative Agent, assign all or any portion of its rights and obligations under the Loan Documents to any of its Affiliates.

(h)                                 No Third Party Rights.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided in paragraph (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(i)                                     Defaulting Lenders.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder (including pursuant to Section 2.16), no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, and each other Bank (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit in accordance with its Ratable Portion.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

SECTION 9.07.     Governing Law; Entire Agreement.  This Agreement and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York.  This Agreement, the Notes, the other Loan Documents and any fee letter pertaining hereto accepted by the Parent constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 9.08.     Interest.  It is the intention of the parties hereto that the Administrative Agent, the Issuing Banks and each Bank shall conform strictly to usury laws applicable to it, if any.  Accordingly, if the transactions with the Administrative Agent, any Issuing Bank or any Bank contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other agreement entered into in connection with this Agreement or the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Administrative Agent, any Issuing Bank or such

Bank, as the case may be, under the Notes, this Agreement or under any other agreement entered into in connection with this Agreement or the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be cancelled automatically and, if theretofore paid, shall at the option of the Administrative Agent, any Issuing Bank or such Bank, as the case may be, be applied on the principal amount of the obligations owed to the Administrative Agent, such Issuing Bank or such Bank, as the case may be, by the Loan Parties or refunded by the Administrative Agent, such Issuing Bank or such Bank, as the case may be, to the applicable Loan Party, and (b) in the event that the maturity of any Note or other obligation payable to the Administrative Agent, any Issuing Bank or such Bank, as the case may be, is accelerated or in the event of any permitted prepayment, then such consideration that constitutes interest under law applicable to the Administrative Agent, such Issuing Bank or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Administrative Agent, such Issuing Bank or such Bank, as the case may be, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Administrative Agent, such Issuing Bank or such Bank, as the case may be, be credited by the Administrative Agent, such Issuing Bank or such Bank, as the case may be, on the principal amount of the obligations owed to the Administrative Agent, such Issuing Bank or such Bank, as the case may be, by the Loan Parties or refunded by the Administrative Agent, such Issuing Bank or such Bank, as the case may be, to the applicable Loan Party.

SECTION 9.09.     Confidentiality.  Each of the Administrative Agent, the Banks and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) upon the request or demand of any governmental authority or any regulatory authority having jurisdiction over it, (d) in response to any order of any court or other governmental authority having jurisdiction over it or as may otherwise be required pursuant to any requirement of law or as requested by any self-regulatory body (in which case it shall (i) promptly notify the Parent in advance of disclosure, to the extent permitted by law and to the extent practicable, and (ii) so furnish only that portion of such information which it is legally required to disclose), (e) if legally compelled to do so in connection with any litigation or similar proceeding (in which case it shall (i) promptly notify the Parent in advance of disclosure, to the extent permitted by law and to the extent practicable, and (ii) so furnish only that portion of such information which it is legally required to disclose) (f) to any other party hereto, (g) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (h) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (i) with the written consent of the

Parent or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Bank, any Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Parent or any of its Subsidiaries relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Bank or any Issuing Bank on a non-confidential basis prior to disclosure by the Parent or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.10.     Treatment of Information.

(a)                                 Certain of the Banks may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to any of the Loan Parties or their securities (“Restricting Information”).  Other Banks may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information.  Each Bank acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning such issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person.  Neither the Administrative Agent nor any of its Related Parties shall, by making any Communications (including Restricting Information) available to a Bank, by participating in any conversations or other interactions with a Bank or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Administrative Agent or any of its Related Parties be responsible or liable in any way for any decision a Bank may make to limit or to not limit its access to Restricting Information.  In particular, none of the Administrative Agent nor any of its Related Parties (i) shall have, and the Administrative Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Bank has or has not limited its access to Restricting Information, such Bank’s policies or procedures regarding the safeguarding of material, nonpublic information or such Bank’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Loan Party or Bank or any of their respective Related Parties arising out of or relating to the Administrative Agent or any of its Related Parties providing or not providing Restricting Information to any Bank.

(b)                                 Each Loan Party agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Banks whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent and the Banks to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 9.09) with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Banks and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.”  Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by a Loan Party regarding whether a Communication contains or does not contain material non-public information with respect to any of the Loan Parties or their securities nor shall the Administrative Agent or any of its Affiliates incur any liability to any Loan Party, any Bank or any other Person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Bank that may decide not to take access to Restricting Information.  Nothing in this Section 9.10 shall modify or limit a Bank’s obligations under Section 9.09 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

(c)                                  Each Bank acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information.  Accordingly, each Bank agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Bank’s administrative questionnaire provided to and in a form supplied by the Administrative Agent.  Each Bank agrees to notify the Administrative Agent from time to time of such Bank’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(d)                                 Each Bank acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Banks generally.  Each Bank that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Banks may have access to Restricting Information that is not available to such electing Bank.  None of the Administrative Agent nor any Bank with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Bank or to use such Restricting Information on behalf of such electing Bank, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(e)                                  The provisions of the foregoing clauses of this Section 9.10 are designed to assist the Administrative Agent, the Banks and the Loan Parties, in complying with their respective contractual obligations and applicable law in circumstances where certain Banks express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Banks hereunder or thereunder may contain Restricting Information.  Neither the Administrative Agent nor any of its Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its Related

Parties warrant or make any other statement to the effect that a Loan Party’s or Bank’s adherence to such provisions will be sufficient to ensure compliance by such Loan Party or Bank with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Banks and each Loan Party assumes the risks associated therewith.

SECTION 9.11.     USA Patriot Act Notice.  Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Act.

SECTION 9.12.     Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or the Banks hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

SECTION 9.13.     Consent to Jurisdiction.  Each Loan Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, in any action or proceeding brought by the Administrative Agent, any Bank, or any Issuing Bank arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment.  Each Loan Party hereby agrees that a final nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each Loan Party agrees that any action or proceeding brought by Parent or any of its Subsidiaries against the Administrative Agent, any Bank, any Issuing Bank, or their Affiliates arising out of or relating to any Loan Documents shall be brought exclusively in the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Bank or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in any court of competent jurisdiction, including the jurisdictions of incorporation of any Loan Party not incorporated in the United States.

SECTION 9.14.     Appointment of Process Agent.  The Parent hereby appoints, and shall maintain the appointment of, C T Corporation System (the “Process Agent”), with an office on the Effective Date at 111 Eighth Avenue, New York, NY 10011, as its agent to receive on behalf of it service of copies of the summons and complaint and any other process which may be served in any such action or proceeding.  Such service may be made by mailing by certified mail a copy of such process to the Parent in care of the Process Agent at the Process Agent’s above address, with a copy to the Parent, at its address specified herein, and the Parent hereby irrevocably authorizes and directs the Process Agent to receive and forward such service on its behalf.  As an alternative method of service, the Parent also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to it at its address specified herein.  The Parent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section shall affect the right of any Bank or the Administrative Agent to serve legal process in any other manner permitted by applicable law or affect the right of any Bank or the Administrative Agent to bring any suit, action or proceeding against the Parent or its property in the courts of other jurisdictions.

SECTION 9.15.     Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.16.     Waiver of Immunity.  TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 9.17.     Waiver of Consequential Damages.  WITHOUT LIMITING OR OTHERWISE MODIFYING THE BORROWERS’ OBLIGATIONS UNDER SECTION 9.04(C), EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS, AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING REFERRED TO IN SECTION 9.13 ANY EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED THAT NOTHING HEREIN SHALL CONSTITUTE A WAIVER BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK, OR ANY BANK OF ANY RIGHT TO RECEIVE FULL PAYMENT OF ALL OBLIGATIONS OWED BY ANY BORROWER UNDER THE LOAN DOCUMENTS.

SECTION 9.18.     Posting of Approved Electronic Communications.

(a)                                 Each of the Banks and each Loan Party agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Banks by posting such Approved Electronic Communications on Debt Domain or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)                                 Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Banks and each Loan Party hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)                                  THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH

THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(d)                                 Each of the Banks and each Loan Party agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

SECTION 9.19.     Margin Stock.  Each Bank and each Issuing Bank hereby represents to the other Banks, Issuing Banks, and Administrative Agent that it is not relying on margin stock as collateral in extending, issuing, or maintaining any Advance or Letter of Credit.

SECTION 9.20.     Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 9.21.     Domicile of Loans.  Subject to Section 2.13(f), each Bank may transfer and carry its loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank provided that no Bank shall be relieved of its Commitment as a result thereof.

SECTION 9.22.     Binding Effect.  This Agreement shall become effective when it shall have been executed by the Loan Parties, the Issuing Banks and the Administrative Agent and when the Administrative Agent shall have, as to each Bank, either received a copy of a signature page hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of and be enforceable by each Borrower, the Administrative Agent, each Issuing Bank and each Bank and their respective successors and assigns, except that the Parent shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Bank.

SECTION 9.23.     Amendment and Restatement.  This Agreement represents an amendment and restatement of the Existing Credit Agreement.  Any indebtedness under the Existing Credit Agreement continues under this Agreement, and the execution of this Agreement does not indicate a payment, satisfaction, novation, or discharge thereof.

SECTION 9.24.     Departing Loan Parties.  Each party hereto hereby (a) agrees that EII, ENSCO Universal Limited, ENSCO Offshore International Company, Pride International Ltd., Ensco Global IV Ltd. (f/k/a Pride Global Ltd.) and ENSCO Overseas Limited, as borrowers under the Existing Credit Agreement (collectively, the “Departing Borrowers”), and each of the Guarantors under the Existing Credit Agreement (together with the Departing Borrowers, the “Departing Loan Parties”) are hereby released from all obligations under the Existing Credit Agreement, effective as of the Effective Date (immediately prior to giving effect to the amendment and restatement of the Existing Credit Agreement provided herein), and (b) waives any and all deliverables otherwise required under Section 5.01(k) of the Existing Credit Agreement in order to release the Departing Loan Parties from their obligations under the Existing Credit Agreement.

SECTION 9.25.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable;

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

ENSCO PLC

By:
Name:
Title:

PRIDE INTERNATIONAL, INC.

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

BANKS AND ISSUING BANKS:

CITIBANK, N.A., as a Bank and an Issuing Bank

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

DNB BANK ASA, GRAND CAYMAN BRANCH, as a Bank

By:
Name:
Title:

By:
Name:
Title:

DNB BANK ASA, NEW YORK BRANCH, as an Issuing Bank

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank and an Issuing Bank

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank and an Issuing Bank

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

HSBC BANK USA, N.A., as a Bank and an Issuing Bank

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Bank

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

LLOYDS TSB BANK PLC, as a Bank

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

BNP PARIBAS, as a Bank

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Bank

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

THE BANK OF NEW YORK MELLON, as a Bank

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

PRICING SCHEDULE

PRICING GRID

	Level I	Level II	Level III	Level IV	Level V	Level VI
	BB+/Ba1 or Better	BB/Ba2	BB-/Ba3	B+/B1	B/B2	Less than B/B2
Applicable Margin for LIBOR Advances:	2.75%	3.00%	3.25%	3.50%	4.00%	4.25%
Applicable Margin for Base Rate Advances:	1.75%	2.00%	2.25%	2.50%	3.00%	3.25%
Commitment Fee:	0.375%	0.50%	0.50%	0.625%	0.75%	0.75%

COMMITMENT SCHEDULE

COMMITMENTS

Bank	Non-Extended Commitment	Extended Commitment	Aggregate Commitment	Termination Date
Citibank, N.A.	$0	$191,250,000	$191,250,000	September 30, 2022
Deutsche Bank AG New York Branch	$0	$191,250,000	$191,250,000	September 30, 2022
DNB Capital LLC	$0	$191,250,000	$191,250,000	September 30, 2022
HSBC Bank USA, N.A.	$0	$191,250,000	$191,250,000	September 30, 2022
Bank of America, N.A.	$0	$153,000,000	$153,000,000	September 30, 2022
BNP Paribas	$0	$153,000,000	$153,000,000	September 30, 2022
Morgan Stanley Senior Funding, Inc.	$0	$80,750,000	$80,750,000	September 30, 2022
Skandinaviska Enskilda Banken AB (publ)	$0	$50,000,000	$50,000,000	September 30, 2022
NIBC Bank N.V.	$0	$40,000,000	$40,000,000	September 30, 2022
Wells Fargo Bank, National Association	$191,250,000	$0	$191,250,000	September 30, 2019
Mizuho Bank, Ltd.	$153,000,000	$0	$153,000,000	September 30, 2019
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$153,000,000	$0	$153,000,000	September 30, 2019
Standard Chartered Bank	$97,750,000	$0	$97,750,000	September 30, 2019
Goldman Sachs Bank USA	$80,750,000	$0	$80,750,000	September 30, 2019
Australia and New Zealand Banking Group Limited	$42,500,000	$0	$42,500,000	September 30, 2019
Bank of China, New York Branch	$42,500,000	$0	$42,500,000	September 30, 2020
Total:	$760,750,000	$1,241,750,000	$2,002,500,000	—

SCHEDULE II

CLOSING DATE RIGS

Owner	Rig Name
Ensco Global IV Ltd.	ENSCO 5004
Dupont Maritime LLC	ENSCO 5005
Ensco Deepwater USA LLC	ENSCO 5006
Ensco Management Corp.	ENSCO 6001
Ensco Management Corp.	ENSCO 6002
ENSCO Global GmbH	ENSCO 8500
ENSCO Worldwide GmbH	ENSCO 8501
ENSCO Worldwide GmbH	ENSCO 8502
ENSCO Worldwide GmbH	ENSCO 8503
ENSCO Global GmbH	ENSCO 8504
ENSCO Worldwide GmbH	ENSCO 8505
ENSCO Worldwide GmbH	ENSCO 8506
ENSCO Intercontinental GmbH	ENSCO DS-3
Ensco Ocean 1 Company	ENSCO DS-4
ENSCO Intercontinental GmbH	ENSCO DS-5
Pride Global II Ltd.	ENSCO DS-6
ENSCO Intercontinental GmbH	ENSCO DS-7
ENSCO Intercontinental GmbH	ENSCO DS-8
Ensco Maritime Limited	ENSCO 54
P.T. ENSCO Sardia Offshore	ENSCO 67
ENSCO Global GmbH	ENSCO 68
ENSCO Global GmbH	ENSCO 70
ENSCO Global GmbH	ENSCO 71
ENSCO Global GmbH	ENSCO 72
ENSCO Global GmbH	ENSCO 75
ENSCO Offshore International Company	ENSCO 76
ENSCO Offshore U.K. Limited	ENSCO 80
ENSCO Global GmbH	ENSCO 81
ENSCO Global GmbH	ENSCO 82
ENSCO Global GmbH	ENSCO 84
ENSCO Global GmbH	ENSCO 87
ENSCO Offshore International Company	ENSCO 88
ENSCO Offshore U.K. Limited	ENSCO 92
ENSCO Offshore International Company	ENSCO 96
ENSCO Overseas Limited	ENSCO 97
ENSCO Offshore U.K. Limited	ENSCO 100

ENSCO Overseas Limited	ENSCO 101
ENSCO Overseas Limited	ENSCO 102
ENSCO Offshore International Inc.	ENSCO 104
ENSCO (Barbados) Limited	ENSCO 105
P.T. ENSCO Sardia Offshore	ENSCO 106
ENSCO Global GmbH	ENSCO 107
ENSCO Overseas Limited	ENSCO 108
ENSCO Overseas Limited	ENSCO 109
ENSCO Intercontinental GmbH	ENSCO 110
ENSCO Overseas Limited	ENSCO 120
ENSCO Overseas Limited	ENSCO 121
ENSCO Overseas Limited	ENSCO 122
ENSCO Overseas Limited	ENSCO 123
ENSCO Intercontinental GmbH	ENSCO DS-9
ENSCO Intercontinental GmbH	ENSCO DS-10
ENSCO Intercontinental GmbH	ENSCO 140
ENSCO Intercontinental GmbH	ENSCO 141
Alpha Orca Company	Atwood Orca
Alpha Aurora Company	Atwood Aurora
Alpha Osprey Company	Atwood Osprey
Alpha Achiever Company	Atwood Achiever
Alpha Mako Company	Atwood Mako
Alpha Manta Company	Atwood Manta
Atwood Advantage S.a. r.l.	Atwood Advantage
Atwood Beacon S.a. r. l.	Atwood Beacon
Alpha International Drilling Company S.a. r.l.	Atwood Condor
Alpha Archer Company	Atwood Archer
Alpha Admiral Company	Atwood Admiral

SCHEDULE 4.17

RIGS

Owner	Rig Name
Ensco Global IV Ltd.	ENSCO 5004
Dupont Maritime LLC	ENSCO 5005
Ensco Deepwater USA LLC	ENSCO 5006
Ensco Management Corp.	ENSCO 6001
Ensco Management Corp.	ENSCO 6002
ENSCO Global GmbH	ENSCO 8500
ENSCO Worldwide GmbH	ENSCO 8501
ENSCO Worldwide GmbH	ENSCO 8502
ENSCO Worldwide GmbH	ENSCO 8503
ENSCO Global GmbH	ENSCO 8504
ENSCO Worldwide GmbH	ENSCO 8505
ENSCO Worldwide GmbH	ENSCO 8506
ENSCO Intercontinental GmbH	ENSCO DS-3
Ensco Ocean 1 Company	ENSCO DS-4
ENSCO Intercontinental GmbH	ENSCO DS-5
Pride Global II Ltd.	ENSCO DS-6
ENSCO Intercontinental GmbH	ENSCO DS-7
ENSCO Intercontinental GmbH	ENSCO DS-8
Ensco Maritime Limited	ENSCO 54
P.T. ENSCO Sardia Offshore	ENSCO 67
ENSCO Global GmbH	ENSCO 68
ENSCO Global GmbH	ENSCO 70
ENSCO Global GmbH	ENSCO 71
ENSCO Global GmbH	ENSCO 72
ENSCO Global GmbH	ENSCO 75
ENSCO Offshore International Company	ENSCO 76
ENSCO Offshore U.K. Limited	ENSCO 80
ENSCO Global GmbH	ENSCO 81
ENSCO Global GmbH	ENSCO 82
ENSCO Global GmbH	ENSCO 84
ENSCO Global GmbH	ENSCO 87
ENSCO Offshore International Company	ENSCO 88
ENSCO Offshore U.K. Limited	ENSCO 92
ENSCO Offshore International Company	ENSCO 96
ENSCO Overseas Limited	ENSCO 97
ENSCO Offshore U.K. Limited	ENSCO 100
ENSCO Overseas Limited	ENSCO 101
ENSCO Overseas Limited	ENSCO 102
ENSCO Offshore International Inc.	ENSCO 104

ENSCO (Barbados) Limited	ENSCO 105
P.T. ENSCO Sardia Offshore	ENSCO 106
ENSCO Global GmbH	ENSCO 107
ENSCO Overseas Limited	ENSCO 108
ENSCO Overseas Limited	ENSCO 109
ENSCO Intercontinental GmbH	ENSCO 110
ENSCO Overseas Limited	ENSCO 120
ENSCO Overseas Limited	ENSCO 121
ENSCO Overseas Limited	ENSCO 122
ENSCO Overseas Limited	ENSCO 123
ENSCO Intercontinental GmbH	ENSCO DS-9
ENSCO Intercontinental GmbH	ENSCO DS-10
ENSCO Intercontinental GmbH	ENSCO 140
ENSCO Intercontinental GmbH	ENSCO 141
Alpha Orca Company	Atwood Orca
Alpha Aurora Company	Atwood Aurora
Alpha Osprey Company	Atwood Osprey
Alpha Achiever Company	Atwood Achiever
Alpha Mako Company	Atwood Mako
Alpha Manta Company	Atwood Manta
Atwood Advantage S.a. r.l.	Atwood Advantage
Atwood Beacon S.a. r. l.	Atwood Beacon
Alpha International Drilling Company S.a. r.l.	Atwood Condor
Alpha Archer Company	Atwood Archer
Alpha Admiral Company	Atwood Admiral

SCHEDULE 4.20

SUBSIDIARIES

Material Subsidiaries

1.              Atwood Oceanics, Inc.

2.              Atwood Offshore Worldwide Limited

3.              Ensco Global II Ltd.

4.              ENSCO Global Limited

5.              Ensco Endeavors Limited

6.              ENSCO Intercontinental GmbH

7.              Ensco Jersey Finance Limited

8.              ENSCO Universal Limited

9.              ENSCO (Bermuda) Limited

10.       ENSCO Global Investments LP

11.       Ensco Holdco Limited

12.       ENSCO Overseas Limited

13.       ENSCO Worldwide Investments Limited

14.       ENSCO Worldwide GmbH

15.       ENSCO International Incorporated

16.       ENSCO Investments LLC

17.       ENSCO Holding Company

18.       ENSCO Offshore International Company

19.       ENSCO Development Limited

20.       Pride International LLC

Unrestricted Subsidiaries

None.

EXHIBIT A

NOTICE OF BORROWING

[Attached.]

EXHIBIT D

COMPLIANCE CERTIFICATE

[Attached.]